As filed with the Securities and Exchange Commission on October 30, 2009

Registration Nos. 333-162370

and 333-162370-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC	CENTERPOINT ENERGY RESTORATION BOND COMPANY, LLC
(Exact name of Registrant and Sponsor as specified in its charter)	(Exact name of Registrant and Issuing Entity as specified in its charter)

Texas	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

22-3865106	30-0582734
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

1111 Louisiana Houston, Texas 77002 (713) 207-3000	1111 Louisiana Suite 4664B Houston, Texas 77002 (713) 207-7420
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Rufus S. Scott

1111 Louisiana

Houston, Texas 77002

(713) 207-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Margo S. Scholin Timothy S. Taylor Baker Botts L.L.P. 910 Louisiana One Shell Plaza Houston, Texas 77002-4995 (713) 229-1234	Steven R. Loeshelle Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, New York 10019-6092 (212) 259-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☑	(do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement is not complete and may be changed. The system restoration bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated     , 2009.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated                     , 2009)

$

CenterPoint Energy Restoration Bond Company, LLC

Issuing Entity

CenterPoint Energy Houston Electric, LLC

Seller, Initial Servicer and Sponsor

Senior Secured System Restoration Bonds

Tranche	Initial Principal Balance	Interest Rate	Price to Public	Underwriting Discounts and Commissions	Proceeds to the Issuing Entity	Scheduled Final Payment Date	Final Maturity Date

The total price to the public is $            . The total amount of the underwriting discounts and commissions is $            . The total amount of proceeds to the issuing entity after underwriting discounts and commissions and before deduction of expenses (estimated to be approximately $            ) is $            .

Investing in the Senior Secured System Restoration Bonds involves risks. Please read “Risk Factors” beginning on page 12 of the accompanying prospectus.

CenterPoint Energy Restoration Bond Company, LLC is issuing $             of its Senior Secured System Restoration Bonds, referred to herein as the “Bonds,” in multiple tranches. CenterPoint Energy Houston Electric, LLC is the seller, initial servicer and sponsor with regard to the Bonds. The Bonds are senior secured obligations of the issuing entity and will be supported by system restoration property which includes the right to a special, irrevocable nonbypassable charge, known as a system restoration charge, paid by retail electric customers served at distribution voltage in CenterPoint Energy Houston Electric, LLC’s service territory as discussed herein. System restoration property is known as “transition property” in the Public Utility Regulatory Act. The securitization provisions of the Public Utility Regulatory Act mandate and the Public Utility Commission of Texas requires that system restoration charges be adjusted at least annually, and semi-annually as necessary, to ensure the expected recovery of amounts sufficient to timely provide all scheduled payments of principal, interest and other required amounts and charges in connection with the Bonds. Credit enhancement for the Bonds will be provided by such statutory true-up mechanism, as well as by general and capital subaccounts held under the indenture.

The Bonds represent obligations only of the issuing entity, CenterPoint Energy Restoration Bond Company, LLC, and do not represent obligations of the sponsor or any of its affiliates other than the issuing entity. The Bonds are secured only by the assets of the issuing entity, consisting principally of the system restoration property and funds on deposit in the collection account for the Bonds and related subaccounts. Please read “The Bonds—The Collateral,” “—The System Restoration Property” and “Credit Enhancement” in this prospectus supplement. The Bonds are not a debt or obligation of the State of Texas, the Public Utility Commission of Texas or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Texas or any governmental agency or instrumentality.

The Public Utility Commission of Texas guaranteed that it will act pursuant to its irrevocable financing order, dated August 26, 2009, as expressly authorized by the Public Utility Regulatory Act to ensure that expected system restoration charge revenues are sufficient to pay, on a timely basis, scheduled principal and interest on the Bonds. The financing order provides that the true-up mechanism and all other obligations of the State of Texas and the Public Utility Commission of Texas set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the Bonds, and are legally enforceable against the State of Texas and the Public Utility Commission of Texas.

All matters relating to the structuring, marketing and pricing of the Bonds have been considered jointly by CenterPoint Energy Houston Electric, LLC and the Public Utility Commission of Texas or its designated representative.

Additional information is contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus carefully before you decide to invest in the Bonds. This prospectus supplement may not be used to offer or sell the Bonds unless accompanied by the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Bonds through the book-entry facilities of The Depository Trust Company against payment in New York, New York on                     , 2009. Each Bond will be entitled to interest on                      and                      of each year. The first scheduled payment date is                     , 2010. Interest will accrue from                     , 2009 and must be paid by the purchaser if the Bonds are delivered after that date. There currently is no secondary market for the Bonds, and we cannot assure you that one will develop.

Goldman, Sachs & Co.	Citi

Morgan Stanley		RBS
Loop Capital Markets, LLC

The date of this prospectus supplement is                     , 2009.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about us, the Bonds and CenterPoint Energy Houston Electric, LLC (“CenterPoint Houston”), as seller, initial servicer and sponsor. This prospectus supplement describes the specific terms of the Bonds, while the accompanying prospectus describes more general terms of the Bonds.

References in this prospectus supplement and the accompanying prospectus to the terms “we,” “us,” “our” or “the issuing entity” mean CenterPoint Energy Restoration Bond Company, LLC. References to “CenterPoint Houston,” “the sponsor,” “the initial servicer” or “the seller” mean CenterPoint Energy Houston Electric, LLC. References to “CenterPoint Energy” mean CenterPoint Energy, Inc., the ultimate parent company of CenterPoint Houston. References to the “Bonds” or, unless the context otherwise requires, the “system restoration bonds” mean the system restoration bonds offered pursuant to this prospectus supplement and the accompanying prospectus. References to the “bondholders” or the “holders” refer to the registered holders of the system restoration bonds. References to “the servicer” refer to CenterPoint Houston and any successor servicer under the servicing agreement referred to in this prospectus supplement and the accompanying prospectus. References to the “Public Utility Regulatory Act” refer to the Texas Public Utility Regulatory Act, as codified in Title II of the Texas Utilities Code. References to the “Restructuring Amendments” refer to the 1999 utility restructuring amendments to the Public Utility Regulatory Act, as subsequently amended. In April 2009, the Texas Legislature amended the Public Utility Regulatory Act with the addition of Chapter 36 Subchapter I to provide for recovery of system restoration costs incurred by electric utilities as a result of hurricanes, tropical storms, ice or snow storms, floods and other weather-related events and natural disasters. We refer to this legislation as the “System Restoration Amendments.” The provisions of the Public Utility Regulatory Act as amended by the provisions of the Restructuring Amendments relating to securitization in Chapter 39 Subchapter G of the Public Utility Regulatory Act are further amended and supplemented by the System Restoration Amendments. Taken together, the System Restoration Amendments and the securitization provisions of the Restructuring Amendments are referred to as the “securitization provisions of the Public Utility Regulatory Act.” We refer to the geographical certificated service area of CenterPoint Houston as it existed on August 26, 2009 as “CenterPoint Houston’s service territory,” within which CenterPoint Houston may recover qualified costs through nonbypassable system restoration charges assessed on retail electric customers served at distribution voltage within that area. Unless the context otherwise requires, the term “customer” means a retail end user of electricity and related services provided by a retail electric provider via the distribution system of an electric utility such as CenterPoint Houston. We also refer to the Public Utility Commission of Texas as the “PUCT.” You can find a glossary of some of the other defined terms we use in this prospectus supplement and the accompanying prospectus on page 100 of the accompanying prospectus.

We have included cross-references to sections in this prospectus supplement and the accompanying prospectus where you can find further related discussions. You can also find references to key topics in the table of contents on the previous page.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any written communication from us or the underwriters specifying the final terms of the offering. Neither we nor any underwriter, agent, dealer, salesperson, the PUCT or CenterPoint Houston has authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the Bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement is current only as of the date of this prospectus supplement.

SUMMARY OF TERMS

The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the Bonds, carefully read this entire document and the accompanying prospectus.

Securities offered:	$ Senior Secured System Restoration Bonds.

Issuing entity and capital structure:	CenterPoint Energy Restoration Bond Company, LLC is a direct, wholly-owned subsidiary of CenterPoint Houston and a limited liability company formed under Delaware law. We were formed solely to purchase and own system restoration property, to issue system restoration bonds and to perform activities incidental thereto. Please read “CenterPoint Energy Restoration Bond Company, LLC, The Issuing Entity” in the accompanying prospectus.

In addition to the system restoration property, the assets of the issuing entity will include a capital investment by CenterPoint Houston in the amount of 0.5% of the Bonds’ initial principal amount (to be held in the capital subaccount). We will also have an excess funds subaccount to retain, until the next payment date, any amounts collected and remaining after all payments on the Bonds have been timely made.

Our relationship with the PUCT:	Pursuant to the financing order,

•     the PUCT or its designated representative has a decision-making role co-equal with CenterPoint Houston with respect to the structuring, marketing and pricing of the Bonds and all matters related to the structuring, marketing and pricing of the Bonds will be determined through a joint decision of CenterPoint Houston and the PUCT or its designated representative,

•     CenterPoint Houston is directed to take all necessary steps to ensure that the PUCT or its designated representative is provided sufficient and timely information to allow the PUCT or its designated representative to fully participate in, and exercise its decision-making power over, the proposed securitization, and

• the servicer will file periodic adjustments to system restoration charges with the PUCT on our behalf.

We have agreed that certain reports will be submitted to the PUCT by us or on our behalf.

Our address:	1111 Louisiana, Suite 4664B, Houston, Texas 77002

Our telephone number:	(713) 207-7420

Our manager and executive officers:	The following is a list of our sole manager and principal executive officers as of the date of this prospectus supplement:

	Name	Age	Background

	Marc Kilbride	57	Manager, Vice President and Treasurer of the issuing entity; Vice President and Treasurer of CenterPoint Houston since June 2002 and Treasurer since 1997.

	Gary L. Whitlock	60	President of the issuing entity; Executive Vice President and Chief Financial Officer of CenterPoint Energy, Inc. since September 2002.

	Walter L. Fitzgerald	52	Senior Vice President and Chief Accounting Officer of the issuing entity; Vice President and Controller of CenterPoint Energy, Inc. since 2001 and Senior Vice President and Chief Accounting Officer since 2007.

Required ratings:	Aaa/AAA/AAA by Moody’s, S&P and Fitch, respectively. Please read “Ratings for the Bonds” in this prospectus supplement.

Seller, sponsor and initial servicer of the system restoration property:	CenterPoint Houston is a regulated electric transmission and distribution utility wholly-owned indirectly by CenterPoint Energy. CenterPoint Houston is engaged in the transmission and distribution of electric energy in a 5,000 square-mile area of the Texas Gulf Coast that includes Houston. CenterPoint Houston, acting as the initial servicer, and any successor servicer, referred to in this prospectus supplement and the accompanying prospectus as the “servicer,” will service the system restoration property securing the Bonds under the servicing agreement with us. Please read “The Seller, Initial Servicer and Sponsor of the System Restoration Property” in the accompanying prospectus. Neither CenterPoint Houston nor CenterPoint Energy nor any other affiliate (other than us) is an obligor on the Bonds.

CenterPoint Houston’s address:	1111 Louisiana, Houston, Texas 77002

CenterPoint Houston’s telephone number:	(713) 207-3000

Use of proceeds:	Used to pay the expenses of the issuance and sale of the Bonds and to purchase the system restoration property from CenterPoint Houston. We may not use such proceeds for general corporate purposes. In accordance with the financing order, CenterPoint Houston will use the proceeds it receives from the sale of the system restoration property to reduce its recoverable distribution-related system restoration costs. Please read “Use of Proceeds” in the accompanying prospectus.

Bond structure:	Sinking fund bond, two tranches; tranches A-1, expected average life years, scheduled final payment date of , and final maturity date of , and A-2, expected average life years, scheduled final payment date of , and final maturity date of , are scheduled to pay principal semi-annually and sequentially. Please read the Expected Amortization Schedule in “The Bonds—The Principal Payments” in this prospectus supplement.

Trustee:	Deutsche Bank Trust Company Americas, a New York banking corporation.

Trustee’s experience:	Deutsche Bank Trust Company Americas currently serves as trustee for other securitizations that are structurally similar to the Bonds. Please read “The Trustee” in this prospectus supplement for further information.

Average life:	Prepayment is not permitted. Extension risk is possible but is expected to be statistically remote. Please read “The Bonds—Weighted Average Life Sensitivity” in this prospectus supplement and “Weighted Average Life and Yield Considerations for the Bonds” in the accompanying prospectus.

Optional redemption:	None. Non-call for the life of the Bonds.

Minimum denomination:	$100,000, or integral multiples of $1,000 in excess thereof, except for one bond of each tranche which may be of a smaller denomination.

Credit enhancement/security:	Pursuant to the financing order issued by the PUCT, the irrevocable right to impose, collect and receive a nonbypassable electricity consumption-based system restoration charge from retail electric providers serving over 2 million individuals, corporations and other business or governmental entities who purchase electricity at distribution voltage in CenterPoint Houston’s service territory. System restoration charges are set and adjusted to collect amounts sufficient to pay principal, interest and other required amounts and charges on a timely basis. Please read “Credit Enhancement—Statutory True-Up Mechanism for Payment of Scheduled Principal and Interest” in this prospectus supplement, as well as “Prospectus Summary—Parties to Transaction and Responsibilities,” “The System Restoration Amendments” and “CenterPoint Houston’s Financing Order” in the accompanying prospectus.

The system restoration property securing the Bonds is not a pool of receivables. It consists of all of CenterPoint Houston’s rights and interests under the financing order transferred to us in connection with the issuance of the Bonds, including the irrevocable right to impose, collect and receive nonbypassable system restoration charges and the right to implement the statutory true-up mechanism. System restoration property is a present property right created by the Public Utility Regulatory Act and the financing order and is protected by the state pledge in the Public Utility Regulatory Act described below. For a description of the system restoration property, please read “The Bonds—The System Restoration Property” in this prospectus supplement.

The Bonds are secured only by our assets, consisting principally of the system restoration property relating to the Bonds and funds on deposit in the collection account for the Bonds and related subaccounts. The subaccounts consist of a capital subaccount, which will be funded at closing in the amount of 0.5% of the initial aggregate principal amount of the Bonds, a general subaccount, into which the servicer will deposit all system restoration charge collections, and an excess funds subaccount, into which we will transfer any amounts collected and remaining on a payment date after all payments to bondholders and other parties have been made. Amounts on deposit in each of these subaccounts will be available to make payments on Bonds on each payment date. Please read “Credit Enhancement—Collection Account and Subaccounts” and “Credit Enhancement—How Funds in the Collection Account Will Be Allocated” in this prospectus supplement.

State pledge:	The State of Texas has pledged in the Public Utility Regulatory Act that it will not take or permit any action that would impair the value of the system restoration property, or reduce, alter or impair the system restoration charges until the Bonds are fully repaid or discharged, other than specified true-up adjustments to correct any overcollections or undercollections. Please read “The System Restoration Amendments—CenterPoint Houston and Other Utilities May Securitize Qualified Costs” in the accompanying prospectus.

Statutory true-up mechanism for payment of scheduled principal and interest:	The Public Utility Regulatory Act mandates and the irrevocable financing order guarantees that system restoration charges on all retail electric customers served at distribution voltage be reviewed and adjusted at least annually, and semi-annually as necessary, to ensure the expected recovery of amounts sufficient to timely provide payment of scheduled principal and interest on the Bonds. Pursuant to the financing order, adjustments other than the annual adjustments may be made generally not more than once in any six-month period. In the financing order, the PUCT guaranteed that it will act pursuant to the financing order as expressly authorized by the Public Utility Regulatory Act to ensure that expected system restoration charge revenues are sufficient to timely pay scheduled principal and interest on the Bonds.

There is no “cap” on the level of system restoration charges that may be imposed on the retail consumers of electricity in CenterPoint Houston’s service territory to timely pay scheduled principal and interest on the Bonds.

The financing order provides that the statutory true-up mechanism and all other obligations of the State of Texas and the PUCT set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the Bonds, and are legally enforceable against the State of Texas and the PUCT. Please read “The System Restoration Charges” in this prospectus supplement and “CenterPoint Houston’s Financing Order” and “The Servicing Agreement—Adjustment Process for System Restoration Charges” in the accompanying prospectus.

Nonbypassable system restoration charges:	The Public Utility Regulatory Act and the PUCT require the imposition on, and collection of system restoration charges from, existing and future retail electric customers served at distribution voltage located within CenterPoint Houston’s service territory, regardless of the retail electric provider serving those customers, and even if those customers choose to operate new on-site generation or CenterPoint Houston goes out of business, its service area is acquired by another utility or its services are municipalized, subject to limited exceptions. Please read “Risk Factors—Other Risks Associated with an Investment in the Bonds—Alternatives to purchasing electricity through CenterPoint Houston’s distribution facilities may be more widely utilized by retail electric customers in the future” in the accompanying prospectus. The system restoration charges are applied to retail electric customers individually and are adjusted and reallocated among all customers as necessary under the statutory true-up mechanism. Please read “The System Restoration Charges” in this prospectus supplement and “CenterPoint Houston’s Financing Order” and “The Servicing Agreement—Adjustment Process for System Restoration Charges” in the accompanying prospectus.

Priority of distributions:	On each payment date, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for the Bonds in the following order of priority in accordance with instructions provided by the servicer:

1. payment of the trustee’s fees, expenses and any outstanding indemnity amounts relating to the Bonds not to exceed $ in any 12-month period,

2. payment of the servicing fee relating to the Bonds, plus any unpaid servicing fees relating to the Bonds from prior payment dates,

3. payment of the fees of our independent manager (which are billed annually), which will be in an amount specified in an agreement between us and our independent manager, and a pro rata portion of the administration fee,

4. payment of all of our other ordinary periodic operating expenses relating to the Bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and of the servicer under the servicing agreement,

5. payment of the interest then due on the Bonds, including any past-due interest,

6. payment of the principal then required to be paid on the Bonds at final maturity or upon acceleration upon an event of default,

7. payment of the principal then scheduled to be paid on the Bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal,

8. payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents relating to the Bonds, including all remaining indemnity amounts owed to the trustee,

9. replenishment of any amounts drawn from the capital subaccount, including investment earnings in the capital subaccount to the extent used for allocations and payments contemplated by clauses 1 through 8,

10. provided that no event of default has occurred and is continuing and that CenterPoint Houston is legally required to make a contribution to the capital subaccount greater than 0.5% of the initial outstanding principal balance of the Bonds, release to us an amount calculated at 11.075% per annum on the amount contributed to the capital subaccount in excess of 0.5% of the initial outstanding principal balance of the Bonds,

11. provided that no event of default has occurred and is continuing, release the investment earnings relating to the initial contribution into the capital subaccount to us,

12. allocation of the remainder, if any, to the excess funds subaccount, and

13. after the Bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The annual servicing fee in clause 2 may not exceed 0.05% of the original principal amount of the Bonds (for so long as CenterPoint Houston is the servicer) and the annual administration fee in clause 3 may not exceed $100,000, plus expenses.

Initial system restoration charge as a percentage of customer’s total electricity bill:	The initial system restoration charge would represent approximately % of the total bill received by a 1,000 kWh residential customer of the largest retail electric provider in CenterPoint Houston’s service territory as of June 30, 2009. When combined with the transition charges related to the prior transition bonds, the cumulative charges would represent approximately % of the total bill.

Transition Bonds being serviced by CenterPoint Houston:	CenterPoint Houston will be the initial servicer of the Bonds. CenterPoint Houston currently acts as servicer with respect to the Series 2001-1 Transition Bonds issued by CenterPoint Energy Transition Bond Company, LLC, which we refer to in this prospectus supplement and the accompanying prospectus as “Transition Bond Company I,” with respect to the Senior Secured Transition Bonds, Series A issued by CenterPoint Energy Transition Bond Company II, LLC, which we refer to in this prospectus supplement and the accompanying prospectus as “Transition Bond Company II” and with respect to the 2008 Senior Secured Transition Bonds issued by CenterPoint Energy Transition Bond Company III, LLC, which we refer to in this prospectus supplement and the accompanying prospectus as “Transition Bond Company III”. Please read “Relationship to the Series 2001-1 Transition Bonds,” “Relationship to the Senior Secured Transition Bonds, Series A” and “Relationship to the 2008 Senior Secured Transition Bonds” in this Summary of Terms.

Relationship to the Series 2001-1 Transition Bonds:	In October 2001, Transition Bond Company I, a special purpose wholly owned subsidiary of CenterPoint Houston, issued and sold $749 million of Series 2001-1 Transition Bonds in accordance with a financing order issued by the PUCT on May 31, 2000. CenterPoint Houston currently acts as servicer with respect to the Series 2001-1 Transition Bonds. Transition Bond Company I will have no obligations under the Bonds, and we have no obligations under the Series 2001-1 Transition Bonds. The security pledged to secure the Bonds will be separate from the security that is securing the Series 2001-1 Transition Bonds. The outstanding Series 2001-1 Transition Bonds are currently rated Aaa/AAA/AAA by Moody’s, S&P and Fitch, respectively. Please read “Relationship to the Series 2001-1 Transition Bonds” in the accompanying prospectus.

Relationship to the Senior Secured Transition Bonds, Series A:	In December 2005, Transition Bond Company II, a special purpose wholly owned subsidiary of CenterPoint Houston, issued and sold $1.851 billion of Senior Secured Transition Bonds, Series A, in accordance with a financing order issued by the PUCT on March 16, 2005. CenterPoint Houston currently acts as servicer with respect to the Senior Secured Transition Bonds, Series A. Transition Bond Company II will have no obligations under the Bonds, and we have no obligations under Transition Bond Company II’s Senior Secured Transition Bonds, Series A. The security pledged to secure the Bonds will be separate from the security that is securing the Senior Secured Transition Bonds, Series A. The outstanding Senior Secured Transition Bonds, Series A are currently rated Aaa/AAA/AAA by Moody’s, S&P and Fitch, respectively. Please read “Relationship to the Senior Secured Transition Bonds, Series A” in the accompanying prospectus.

Relationship to the 2008 Senior Secured Transition Bonds:	In February 2008, Transition Bond Company III, a special purpose wholly owned subsidiary of CenterPoint Houston, issued and sold $488.5 million of 2008 Senior Secured Transition Bonds in accordance with a financing order issued by the PUCT on September 18, 2007. CenterPoint Houston currently acts as servicer with respect to the 2008 Senior Secured Transition Bonds. Transition Bond Company III will have no obligations under the Bonds, and we have no obligations under Transition Bond Company III’s 2008 Senior Secured Transition Bonds. The security pledged to secure the Bonds will be separate from the security that is securing the 2008 Senior Secured Transition Bonds. The outstanding 2008 Senior Secured Transition Bonds are currently rated Aaa/AAA/AAA by Moody’s, S&P and Fitch, respectively. Please read “Relationship to the 2008 Senior Secured Transition Bonds” in the accompanying prospectus.

Continuing disclosure:	The indenture under which the Bonds will be issued requires all of the periodic reports that we file with the SEC, the principal transaction documents and other information concerning the system restoration charges and security relating to the Bonds to be posted on the website associated with our parent company, located at www.centerpointenergy.com.

Tax treatment:	The Bonds will be treated as debt for U.S. federal income and estate tax purposes. Please read “Material U.S. Federal Tax Consequences for the Bondholders” in the accompanying prospectus.

ERISA eligible:	Yes; please read “ERISA Considerations” in the accompanying prospectus.

Legal Defeasance and Covenant Defeasance Options:	We may by making certain deposits in trust and meeting specified conditions, at any time, terminate all of our obligations under the indenture with respect to the bonds or our obligations to comply with some of the covenants in the indenture, including some of the covenants described under “The Bonds—Our Covenants” in the accompanying prospectus. Please read “Our Legal Defeasance and Covenant Defeasance Options” in the accompanying prospectus.

Payment dates and interest accrual:	Interest payable semi-annually, and . Interest will be calculated on a 30/360 basis. The first scheduled interest and principal payment date is , 2010. If any interest payment date is not a business day, payments scheduled to be made on such date may be made on the next succeeding business day and no interest shall accrue upon such payment during the intervening period.

Interest is due on each payment date and principal is due upon the final maturity date for each tranche.

Events of Default:	The failure to pay principal of any tranche of Bonds by the final maturity date for that tranche is an event of default under the indenture, but the failure to pay principal of any tranche of Bonds by the respective scheduled final payment date will not be an event of default under the indenture. Please read “The Bonds—Payments of Interest and Principal on the Bonds” and “—What Constitutes an Event of Default on the Bonds” in the accompanying prospectus.

Expected settlement:	, 2009, settling flat. DTC, Clearstream and Euroclear.

Risk factors:	You should consider carefully the risk factors beginning on page 12 of the accompanying prospectus before you invest in the Bonds.

THE BONDS

We will issue the Bonds and secure their payment under an indenture that we will enter into with Deutsche Bank Trust Company Americas, as trustee, referred to in this prospectus supplement and the accompanying prospectus as the “trustee.” We will issue the Bonds in minimum denominations of $100,000, or in integral multiples of $1,000 in excess thereof, except that we may issue one Bond in each tranche in a smaller denomination. The expected average life in years, initial principal balance, scheduled final payment date, final maturity date and interest rate for each tranche of the Bonds are stated in the table below.

Tranche	Expected Weighted Average Life (Years)	Initial Principal Balance	Scheduled Final Payment Date	Final Maturity Date	Interest Rate

The scheduled final payment date for each tranche of the Bonds is the date when the outstanding principal balance of that tranche will be reduced to zero if we make payments according to the expected sinking fund schedule for that tranche. The final maturity date for each tranche of the Bonds is the date when we are required to pay the entire remaining unpaid principal balance, if any, of all outstanding Bonds of that tranche. The failure to pay principal of any tranche of Bonds by the final maturity date for that tranche is an event of default under the indenture, but the failure to pay principal of any tranche of Bonds by the respective scheduled final payment date will not be an event of default under the indenture. Please read “The Bonds—Payments of Interest and Principal on the Bonds” and “—What Constitutes an Event of Default on the Bonds” in the accompanying prospectus.

The Collateral

The Bonds will be secured under the indenture by the indenture’s trust estate. The principal asset of the indenture’s trust estate for the Bonds is the system restoration property relating to the Bonds, which is a present property right created under the securitization provisions of the Public Utility Regulatory Act by the financing order issued by the PUCT on August 26, 2009, referred to in this prospectus supplement as the “financing order.” The indenture’s trust estate also consists of:

•

our rights under the sale agreement pursuant to which we will acquire the system restoration property relating to the Bonds, under the administration agreement and under the bill of sale delivered by CenterPoint Houston pursuant to the sale agreement,

•	our rights under the financing order, including the statutory true-up mechanism;

•	our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

•	the collection account and all subaccounts of the collection account,

•

our rights in all deposits, guarantees, surety bonds, letters of credit and other forms of credit support provided by or on behalf of retail electric providers pursuant to the financing order or a tariff,

•	all of our other property, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

The System Restoration Property

In general terms, the portion of all of the rights and interests of CenterPoint Houston that relate to the Bonds under the financing order, upon transfer to us pursuant to the sale agreement, are referred to in this prospectus supplement as the “system restoration property.” System restoration property is known as “transition property” in the Public Utility Regulatory

Act. The system restoration property includes the right to impose, collect and receive, through the applicable system restoration charges payable by retail electric customers served at distribution voltage, including, the State of Texas and other governmental entities, within CenterPoint Houston’s service territory that, subject to certain limitations specified in the Public Utility Regulatory Act, consume electricity that is delivered through CenterPoint Houston’s distribution system or produced by new on-site generation, an amount sufficient to pay principal and interest and other required amounts and charges in connection with the Bonds. During the twelve months ended June 30, 2009, approximately 42% of CenterPoint Houston’s total deliveries at distribution voltage were to residential customers, approximately 37% were to commercial customers, approximately 21% were to small industrial customers and less than 1% were to other customers. Retail electric customers that are served at transmission voltage, which include large industrial customers, are not required to pay system restoration charges. Customers served at transmission voltages accounted for approximately 4% of CenterPoint Houston’s base revenues and approximately 22% of CenterPoint Houston’s KWh sales during the twelve months ended June 30, 2009.

We will purchase the system restoration property from CenterPoint Houston. The system restoration property is not a receivable, and the principal collateral securing the Bonds is not a pool of receivables. System restoration charges authorized in the financing order that relate to the Bonds are irrevocable and not subject to reduction, impairment, or adjustment by further action of the PUCT, except for annual and interim true-up adjustments to correct overcollections or undercollections and to provide the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the Bonds. Please read “Credit Enhancement—Statutory True-Up Mechanism for Payment of Scheduled Principal and Interest” in this prospectus supplement. All revenues and collections resulting from system restoration charges provided for in the financing order that relate to the Bonds are part of the system restoration property. CenterPoint Houston’s qualified costs authorized in the financing order approving the issuance of the Bonds include:

•

(1) the system restoration cost amount related to distribution operations approved by the PUCT ($643 million as of September 1, 2009), plus (2) carrying charges through the date costs are securitized, minus (3) all insurance proceeds, government grants, or other sources of funding that compensate CenterPoint Houston for the distribution-related system restoration costs approved by the PUCT (together, the “Securitizable Balance”), which is expected to be approximately $             million as of                     , 2009,

•	the costs of issuing, supporting and servicing the Bonds, subject to certain caps,

•	the cost of the PUCT’s financial advisor and any additional costs incurred by CenterPoint Houston to comply with the requests and recommendations of the PUCT’s financial advisor, and

•

any transaction costs of retiring and refunding CenterPoint Houston’s existing debt and equity securities in connection with the issuance of the Bonds (excluding costs of retiring or refunding debt or equity securities held by an affiliate of CenterPoint Houston), subject to certain caps.

The system restoration property relating to the Bonds is described in more detail under “The Sale Agreement—CenterPoint Houston’s Sale and Assignment of the System Restoration Property” in the accompanying prospectus.

The servicer will bill and collect system restoration charges allocable to the Bonds from “retail electric providers,” which are entities certified under Texas law that provide electricity and related services to retail electric customers within CenterPoint Houston’s service territory. The retail electric providers will bill and collect the system restoration charges from retail electric customers served at distribution voltage in CenterPoint Houston’s service territory, and will remit the system restoration charges to the servicer. Each retail electric provider will include the system restoration charges in its bill to its retail electric customers but is not required to show the system restoration charges as a separate line item or footnote. However, each retail electric provider will be required to provide annual written notice to its customers that system restoration charges have been included in the customers’ bills.

Each retail electric provider will be required to pay the system restoration charges on or before the 35th day after it receives the bill from the servicer, less an agreed allowance for expected uncollectible amounts, whether or not the retail electric provider has collected all amounts owed to it by its retail electric customers. Prior to the date on which the retail electric provider remits the system restoration charges to the servicer, the system restoration charges may be commingled with the retail electric provider’s other funds. Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings or Defaults of Retail Electric Providers,” “Retail Electric Providers” and “How a Bankruptcy May Affect Your Investment—Bankruptcy of a Retail Electric Provider” in the accompanying prospectus.

The servicer will have only limited rights to collect the system restoration charges directly from retail electric customers if a retail electric provider does not remit such payments to the servicer but will have certain rights against the retail electric provider. Please read “Retail Electric Providers” in the accompanying prospectus. For information on how electric service to retail electric customers may be terminated, please read “Risk Factors—Servicing Risks—Limits on rights to terminate service might make it more difficult to collect the system restoration charges” in the accompanying prospectus.

Under the Public Utility Regulatory Act and the indenture, the trustee or the holders of the Bonds have the right to foreclose or otherwise enforce a lien on the system restoration property. However, in the event of foreclosure, there is likely to be a limited market, if any, for the system restoration property. Therefore, foreclosure might not be a realistic or practical remedy. Please read “Risk Factors—Risks Associated with the Unusual Nature of the System Restoration Property—Foreclosure of the trustee’s lien on the system restoration property securing the bonds might not be practical, and acceleration of the bonds before maturity might have little practical effect” in the accompanying prospectus.

The Financing Order

On August 26, 2009, the PUCT issued the financing order relating to the Bonds to CenterPoint Houston. The financing order became final and non-appealable on September 10, 2009. The financing order authorizes CenterPoint Houston to cause us to issue system restoration bonds in one or more series in an aggregate amount not to exceed the Securitizable Balance as of the date the Bonds are issued and up-front qualified costs, subject to certain caps, as set forth in the financing order. The financing order also authorizes system restoration charges in amounts sufficient to recover the principal and interest on the Bonds plus ongoing qualified costs. Our ability to recover servicing fees and administration agreement costs through system restoration charges is subject to caps imposed by the financing order. The PUCT guaranteed that it will take specific actions pursuant to the irrevocable financing order as expressly authorized by the Public Utility Regulatory Act to ensure that expected system restoration charge revenues are sufficient to timely pay scheduled principal and interest on the Bonds. The financing order provides that the true-up mechanism and all other obligations of the State of Texas and the PUCT set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the Bonds, and are legally enforceable against the State of Texas and the PUCT. Please read “CenterPoint Houston’s Financing Order” in the accompanying prospectus.

Payment and Record Dates and Payment Sources

Beginning                     , 2010, we will make payments of interest on the Bonds semi-annually on          and          of each year, or, if that day is not a business day, the following business day (each, a “payment date”). So long as the Bonds are in book-entry form, on each payment date, we will make interest and principal payments to the persons who are the holders of record as of the business day immediately prior to that payment date, which is referred to as the “record date.” If we issue certificated bonds to beneficial owners of the Bonds as described in “The Bonds—Definitive Certificated Bonds” in the accompanying prospectus, the record date will be the last business day of the calendar month immediately preceding the payment date. On each payment date, we will pay amounts on outstanding Bonds from amounts available in the collection account and the related subaccounts held by the trustee in the priority set forth under “Credit Enhancement—How Funds in the Collection Account Will Be Allocated” in this prospectus supplement. These available amounts, which will include amounts collected by the servicer for us with respect to the system restoration charges, are described in greater detail under “The Bonds—The Collection Account for the Bonds” in the accompanying prospectus.

Principal Payments

On each payment date, we will pay principal of the Bonds to the bondholders equal to the sum, without duplication, of:

•	the principal amount scheduled to be paid on that payment date,

•	the unpaid principal amount due on the final maturity date, if such payment date is the final maturity date,

•	the unpaid principal amount upon acceleration following an event of default, and

•	any unpaid and previously scheduled payments of principal and overdue payments of principal,

but only to the extent funds are available in the collection account (including all applicable subaccounts) after payment of certain of our fees and expenses and after payment of interest as described below under “—Interest Payments.” To the extent funds are so available, we will make scheduled payments of principal of the Bonds in the following order:

1. to the holders of the tranche A-1 Bonds, until the principal balance of that tranche has been reduced to zero, and

2. to the holders of the tranche A-2 Bonds, until the principal balance of that tranche has been reduced to zero.

However, we will not pay principal of any tranche of Bonds on any payment date if making the payment would reduce the principal balance of that tranche to an amount lower than the amount specified in the expected amortization schedule below for that tranche on that payment date. Any excess funds remaining in the collection account after payment of principal, interest, applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the excess funds subaccount until applied on a subsequent payment date. The entire unpaid principal balance of each tranche of the Bonds will be due and payable on the final maturity date for the tranche.

If an event of default under the indenture has occurred and is continuing, the trustee or the holders of a majority in principal amount of the Bonds then outstanding may declare the unpaid principal balance of the Bonds, together with accrued interest thereon, to be due and payable. However, the nature of our business will result in payment of principal upon an acceleration of the Bonds being made as funds become available. Please read “Risk Factors—Risks Associated With the Unusual Nature of the System Restoration Property—Foreclosure of the trustee’s lien on the system restoration property securing the bonds might not be practical, and acceleration of the bonds before maturity might have little practical effect” and “—You may experience material payment delays or incur a loss on your investment in the bonds because the source of funds for payment is limited” in the accompanying prospectus. If there is a shortfall in the amounts available to make principal payments on the Bonds that are due and payable, including upon an acceleration following an event of default under the indenture, the trustee will distribute principal from the collection account pro rata to each tranche of the Bonds based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on the Bonds that are scheduled to be paid, the trustee will distribute principal from the collection account pro rata to each tranche of the Bonds based on the principal amount then scheduled to be paid on the payment date.

The expected amortization schedule below sets forth the principal balance that is scheduled to remain outstanding on each payment date for each tranche of the Bonds from the issuance date to the scheduled final payment date. Similarly, the expected sinking fund schedule below sets forth the corresponding principal payment that is scheduled to be made on each payment date for each tranche of the Bonds from the issuance date to the scheduled final payment date. In establishing these schedules, we have made the assumptions specified in the bullet points under the weighted average life sensitivity table below under “—Weighted Average Life Sensitivity,” among other assumptions.

Expected Amortization Schedule

Outstanding Principal Balance Per Tranche

Payment Date	Tranche A-1 Balance	Tranche A-2 Balance
Initial Principal Balance

On each payment date, the trustee will make principal payments to the extent the principal balance of each tranche of the Bonds exceeds the amount indicated for that payment date in the table above and to the extent of funds available in the collection account after payment of certain of our fees and expenses and after payment of interest. If sufficient funds are available on each payment date, principal payments will be in the amounts indicated for each payment date in the expected sinking fund schedule below.

Expected Sinking Fund Schedule

Payment Date	Tranche A-1	Tranche A-2

Total Payments

We cannot assure you that principal payments will be made or that the principal balance of any tranche of the Bonds will be reduced at the rates indicated in the schedules above. Principal payments and the actual reduction in tranche principal balances may occur more slowly. Principal payments and the actual reduction in tranche principal balances will not occur more quickly than indicated in the above schedules, except to the extent that the total outstanding principal balance of and interest accrued on the Bonds are accelerated upon an event of default under the indenture. The Bonds will not be in default if principal is not paid as specified in the schedules above unless the principal of any tranche is not paid in full on or before the final maturity date of that tranche.

Weighted Average Life Sensitivity

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments on each tranche of Bonds, the aggregate amount of each interest payment on each tranche of Bonds and the actual final payment date of each tranche of Bonds will depend primarily on the timing of the servicer’s receipt of system restoration charges from retail electric providers. Please read “Weighted Average Life and Yield Considerations for the Bonds” in the accompanying prospectus for further information. Changes in the expected weighted average lives of the tranches of the Bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecast levels are shown below. Severe stress cases on electricity consumption result in minor changes (approximately two (2) weeks), if any, in the weighted average lives of each tranche.

Weighted Average Life Sensitivity

Tranche	Expected Weighted Avg. Life (“WAL”) (yrs)	WAL
		- % ( Standard Deviations from Mean)		- % ( Standard Deviations from Mean)
		WAL (yrs)	Change (days)	WAL (yrs)	Change (days)
A-1
A-2

For the purposes of preparing the above table, we have assumed, among other things, that:

•

the forecast error stays constant over the life of the Bonds and is equal to an overestimate of electricity consumption for all customer classes served at distribution voltage of     % (     standard deviations from mean) or     % (     standard deviations from mean) as stated in the chart above;

•	the servicer makes timely and accurate filings to true-up the system restoration charges;

•	retail electric providers remit all system restoration charges 35 days after such charges are billed;

•	there is no acceleration of the final maturity date of the Bonds; and

•	a permanent loss of all customers has not occurred.

There can be no assurance that the weighted average lives of the various tranches of the Bonds will be as shown in the above table.

Fees and Expenses

As set forth in the table below, we are obligated to pay fees to the servicer, the trustee, our independent manager and CenterPoint Houston as administrator. The following table illustrates this arrangement.

Recipient	Source of Payment	Fees and Expenses Payable
Servicer	System restoration charge collections and investment earnings.	0.05% of initial principal amount of the Bonds issued per annum, as long as CenterPoint Houston or an affiliate is the servicer

Trustee	System restoration charge collections and investment earnings.	$2,500 per annum, plus expenses

Independent manager	System restoration charge collections and investment earnings.	$3,500 per annum, plus expenses

Administrator	System restoration charge collections and investment earnings.	$100,000 per annum, plus expenses

Other operating expenses (accounting, rating agency, legal fees, etc.)	System restoration charge collections and investment earnings.	$ per annum (estimated)

In accordance with the terms of the financing order and subject to the approval of the trustee, the PUCT will permit a successor servicer to CenterPoint Houston to recover a higher servicer fee if CenterPoint Houston ceases to serve as the servicer and service the system restoration property. The annual servicing fee payable to any other servicer not affiliated with CenterPoint Houston shall not at any time exceed 0.6% of the original principal amount of the Bonds unless such higher rate is approved by the PUCT.

Distribution Following Acceleration

Upon an acceleration of the maturity of the Bonds, the total outstanding principal balance of and interest accrued on the Bonds will be payable without priority of interest over principal or principal over interest and without regard to tranche. Although principal will be due and payable upon acceleration, the nature of our business will result in principal being paid as funds become available. Please read “Risk Factors—Risks Associated with the Unusual Nature of the System Restoration Property—Foreclosure of the trustee’s lien on the system restoration property securing the bonds might not be practical, and acceleration of the bonds before maturity might have little practical effect” and “—You may experience material payment delays or incur a loss on your investment in the bonds because the source of funds for payment is limited” in the accompanying prospectus. Please read “The System Restoration Amendments—CenterPoint Houston and Other Utilities May Securitize Qualified Costs—The State Pledge” and “—Constitutional Matters” in the accompanying prospectus.

Interest Payments

Holders of Bonds will receive interest at the rate for the tranche of Bonds such holder owns as set forth in the table on the cover of this prospectus supplement and on page S-9.

Interest on each tranche of Bonds will accrue from and including the date of issuance to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the Bonds have been paid in full, at the interest rate indicated in the table on page S-9. Each of those periods is referred to as an “interest accrual period.” On each payment date, we will pay interest on each tranche of the Bonds equal to the following amounts:

•	any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and

•

accrued interest on the principal balance of each tranche of the Bonds as of the close of business on the preceding payment date, or the date of the original issuance of the Bonds in the case of the first interest accrual period, after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on the Bonds before we pay principal on the Bonds. Please read “The Bonds—Payments of Interest and Principal on the Bonds” in the accompanying prospectus. If there is a shortfall in the amounts available in the collection account to make interest payments on the Bonds, the trustee will distribute interest pro rata to each tranche of Bonds based on the amount of interest payable on each such outstanding tranche. Please read “Credit Enhancement—Collection Account and Subaccounts” in this prospectus supplement. We will calculate interest on tranches of the Bonds on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

We may not voluntarily redeem any tranche of the Bonds.

THE TRUSTEE

Deutsche Bank Trust Company Americas is a New York banking corporation. Deutsche Bank Trust Company Americas has acted as trustee on numerous asset-backed securities transactions, including acting as trustee on various auto loan and auto lease securitization transactions and for other securitizations that are structurally similar to the Bonds. Deutsche Bank Trust Company Americas is experienced in administering transactions of this kind. Please read “The Bonds,” “The Sale Agreement” and “The Servicing Agreement” in the accompanying prospectus for further information.

CREDIT ENHANCEMENT

Credit enhancement for the Bonds is intended to protect you against losses or delays in scheduled payments on your Bonds. Please read “Risk Factors—You may experience material payment delays or incur a loss on your investment in the bonds because the source of funds for payment is limited” in the accompanying prospectus.

Statutory True-Up Mechanism for Payment of Scheduled Principal and Interest

The Public Utility Regulatory Act mandates and the irrevocable financing order guarantees that system restoration charges on all retail electric customers served at distribution voltage in CenterPoint Houston’s service territory will be reviewed and adjusted at least annually, and semi-annually as necessary, to ensure the expected recovery of amounts sufficient to timely provide payment of scheduled principal and interest on the Bonds. System restoration charges may be adjusted semi-annually if necessary to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the Bonds. In the irrevocable financing order, the PUCT guaranteed that it will act pursuant to the financing order as expressly authorized by the Public Utility Regulatory Act to ensure that expected system restoration charge revenues are sufficient to pay on a timely basis, scheduled principal and interest on the Bonds. There is no “cap” on the level of system restoration charges that may be imposed on the consumers of electricity served at distribution voltage in CenterPoint Houston’s service territory to timely pay scheduled principal and interest on the Bonds. The financing order provides that the true-up mechanism and all other obligations of the State of Texas and the PUCT set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the Bonds and are legally enforceable against the State of Texas and the PUCT. Please read “The System Restoration Charges” below and “CenterPoint Houston’s Financing Order” and “The Servicing Agreement—Adjustment Process for System Restoration Charges” in the accompanying prospectus.

Collection Account and Subaccounts

The trustee will establish a collection account for the Bonds to hold the capital contribution from CenterPoint Houston and collected system restoration charges periodically remitted to the trustee by the servicer. The collection account will consist of various subaccounts, including the following:

•	the general subaccount,

•	the excess funds subaccount,

•	the capital subaccount, and

•	other subaccounts, if necessary.

Withdrawals from and deposits to these subaccounts will be made as described below in this prospectus supplement and under “The Bonds—The Collection Account for the Bonds” and “—How Funds in the Collection Account Will Be Allocated” in the accompanying prospectus.

The General Subaccount. The trustee will deposit collected system restoration charges remitted to it by the servicer with respect to the Bonds into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount as described under “—How Funds in the Collection Account Will Be Allocated” below in accordance with instructions provided by the servicer.

The Excess Funds Subaccount. The excess funds subaccount will be funded on any payment date with collected system restoration charges and earnings on amounts in the collection account, other than earnings on amounts allocated to the capital subaccount, in excess of the amount necessary to pay:

•	fees and expenses, including any indemnity payments, of the trustee, our independent manager, the servicer and the administrator and other fees, expenses, costs and charges,

•	principal and interest payments on the Bonds required to be paid or scheduled to be paid on that payment date, and

•	any amount required to replenish any amounts drawn from the capital subaccount.

The periodic adjustments of the system restoration charges will be calculated to eliminate any amounts held in the excess funds subaccount. These adjustments generally will occur annually. Under limited circumstances, these adjustments may occur more frequently, but not more frequently than every six months during the first thirteen years the system restoration charges are collected in respect of the Bonds and every three months during the fourteenth and fifteenth years.

If amounts available in the general subaccount are not sufficient to pay the fees and expenses due on any payment date, to make required or scheduled payments to the bondholders and to replenish any amounts drawn from the capital subaccount, the trustee will first draw on any amounts in the excess funds subaccount to make those payments.

The Capital Subaccount. On the date we issue the Bonds, CenterPoint Houston will deposit $             into the capital subaccount as a capital contribution to us, which is equal to 0.5% of the initial outstanding principal balance of the Bonds. The capital contribution has been set at a level sufficient to obtain the ratings on the Bonds described below under “Ratings for the Bonds.” If amounts available in the general subaccount and the excess funds subaccount are not sufficient to make required or scheduled payments to the bondholders and to pay the fees and expenses specified in the indenture due on any payment date, the trustee will draw on amounts in the capital subaccount to make those payments.

Other Subaccounts. Other subaccounts may be used to provide credit enhancements for the transaction provided that the PUCT’s designated representative and CenterPoint Houston agree in advance that such enhancements provide benefits greater than their tangible and intangible costs.

How Funds in the Collection Account Will Be Allocated

Amounts remitted by the servicer to the trustee with respect to the Bonds, including any indemnity amounts and all investment earnings on amounts in the general subaccount of the collection account, will be deposited into the general subaccount.

On each payment date, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for the Bonds in the following priority in accordance with instructions provided by the servicer:

1. payment of the trustee’s fees, expenses and any outstanding indemnity amounts relating to the Bonds not to exceed $             in any 12-month period,

2. payment of the servicing fee relating to the Bonds, plus any unpaid servicing fees relating to the Bonds from prior payment dates,

3. payment of the fees of our independent manager (which are billed annually), which will be in an amount specified in an agreement between us and our independent manager, and a pro rata portion of the administration fee,

4. payment of all of our other ordinary periodic operating expenses relating to the Bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and of the servicer under the servicing agreement,

5. payment of the interest then due on the Bonds, including any past-due interest,

6. payment of the principal then required to be paid on the Bonds at final maturity or upon acceleration upon an event of default,

7. payment of the principal then scheduled to be paid on the Bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal,

8. payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents relating to the Bonds, including all remaining indemnity amounts owed to the trustee,

9. replenishment of any amounts drawn from the capital subaccount, including investment earnings in the capital subaccount to the extent used for allocations and payments contemplated by clauses 1 through 8,

10. provided that no event of default has occurred and is continuing and that CenterPoint Houston is legally required to make a contribution to the capital subaccount greater than 0.5% of the initial outstanding principal balance of the Bonds, release to us an amount calculated at 11.075% per annum on the amount contributed to the capital subaccount in excess of 0.5% of the initial outstanding principal balance of the Bonds;

11. provided that no event of default has occurred and is continuing, release the investment earnings relating to the initial contribution into the capital subaccount to us,

12. allocation of the remainder, if any, to the excess funds subaccount, and

13. after the Bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The annual servicing fee in clause 2 may not exceed 0.05% of the original principal amount of the Bonds (for so long as CenterPoint Houston is the servicer) and the annual administration fee in clause 3 may not exceed $100,000, plus expenses.

If, on any payment date, funds in the general subaccount are insufficient to make the allocations or payments contemplated by clauses 1 through 9 of the first paragraph of this subsection, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

1. from the excess funds subaccount for allocations and payments contemplated in clauses 1 through 9, and

2. from the capital subaccount for allocations and payments contemplated by clauses 1 through 8.

If, on any payment date, available collections of system restoration charges allocable to the Bonds, together with available amounts in the subaccounts, are not sufficient to pay interest due on all outstanding Bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest payable on each tranche of the Bonds. If, on any payment date, remaining collections of system restoration charges allocable to the Bonds, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding Bonds on that payment date, amounts available will be allocated pro rata based on the principal amount of each tranche then due and payable. If, on any payment date, remaining collections of system restoration charges allocable to the Bonds, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding Bonds, amounts available will be allocated sequentially to each tranche then scheduled to be paid on the payment date. If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the system restoration charges will take into account, among other things, the need to replenish those amounts.

THE SYSTEM RESTORATION CHARGES

CenterPoint Houston will be the initial servicer of the Bonds. Beginning on the date we issue the Bonds, the initial system restoration charges listed in the table below will be imposed on retail electric customers served at distribution voltage in each system restoration charge customer class at the applicable rate for the class determined pursuant to the financing order. These system restoration charges may be adjusted annually, or more frequently under certain circumstances, by the servicer in accordance with its filings with the PUCT. Please read “CenterPoint Houston’s Financing Order” in the accompanying prospectus.

Initial System Restoration Charges

System Restoration Charge Customer Class	Initial System Restoration Charge Rate
Residential
Secondary Service Less Than or Equal to 10kVA
Secondary Service Greater Than 10kVA
Primary Service
Lighting Service

Please read “CenterPoint Houston’s Financing Order—Allocation” in the accompanying prospectus.

ASSURANCES OF FINANCIAL RESPONSIBILITY FOR RETAIL ELECTRIC PROVIDERS

Each retail electric provider in CenterPoint Houston’s service territory is obligated to collect and remit system restoration charges to the servicer as described under “Retail Electric Providers” in the accompanying prospectus. The financing order provides that each retail electric provider that does not maintain a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, must provide:

•	a cash deposit of two months’ maximum expected system restoration charge collections,

•

an affiliate guarantee, surety bond or letter of credit from an entity with a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, providing for payment of such amount of system restoration charge collections in the event that the retail electric provider defaults in its payment obligations, or

•	a combination of any of the foregoing.

A retail electric provider that does not have or maintain the requisite credit rating may select which alternate form of deposit, credit support or combination thereof it will utilize. As of June 30, 2009, there were approximately 80 retail electric providers providing service to retail customers served at distribution voltage in CenterPoint Houston’s service territory, all of which did business with CenterPoint Houston. NRG Energy, Inc., through its subsidiary, is CenterPoint Houston’s largest customer. On May 1, 2009, Reliant Energy, Inc. completed the sale of its Texas retail business to NRG Retail LLC, a subsidiary of NRG Energy, Inc. In connection with the sale, Reliant Energy, Inc. changed its name to RRI Energy, Inc. and no longer provides service as a retail electric provider in CenterPoint Houston’s service territory. NRG Energy, Inc., through its subsidiary, accounted for approximately 45% of CenterPoint Houston’s billed receivables from retail electric providers as of June 30, 2009.

Retail electric provider cash deposits will be held by the trustee, maintained in a segregated account, and invested in short-term high quality investments, as permitted by the rating agencies rating the Bonds. If a retail electric provider defaults in making a payment of system restoration charges to the servicer and does not remedy the default within a 10 calendar-day grace period, the amounts on deposit or available from other credit support (up to an amount of the lesser of the payment default of the retail electric provider or the amount of the deposit or other credit support amount) will be used to make system restoration charge payments in respect of the Bonds. Please read “Retail Electric Providers—Rating, Deposit and Related Requirements” “—Remedies Upon Default” and “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings or Defaults of Retail Electric Providers” in the accompanying prospectus.

UNDERWRITING THE BONDS

Subject to the terms and conditions in the underwriting agreement among us, CenterPoint Houston and the underwriters, for whom Goldman, Sachs & Co. and Citigroup Global Markets Inc. and are acting as representatives, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the Bonds listed opposite each underwriter’s name below:

Underwriter	Tranche A-1	Tranche A-2
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
RBS Securities Inc.
Loop Capital Markets, LLC
Total

Under the underwriting agreement, the underwriters will take and pay for all of the Bonds we offer, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The Underwriters’ Sales Price for the Bonds

The Bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus supplement. The underwriters propose initially to offer the Bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below for each tranche. The underwriters may allow, and dealers may reallow, a discount not to exceed the percentage listed below for each tranche.

	Selling Concession	Reallowance Discount
Tranche A-1
Tranche A-2

After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

No Assurance as to Resale Price or Resale Liquidity for the Bonds

The Bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market in the Bonds, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market will develop for the Bonds.

Various Types of Underwriter Transactions that May Affect the Price of the Bonds

The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the Bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Bonds to be higher than they would otherwise be. Neither we, CenterPoint Houston, the trustee, our managers nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to CenterPoint Houston and its affiliates for which they have in the past received, and in the future may receive, customary fees. In addition, each underwriter may from time to time take positions in the Bonds.

We estimate that the total expenses of the offering will be approximately $         million.

We and CenterPoint Houston have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the Bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.

Goldman, Sachs & Co., as structuring advisor to CenterPoint Houston, has rendered certain structuring services to CenterPoint Houston and will receive a fee of $         for such services, which is included in estimated expenses.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Based on guidance from the IRS and certain representations from us, including a representation by us that we will not make, or allow there to be made, any election to be treated as a separate taxable entity, Baker Botts L.L.P., counsel to us and to CenterPoint Houston, has rendered its opinion that for federal income tax purposes (1) we will not be treated as a taxable entity separate and apart from CenterPoint Energy, (2) the Bonds will constitute indebtedness of CenterPoint Energy and (3) interest paid on the Bonds generally will be taxable to a U.S. bondholder as ordinary income at the time it accrues or is received in accordance with the U.S. bondholder’s method of accounting. Each beneficial owner of a Bond, by acquiring a beneficial interest, agrees to treat such Bond as indebtedness of CenterPoint Energy for federal income (and, to the extent applicable, state and local income and franchise) tax purposes unless otherwise required by appropriate taxing authorities. Please read “Material U.S. Federal Tax Consequences for the Bondholders” in the accompanying prospectus.

CenterPoint Energy received a ruling from the Comptroller of Public Accounts of the State of Texas to the effect that (i) our receipt of system restoration property, (ii) our receipt of the system restoration charges, and (iii) our earnings on eligible investments of the system restoration charges and the amounts held in the excess funds subaccount and the collection account will not be subject to Texas franchise tax.

RATINGS FOR THE BONDS

It is a condition of any underwriter’s obligation to purchase the Bonds that each tranche of the Bonds be rated “AAA” by S&P, “AAA” by Fitch and “Aaa” by Moody’s.

A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the rating agency. Each rating should be evaluated independently of any other rating. No person is obligated to maintain its rating on the Bonds, and accordingly, we cannot assure you that a rating assigned to any tranche of the Bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any tranche of the Bonds is revised or withdrawn, the liquidity of that tranche may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the likelihood of any particular level of principal payments on the Bonds other than payment in full of each tranche of the Bonds by the applicable final maturity date, as well as the timely payment of interest.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against us, the sponsor, seller, trustee or servicer, or of which any property of the foregoing is subject, that is material to the holders of the Bonds.

WHERE YOU CAN FIND MORE INFORMATION

To the extent that we are required to file such reports and information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, we will file annual, quarterly and current reports and other information with the Securities and Exchange Commission. We are incorporating by reference any future filings which we (file no. 333-162370-01) or CenterPoint Houston, but solely in its capacity as our sponsor, make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the Bonds, excluding any information that is furnished to, and not filed with, the Securities and Exchange Commission. These reports will be filed under our own name as issuing entity. Please also read “Where You Can Find More Information” in the accompanying prospectus.

LEGAL MATTERS

Certain legal matters relating to us and the issuance of the Bonds will be passed upon for CenterPoint Houston and for us by Baker Botts L.L.P., Houston, Texas and Richards, Layton & Finger, P.A., Wilmington, Delaware, and for the underwriters by Dewey & LeBoeuf LLP, New York, New York. Certain legal matters relating to the federal income tax consequences of the issuance of the Bonds will be passed upon for us by Baker Botts L.L.P.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

NOTICE TO RESIDENTS OF SINGAPORE

EACH UNDERWRITER ACKNOWLEDGES THAT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVE NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, EACH UNDERWRITER REPRESENTS, WARRANTS AND AGREES THAT IT HAS NOT OFFERED OR SOLD ANY BONDS OR CAUSED THE BONDS TO BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, AND WILL NOT OFFER OR SELL ANY BONDS OR CAUSE THE BONDS TO BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, AND HAS NOT CIRCULATED OR DISTRIBUTED, NOR WILL IT CIRCULATE OR DISTRIBUTE THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF BONDS, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), OR ANY PERSON PURSUANT TO SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (II) TO A RELEVANT PERSON PURSUANT TO SECTION 275(1) OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE BONDS ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 BY A RELEVANT PERSON WHICH IS:

(A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY OF THE TRUST IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERRED WITHIN 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE BONDS PURSUANT TO AN OFFER MADE UNDER SECTION 275 EXCEPT:

(1) TO AN INSTITUTIONAL INVESTOR (FOR CORPORATIONS, UNDER SECTION 274 OF THE SFA) OR TO A RELEVANT PERSON DEFINED IN SECTION 275(2) OF THE SFA, OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH RIGHTS OR INTEREST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN S$200,000 (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA;

(2) WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER; OR

(3) WHERE THE TRANSFER IS BY OPERATION OF LAW. THE PROSPECTUS RELATING TO THE BONDS (“PROSPECTUS”) WILL, PRIOR TO ANY SALE OF SECURITIES PURSUANT TO THE PROVISIONS OF SECTION 106D OF THE COMPANIES ACT (CAP.50), BE LODGED, PURSUANT TO SAID SECTION 106D, WITH THE REGISTRAR OF COMPANIES IN SINGAPORE, WHICH WILL TAKE NO RESPONSIBILITY FOR ITS CONTENTS. HOWEVER, NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS HAS BEEN AND NOR WILL THEY BE REGISTERED AS A PROSPECTUS WITH THE REGISTRAR OF COMPANIES IN SINGAPORE. ACCORDINGLY, THE BONDS MAY NOT BE OFFERED, AND NEITHER THIS PROSPECTUS SUPPLEMENT NOR ANY OTHER OFFERING DOCUMENT OR MATERIAL RELATING TO THE BONDS MAY BE CIRCULATED OR DISTRIBUTED, DIRECTLY OR INDIRECTLY, TO THE PUBLIC OR ANY MEMBER OF THE PUBLIC IN SINGAPORE OTHER THAN TO INSTITUTIONAL INVESTORS OR OTHER PERSONS OF THE KIND SPECIFIED IN SECTION 106C AND SECTION 106D OF THE COMPANIES ACT OR ANY OTHER APPLICABLE EXEMPTION INVOKED UNDER DIVISION 5A OF PART IV OF THE COMPANIES ACT. THE FIRST SALE OF SECURITIES ACQUIRED UNDER A SECTION 106C OR SECTION 106D EXEMPTION IS SUBJECT TO THE PROVISIONS OF SECTION 106E OF THE COMPANIES ACT.

NOTICE TO RESIDENTS OF THE PEOPLE’S REPUBLIC OF CHINA

THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES LAW OF THE PEOPLE’S REPUBLIC OF CHINA (AS THE SAME MAY BE AMENDED FROM TIME TO TIME) AND ARE NOT TO BE OFFERED OR SOLD TO PERSONS WITHIN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING THE HONG KONG AND MACAU SPECIAL ADMINISTRATIVE REGIONS).

NOTICE TO RESIDENTS OF JAPAN

THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE LAW OF JAPAN (THE “SEL”), AND MAY NOT BE OFFERED OR SOLD IN JAPAN OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESIDENT OF JAPAN OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESIDENT OF JAPAN OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SEL, AND IN COMPLIANCE WITH THE OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN. AS USED IN THIS PARAGRAPH, “RESIDENT OF JAPAN” MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN.

NOTICE TO RESIDENTS OF HONG KONG

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY BONDS OTHER THAN (A) TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SHARES OR DEBENTURES (WHETHER AS PRINCIPAL OR AGENT); OR (B) TO PROFESSIONAL

INVESTORS WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF THE LAWS OF HONG KONG AND ANY RULES MADE THEREUNDER; OR (C) IN CIRCUMSTANCES THAT DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES ORDINANCE (CAP. 32) OF THE LAWS OF HONG KONG OR THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE; AND

IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSE OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSE OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE BONDS, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO BONDS THAT ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED UNDER THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF THE LAWS OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”), THE UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE “RELEVANT IMPLEMENTATION DATE”) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF BONDS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE BONDS WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF BONDS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A) TO LEGAL ENTITIES WHICH ARE AUTHORIZED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORIZED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, EACH AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS;

(C) TO FEWER THAN 100 NATURAL OR LEGAL PERSONS (OTHER THAN QUALIFIED INVESTORS AS DEFINED IN THE PROSPECTUS DIRECTIVE); OR

(D) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUING ENTITY OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN “OFFER OF BONDS TO THE PUBLIC” IN RELATION TO ANY BONDS IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE BONDS TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE BONDS, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE BONDS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE BONDS IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

THIS OFFERING DOCUMENT IS DIRECTED ONLY AT PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM OR (II) ARE INVESTMENT PROFESSIONALS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 AS AMENDED (THE “ORDER”) OR (III) ARE HIGH NET WORTH ENTITIES FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER OR (IV) SUCH OTHER PERSONS TO WHOM IT MAY LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS OFFERING DOCUMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS OFFERING DOCUMENT RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

The information in this prospectus is not complete and may be changed. The system restoration bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated             , 2009.

PROSPECTUS

CenterPoint Energy Restoration Bond Company, LLC

Issuing Entity

SENIOR SECURED SYSTEM RESTORATION BONDS

CenterPoint Energy Houston Electric, LLC

Seller, Initial Servicer and Sponsor

You should carefully consider the risk factors beginning on page 12 of this prospectus before you invest in the bonds.

We, the issuing entity, may, in the future, issue the system restoration bonds (referred to as the bonds) described in this prospectus. The bonds may have one or more tranches. The bonds represent only our obligations and are backed only by our assets. CenterPoint Energy Houston Electric, LLC and its affiliates, other than us, are not liable for any payments on the bonds. The bonds are not a debt or obligation of the State of Texas, the Public Utility Commission of Texas or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Texas or any governmental agency or instrumentality.

We are a special purpose entity and own no property other than the collateral described in this prospectus. The collateral is the sole source of payment for the bonds.

There currently is no secondary market for the bonds, and we cannot assure you that one will develop.

We may offer and sell the bonds by use of this prospectus. We will provide the specific terms of the offering of the bonds in a supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest in the bonds. This prospectus may not be used to offer and sell the bonds unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2009.

i

ii

iii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the SEC. This prospectus provides you with a general description of the system restoration bonds we may offer. When we offer the system restoration bonds, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of the offering. The prospectus supplement may also contain information that supplements the information contained in this prospectus, and you should rely on the supplementary information in the prospectus supplement. Please carefully read this prospectus, the prospectus supplement and the information, if any, contained in the documents we refer to in this prospectus under the heading “Where You Can Find More Information.”

References in this prospectus and the prospectus supplement to the terms “we,” “us,” “our” or “the issuing entity” mean CenterPoint Energy Restoration Bond Company, LLC. References to “CenterPoint Houston,” “the sponsor,” “the initial servicer” or “the seller” mean CenterPoint Energy Houston Electric, LLC. References to “CenterPoint Energy” mean CenterPoint Energy, Inc., the ultimate parent company of CenterPoint Houston. References to the “bonds” or, unless the context otherwise requires, the “system restoration bonds” mean the bonds offered pursuant to the prospectus supplement. References to the “bondholders” or the “holders” refer to the registered holders of the system restoration bonds. References to “the servicer” refer to CenterPoint Houston and any successor servicer under the servicing agreement referred to in this prospectus. References to the “Public Utility Regulatory Act” refer to the Texas Public Utility Regulatory Act, as codified in Title II of the Texas Utilities Code. References to the “Restructuring Amendments” refer to the 1999 utility restructuring amendments to the Public Utility Regulatory Act, as subsequently amended. In April 2009, the Texas Legislature amended the Public Utility Regulatory Act with the addition of Chapter 36 Subchapter I to provide for recovery of system restoration costs incurred by electric utilities as a result of hurricanes, tropical storms, ice or snow storms, floods and other weather-related events and natural disasters. We refer to this legislation as the “System Restoration Amendments.” The provisions of the Public Utility Regulatory Act as amended by the provisions of the Restructuring Amendments relating to securitization in Chapter 39 Subchapter G of the Public Utility Regulatory Act are further amended and supplemented by the System Restoration Amendments. Taken together, the System Restoration Amendments and the securitization provisions of the Restructuring Amendments are referred to as the “securitization provisions of the Public Utility Regulatory Act.” We refer to the geographical certificated service area of CenterPoint Houston as it existed on August 26, 2009 as “CenterPoint Houston’s service territory,” within which CenterPoint Houston may recover qualified costs through nonbypassable system restoration charges assessed on retail electric customers served at distribution voltage within that area. Unless the context otherwise requires, the term “customer” means a retail end user of electricity and related services provided by a retail electric provider via the distribution system of an electric utility such as CenterPoint Houston. We also refer to the Public Utility Commission of Texas as the “PUCT.” You can find a glossary of some of the other defined terms we use in this prospectus on page 100 of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Some statements contained in this prospectus and the prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts, including statements in the documents that are incorporated by reference as discussed in this prospectus under the heading “Where You Can Find More Information,” are forward-looking statements within the meaning of the federal securities laws. Actual results may differ materially from those expressed or implied by these statements. In some cases, you can identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or other similar words.

We have based our forward-looking statements on our management’s beliefs, expectations and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

•	changes in market demand and demographic patterns;

•

weather variations and other natural phenomena, including hurricanes, tropical storms, ice or snow storms, floods and other weather-related events and natural disasters, affecting retail electric customer energy usage in CenterPoint Houston’s service territory;

•

state and federal legislative and regulatory actions or developments, including deregulation, re-regulation and changes in or application of laws or regulations applicable to various aspects of CenterPoint Houston’s business;

•	the accuracy of the servicer’s forecast of electrical consumption or the payment of system restoration charges;

•	non-payment of system restoration charges by retail electric providers;

•

the reliability of the systems, procedures and other infrastructure necessary to operate the retail electric business in CenterPoint Houston’s service territory, including the systems owned and operated by the independent system operator in the Electric Reliability Council of Texas, Inc.;

•	national or regional economic conditions affecting retail electric customer energy usage in CenterPoint Houston’s service territory;

•	acts of war or terrorism or other catastrophic events affecting retail electric customer energy usage in CenterPoint Houston’s service territory; and

•	other factors we discuss in this prospectus, any prospectus supplement and our other Securities and Exchange Commission filings.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statement.

PROSPECTUS SUMMARY

This summary contains a brief description of the bonds we may offer by use of this prospectus. You will find a more detailed description of the terms of the offering of the bonds following this summary and in the prospectus supplement.

You should carefully consider the risk factors beginning on page 12 of this prospectus before you invest in the bonds.

Summary of the Bonds

The issuing entity:	CenterPoint Energy Restoration Bond Company, LLC, a direct, wholly owned subsidiary of CenterPoint Houston and a limited liability company formed under Delaware law. We were formed solely to purchase and own system restoration property, to issue system restoration bonds secured by system restoration property and to perform any activity incidental thereto.

Our relationship with the PUCT:

Pursuant to the financing order,

•     the PUCT or its designated representative has a decision-making role co-equal with CenterPoint Houston with respect to the structuring, marketing and pricing of the bonds and all matters related to the structuring, marketing and pricing of the bonds will be determined through a joint decision of CenterPoint Houston and the PUCT or its designated representative,

•     CenterPoint Houston is directed to take all necessary steps to ensure that the PUCT or its designated representative is provided sufficient and timely information to allow the PUCT or its designated representative to fully participate in, and exercise its decision-making power over, the proposed securitization, and

•     the servicer will file periodic adjustments to system restoration charges with the PUCT on our behalf.

We have agreed that certain reports concerning system restoration charge collections will be provided to the PUCT.

Our address:	1111 Louisiana, Suite 4664B, Houston, Texas 77002

Our telephone number:	(713) 207-7420

The seller, initial servicer and sponsor of the system restoration property:	CenterPoint Energy Houston Electric, LLC is a regulated electric transmission and distribution utility organized under Texas law. CenterPoint Houston is engaged in the transmission and distribution of electric energy in a 5,000 square-mile area of the Texas Gulf Coast that includes Houston. As of June 30, 2009, CenterPoint Houston provided electric transmission and distribution service to over 2 million metered customers in this area. CenterPoint Houston is an indirect, wholly owned subsidiary of CenterPoint Energy.

CenterPoint Houston, acting as the initial servicer, and any successor servicer, referred to in this prospectus as the “servicer,” will service the system restoration property under the servicing agreement with us. CenterPoint Houston currently services under separate servicing agreements transition property securing (i) the Series 2001-1 Transition Bonds issued by CenterPoint Energy Transition Bond Company, LLC, also a wholly owned subsidiary of CenterPoint Houston, which we refer to in this prospectus as “Transition Bond Company I,” (ii) the Senior Secured Transition Bonds, Series A, issued by CenterPoint Energy Transition Bond Company II, LLC, also a wholly owned subsidiary of CenterPoint Houston, which we refer to in this prospectus as “Transition Bond Company II” and (iii) the 2008 Senior Secured Transition Bonds issued by CenterPoint Energy Transition Bond Company III, LLC, also a wholly owned subsidiary of CenterPoint Houston, which we refer to in this prospectus as “Transition Bond Company III.” Please read “Relationship to the Series 2001-1 Transition Bonds,” “Relationship to the Senior Secured Transition Bonds, Series A” and “Relationship to the 2008 Senior Secured Transition Bonds.”

CenterPoint Houston’s address:	1111 Louisiana, Houston, Texas 77002

CenterPoint Houston’s telephone number:	(713) 207-3000

The trustee:	The trustee for the bonds will be named in the prospectus supplement.

Transaction overview:

In April 2009, the Texas Legislature amended the Public Utility Regulatory Act to provide for recovery of system restoration costs incurred by electric utilities as a result of hurricanes, tropical storms, ice or snow storms, floods, and other weather-related events and natural disasters. We refer to this legislation as the “System Restoration Amendments.” The System Restoration Amendments permit electric utilities located within ERCOT to recover distribution-related system restoration costs through the issuance of system restoration bonds pursuant to and supported by an irrevocable financing order issued by the PUCT. The Public Utility Regulatory Act permits the PUCT to impose an irrevocable nonbypassable system restoration charge on all retail electric customers served at distribution voltage within a utility’s certificated service territory for payment of the bonds. We refer to this geographical certificated area, with regard to CenterPoint Houston, as “CenterPoint Houston’s service territory.” The amount and terms for collections of these system restoration charges are governed by one or more financing orders issued to an electric utility by the PUCT. The Public Utility Regulatory Act permits an electric utility to transfer its rights and interests under a financing order, including the right to impose, collect and receive system restoration charges, to a special purpose entity formed by the electric utility to issue debt securities secured by the right to receive revenues arising from the system restoration charges. The electric utility’s right to receive the system restoration charges, all revenues and collections resulting from the system restoration charges and its other rights and interests under a financing order, upon transfer to the issuing entity, constitute system restoration property. Under the Public Utility Regulatory Act, system restoration property does not come into existence until an electric utility first transfers to an assignee or pledges in connection with the issuance of system restoration bonds its rights under a related financing order. However, for convenience of reference in this prospectus and the prospectus supplement, the transfer of CenterPoint Houston’s rights under such a financing order is sometimes referred to as the sale or purchase of system restoration property, or transition property under the Public Utility Regulatory Act. References in this prospectus to a “financing order” are to a financing order of the PUCT as described above. Unless the context indicates otherwise, the reference is to the financing order issued by the PUCT on August 26, 2009 which is further described below.

On August 26, 2009, the PUCT issued a financing order to CenterPoint Houston authorizing the issuance of system restoration bonds in an aggregate amount not to exceed the “Securitizable Balance” as of the date the bonds are issued and up-front qualified costs, subject to certain caps, as set forth in the financing order. Please read “CenterPoint Houston’s Financing Order” for a discussion of the qualified costs authorized in the financing order, which we refer to in this prospectus and the prospectus supplement as “qualified costs.”

The primary transactions underlying the offering of the bonds are as follows:

• we will sell the bonds, which will be secured primarily by the system restoration property, to the underwriters named in the prospectus supplement,

• CenterPoint Houston will sell system restoration property to us in exchange for the net proceeds from the sale of the bonds, and

• CenterPoint Houston will act as the initial servicer of the system restoration property.

The bonds are not obligations of the trustee, our managers, CenterPoint Houston, CenterPoint Energy or of any of their affiliates other than us. The bonds are also not obligations of the State of Texas or any governmental agency, authority or instrumentality of the State of Texas.

Parties to Transaction and Responsibilities

The following chart represents a general summary of the parties to the transactions underlying the offering of the bonds, their roles and their various relationships to the other parties:

Flow of Funds

The following chart represents a general summary of the flow of funds:

2 Million Retail Electric Customers
System Restoration Charges ($)
Retail Electric Providers (REPs)
System Restoration Charges ($)
Servicer: CenterPoint Energy Houston Electric, LLC (Regulated by PUCT)
System Restoration Charges ($)
Bond Indenture Trustee
Principal and Interest Payments ($)
Bondholders
Issuing Entity: CenterPoint Energy Restoration Bond Company, LLC (Required ratings - Aaa/AAA/AAA)
Bankruptcy Remote

The Collateral

The bonds will be secured under the indenture by the indenture’s trust estate. The principal asset of the trust estate will be the system restoration property, which is a present property right created under the Public Utility Regulatory Act by a financing order issued by the PUCT. The indenture’s trust estate will also consist of:

•

our rights under the sale agreement pursuant to which we will acquire the system restoration property, under the bill of sale delivered by CenterPoint Houston pursuant to the sale agreement and under the administration agreement by which we receive administrative services from CenterPoint Houston,

•	our rights under a financing order, including the statutory true-up mechanism,

•	our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with such servicing agreement,

•	the collection account for the bonds and all subaccounts of the collection account,

•

our rights in all deposits, guarantees, surety bonds, letters of credit and other forms of credit support provided by or on behalf of retail electric providers pursuant to the financing order or a tariff,

•	all of our other property related to the bonds, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

The System Restoration Property

In general terms, all of the rights and interests of CenterPoint Houston under a financing order that are transferred to us pursuant to a sale agreement are referred to in this prospectus and the prospectus supplement as “system restoration property.” System restoration property is known as “transition property” in the Public Utility Regulatory Act. System restoration property includes the rights and interests arising under a financing order, including the right to impose, collect and receive system restoration charges in amounts sufficient to pay principal and interest and to make other deposits in connection with the bonds, to obtain periodic adjustments to such charges as provided in the financing order and to all revenues, collections, claims, rights to payments, payments, money or proceeds arising from the foregoing rights and interests. System restoration charges are payable by retail electric customers within CenterPoint Houston’s service territory to the extent served at distribution voltage, who, subject to certain limitations specified in the Public Utility Regulatory Act, consume electricity that is delivered through the distribution system or produced by new on-site generation. During the twelve months ended June 30, 2009, approximately 42% of CenterPoint Houston’s total deliveries at distribution voltage were to residential customers, approximately 37% were to commercial customers, approximately 21% were to small industrial customers and less than 1% were to other customers. Retail electric customers that are served at transmission voltage, which include large industrial customers, are not required to pay system restoration charges. Customers served at transmission voltage accounted for approximately 4% of CenterPoint Houston’s base revenues and approximately 22% of CenterPoint Houston’s KWh sales during the twelve months ended June 30, 2009.

The system restoration property is not a receivable, and the principal collateral securing the bonds will not be a pool of receivables. System restoration charges authorized in a financing order are irrevocable and not subject to reduction, impairment, or adjustment by further action of the PUCT, except for annual and interim true-up adjustments to correct overcollections or undercollections and to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the bonds. Please read “CenterPoint Houston’s Financing Order—Statutory True-Ups.” All revenues and collections resulting from system restoration charges are part of the system restoration property with respect to the bonds.

We will purchase system restoration property from CenterPoint Houston to support the issuance of the bonds. The servicer will collect the applicable system restoration charges from “retail electric providers,” which serve retail customers at distribution voltage. Retail electric providers are entities certified under Texas law that provide electricity and related services to retail electric customers within CenterPoint Houston’s service territory, and will remit the collections to the servicer. The retail electric providers will in turn bill and collect the system restoration charges from retail electric customers served at distribution voltage in CenterPoint Houston’s service territory. Each retail electric provider will include the system restoration charges in its bills to its retail electric customers but is not required to show the system restoration charges as a separate line item or footnote. However, each retail electric provider will be required to provide annual written notice to its customers that system restoration charges have been included in the customers’ bills.

Each retail electric provider will be required to pay the system restoration charges on or before the 35th day after it receives the bill from the servicer, less an agreed allowance for expected uncollectible amounts, whether or not the retail electric provider has collected all amounts owed to it by its retail electric customers. Prior to the date on which the retail electric provider remits the system restoration charges to the servicer, the system restoration charges may be commingled with the retail electric provider’s other funds. Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings or Defaults of Retail Electric Providers,” “Retail Electric Providers” and “How a Bankruptcy May Affect Your Investment—Bankruptcy of a Retail Electric Provider” in this prospectus.

The servicer will have only limited rights to collect the system restoration charges directly from retail electric customers if a retail electric provider does not remit such payments to the servicer, but will have certain rights against the retail electric provider. Please read “Retail Electric Providers” in this prospectus. For information on how electric service to retail electric customers may be terminated, please read “Risk Factors—Servicing Risks—Limits on rights to terminate service might make it more difficult to collect the system restoration charges” in this prospectus. Because the amount of system restoration charge collections will largely depend on the amount of electricity consumed by customers served at distribution voltage within CenterPoint Houston’s service territory, the amount of collections may vary substantially from month to month and year to year. Please read “The Seller, Initial Servicer and Sponsor of the System Restoration Property” in this prospectus.

Interest Payments

Interest on the bonds will accrue from the date we issue the bonds at the interest rate stated in the prospectus supplement. On each payment date, we will pay interest on the bonds equal to the following amounts:

•	if there has been a payment default, any interest payable but unpaid on any prior payment dates, together with interest on such unpaid interest, if any, and

•

accrued interest on the principal balance of the bonds as of the close of business on the preceding payment date or the date of the original issuance of the bonds, as applicable, after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on the bonds before we pay the principal of the bonds. Please read “The Bonds—Payments of Interest and Principal on the Bonds.” If there is a shortfall in the amounts available in the collection account to make interest payments, the trustee will distribute interest pro rata to each tranche of the bonds based on the amount of interest payable on each outstanding tranche. We will calculate interest on the basis of a 360-day year of twelve 30-day months.

Principal Payments and Record Dates and Payment Sources

On each payment date specified in the prospectus supplement for the bonds, referred to in this prospectus as a “payment date,” we will pay amounts then due or scheduled to be paid on the bonds from amounts available in the collection account and the related subaccounts held by the trustee. We will make these payments to the holders of record of the bonds on each record date specified in the prospectus supplement, referred to in this prospectus as a “record date.” These available amounts, which will include the applicable system restoration charges collected by the servicer for us since the last payment date, are described in greater detail under “The Bonds—The Collection Account for the Bonds.”

Priority of Distributions

On each payment date for the bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following order of priority:

1.	payment of the trustee’s fees, expenses and any outstanding indemnity amounts not to exceed a specified amount in any 12-month period, which amount will be fixed in the indenture,

2.	payment of the servicing fee, the total amount of which will be fixed as specified in the servicing agreement, plus any unpaid servicing fees relating to the bonds from prior payment dates,

3.	payment of the fees of our independent manager (which are billed annually), which will be in an amount specified in an agreement between us and our independent manager, and a pro rata portion of the administration fee, which will be a fixed amount specified in the administration agreement between us and CenterPoint Houston,

4.	payment of all of our other ordinary periodic operating expenses relating to the bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and of the servicer under the servicing agreement,

5.	payment of the interest then due on the bonds, including any past due interest,

6.	payment of the principal then required to be paid on the bonds at final maturity or upon acceleration upon an event of default,

7.	payment of the principal then scheduled to be paid on the bonds, in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal,

8.	payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents relating to the bonds, including all remaining indemnity amounts owed to the trustee,

9.	replenishment of any amounts drawn from the capital subaccount for the bonds, including investment earnings in the capital subaccount for the bonds to the extent used for allocations and payments contemplated by clauses 1 through 8,

10.	provided that no event of default has occurred and is continuing and that CenterPoint Houston is legally required to make a contribution to the capital subaccount greater than 0.5% of the initial outstanding principal balance of the bonds, release to us an amount calculated at 11.075% per annum on the amount contributed to the capital subaccount in excess of 0.5% of the initial outstanding principal balance of the bonds,

11.	provided that no event of default has occurred and is continuing, release the investment earnings relating to the initial contribution into the capital subaccount to us,

12.	allocation of the remainder, if any, to the excess funds subaccount for the bonds, and

13.	after the bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount for the bonds, to us free and clear of the lien of the indenture.

The amount of the servicer’s fee referred to in clause 2 above and the amount of the administration fee referred to in clause 3 will be described in the prospectus supplement. The priority of distributions for the collected system restoration charges, as well as available amounts in the subaccounts, are described in more detail under “The Bonds—How Funds in the Collection Account Will Be Allocated,” as well as in the prospectus supplement.

Credit Enhancement

Credit enhancement for the bonds will be as follows:

The PUCT will approve adjustments to the system restoration charges, but only upon petition of the servicer, to make up for any shortfall or reduce any excess in collected system restoration charges. We sometimes refer to these adjustments as the “true-up adjustments” or the “statutory true-up mechanism.” These adjustments will be made at least annually, and semi-annually if necessary, to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the bonds. Please read “CenterPoint Houston’s Financing Order—Statutory True-Ups.”

•	Collection Account—Under the indenture, the trustee will hold a collection account for the bonds, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:

•

the general subaccount—the trustee will deposit into the general subaccount all system restoration charge collections remitted to it by the servicer with respect to the bonds and investment earnings on amounts in the general subaccount, and

•	the capital subaccount—CenterPoint Houston will deposit an amount specified in the prospectus supplement into the capital subaccount for the bonds on the date of issuance of the bonds.

These subaccounts, the excess funds subaccount and other possible subaccounts for the bonds will be available to make payments on the bonds on each payment date.

Retail electric providers in CenterPoint Houston’s service territory that do not maintain a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, are required to provide a cash deposit of two months’ maximum expected system restoration charge collections, an affiliate guarantee, surety bond or letter of credit from an entity with such a credit rating providing for payment of such amount of system restoration charge collections in the event that the retail electric provider defaults in its payment obligations or a combination of any of the foregoing. If a retail electric provider defaults in making a payment of system restoration charges to the servicer and does not remedy the default within a 10 calendar-day grace period, amounts on deposit or available from other credit support (up to an amount of the lesser of the payment default of the retail electric provider or the amount of the deposit or other credit support amount) will be used to make payments in respect of the bonds. Please also read “Retail Electric Providers—Rating, Deposit and Related Requirements” and “—Remedies Upon Default.”

Credit enhancement for the bonds is intended to protect you against losses or delays in scheduled payments on the bonds.

Allocations Between System Restoration Bond and Transition Bond Issuances

In the event a retail electric provider does not pay in full all amounts owed under any bill, including system restoration charges for the bonds, the amount remitted shall first be allocated ratably among the system restoration charges and other fees and charges (including delivery charges, system restoration charges and transition charges related to other system restoration or transition bonds, and nuclear decommissioning charges) other than late fees, and second, any remaining portion of the remittance shall be attributed to late fees. Please read “Retail Electric Providers—Payment of System Restoration Charges” in this prospectus.

State Pledge

The State of Texas has pledged in the Public Utility Regulatory Act that it will not take or permit any action that would impair the value of the system restoration property, or, except as permitted in connection with a true-up adjustment authorized by the Public Utility Regulatory Act, reduce, alter or impair the system restoration charges until the principal and interest, and any other charges incurred and contracts to be performed in connection with the bonds, have been paid and performed in full. The bonds are not a debt or an obligation of the State of Texas, the PUCT or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Texas or any governmental agency or instrumentality.

Optional Redemption

We may not voluntarily redeem the bonds.

Payment and Record Dates

The payment and record dates for the bonds will be specified in the prospectus supplement.

Scheduled Final Payment Dates and Final Maturity Dates

Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the bonds of any tranche by the scheduled final payment date will not result in a default on the bonds. The failure to pay the entire outstanding principal balance of the bonds of any tranche will result in a default only if such payment has not been made by the final maturity date for the tranche. We will specify the scheduled final payment date and the final maturity date of each tranche of the bonds in the prospectus supplement.

Ratings for the Bonds

It will be a condition of issuance for the bonds that the bonds be rated “Aaa” by Moody’s Investors Service, Inc., “AAA” by Standard and Poor’s Ratings Services, a Standard and Poor’s Financial Services LLC business, and “AAA” by Fitch, Inc. Please read “Ratings for the Bonds” in this prospectus.

Reports to Bondholders

Pursuant to the indenture, the trustee will provide to the holders of record of the bonds regular reports prepared by the servicer containing information concerning, among other things, us and the collateral for the bonds. Unless and until the bonds are issued in definitive certificated form, the reports for the bonds will be provided to The Depository Trust Company. The reports will be available to beneficial owners of the bonds upon written request to the trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon. Please read “The Bonds— The Trustee May Be Required to Provide an Annual Report to All Bondholders.”

Servicing Compensation

We will pay the servicer on each payment date the servicing fee with respect to the bonds. As long as CenterPoint Houston or any affiliated entity acts as servicer, this fee will be 0.05% of the initial principal balance of the bonds on an annualized basis. If a successor servicer is appointed, the servicing fee will be negotiated by the successor servicer and the trustee (acting at the direction of the holders of a majority in principal amount of the bonds then outstanding), but will not, unless the PUCT consents, exceed 0.60% of the initial principal balance of the bonds on an annualized basis. In no event will the trustee be liable for any servicing fee in its individual capacity.

Prohibition from Issuing More than One Series of Bonds

Our amended and restated limited liability company agreement and the indenture will prohibit us from issuing any bonds other than the bonds that we will offer pursuant to the prospectus supplement.

Federal Income Tax Status

In the opinion of Baker Botts L.L.P., counsel to us and CenterPoint Houston, for United States federal income tax purposes, we will not be considered an entity separate from CenterPoint Energy and the bonds will constitute debt of CenterPoint Energy. This opinion is based upon guidance from the Internal Revenue Service and certain representations that we have made to tax counsel. If you purchase a bond, you agree to treat it as debt of CenterPoint Energy for United States federal, state and local income and franchise tax purposes. Please read “Material U.S. Federal Tax Consequences for the Bondholders.”

ERISA Considerations

Pension plans and other investors subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), may acquire the bonds subject to specified conditions. The acquisition and holding of the bonds could be treated as a direct or indirect prohibited transaction under ERISA. Accordingly, by purchasing the bonds, each investor purchasing on behalf of a pension plan, or other investor subject to ERISA, will be deemed to certify that the purchase and subsequent holding of the bonds would be exempt from the prohibited transaction rules of ERISA. For further information regarding the application of ERISA, please read “ERISA Considerations.”

RISK FACTORS

Please carefully consider all the information we have included or incorporated by reference in this prospectus and the prospectus supplement, including the risks described below and the statements in “Cautionary Statement Regarding Forward-Looking Information,” before deciding whether to invest in the bonds.

You may experience material payment delays or incur a loss on your investment in the bonds because the source of funds for payment is limited.

The only source of funds for payment of the bonds will be our assets, which consist of the system restoration property securing the bonds, including:

•	the rights under a financing order, including the statutory true-up mechanism;

•	the right to impose, collect and receive the system restoration charges;

•	the funds on deposit in the accounts held by the trustee;

•	our rights under various contracts we describe in this prospectus; and

•	any credit enhancement as set forth in the prospectus supplement.

The bonds are not a charge on the full faith and credit or taxing power of the State of Texas or any governmental agency or instrumentality, nor will the bonds be insured or guaranteed by CenterPoint Houston, including in its capacity as the servicer, or by its ultimate parent, CenterPoint Energy, any of its affiliates (other than us), the trustee or by any other person or entity. Thus, you must rely for payment of the bonds solely upon the Public Utility Regulatory Act, legal rights to enforcement of the Public Utility Regulatory Act, the financing order and collections of the system restoration charges, funds on deposit in the related accounts held by the trustee and any other credit enhancement described in the prospectus supplement. Our organizational documents restrict our right to acquire other assets unrelated to the transactions described in this prospectus. Please read “CenterPoint Energy Restoration Bond Company, LLC, The Issuing Entity” in this prospectus.

Risks Associated with Potential Judicial, Legislative or Regulatory Actions

We are not obligated to indemnify you for changes in law.

Neither we nor CenterPoint Houston, nor any affiliate, successor or assignee, will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Public Utility Regulatory Act, that may affect the value of your bonds. CenterPoint Houston will agree in the sale agreement to institute any legal or administrative action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the Public Utility Regulatory Act that would be materially adverse to us, the trustee or bondholders. Please read “The Sale Agreement—CenterPoint Houston’s Covenants” in this prospectus. However, we cannot assure you that CenterPoint Houston would be able to take this action or that any such action would be successful.

Future judicial action could reduce the value of your investment in the bonds.

The system restoration property is the creation of the Public Utility Regulatory Act and the financing order for the bonds that has been issued by the PUCT to CenterPoint Houston. There is uncertainty associated with investing in bonds payable from an asset that depends for its existence on legislation because there is limited judicial or regulatory experience implementing and interpreting the legislation. Because the system restoration property is a creation of the Public Utility Regulatory Act, any judicial determination affecting the validity of or interpreting the Public Utility Regulatory Act, the system restoration property or our ability to make payments on the bonds might have an adverse effect on the bonds. A federal or state court could be asked in the future to determine whether the relevant provisions of the Public Utility Regulatory Act are unlawful or invalid. In June 2001, the Supreme Court of the State of Texas upheld the constitutionality of certain securitization provisions of the Restructuring Amendments, which are incorporated by reference into the System Restoration Amendments. Notwithstanding that decision, a federal or state court could be asked in the future to determine whether the relevant provisions of the Public Utility Regulatory Act are unlawful or invalid. If the System Restoration Amendments or the securitization provisions of the Restructuring Amendments are invalidated, the financing order authorizing us to issue these securities might also be invalidated.

Other states have passed laws permitting the securitization of electric utility costs similar to the Restructuring Amendments and the System Restoration Amendments. Some of the laws that are similar to the Restructuring Amendments have been challenged by judicial actions. To date, none of these challenges has succeeded, but future challenges might be made. An unfavorable decision regarding another state’s law would not automatically invalidate the Restructuring Amendments, the System Restoration Amendments or the financing order, but it might provoke a challenge to the Restructuring Amendments or the System Restoration Amendments, establish a legal precedent for a successful challenge to the Restructuring Amendments or the System Restoration Amendments or heighten awareness of the political and other risks of the bonds, and in that way may limit the liquidity and value of the bonds. Therefore, legal activity in other states may indirectly affect the value of your investment in the bonds.

The federal government might preempt the Public Utility Regulatory Act without full compensation.

Congress could pass a law or adopt a rule or regulation negating the existence of or reducing the value of the system restoration property. If federal legislation preempting the Public Utility Regulatory Act or the financing order is enacted, there is no assurance that the courts would consider it a “taking” under the United States Constitution for which the government would be required to pay just compensation or, if it is considered a “taking,” that any amount provided as compensation would be sufficient to pay the full amount of principal of and interest on the bonds or to pay these amounts on a timely basis.

Future state legislative action could reduce the value of your investment in the bonds.

Despite its pledge in the Public Utility Regulatory Act not to take or permit certain actions that would impair the value of the system restoration property or the system restoration charges, the Texas legislature might attempt to repeal or amend the Public Utility Regulatory Act in a manner that limits or alters the system restoration property so as to reduce its value. For a description of the State’s pledge, please read “The System Restoration Amendments—CenterPoint Houston and Other Utilities May Securitize Qualified Costs” in this prospectus.

It might be possible for the Texas legislature to repeal or amend the Public Utility Regulatory Act notwithstanding the State’s pledge if the legislature acts in order to serve a significant and legitimate public purpose. Any such action, as well as the costly and time-consuming litigation that likely would ensue, might adversely affect the price and liquidity, the dates of payment of interest and principal and the weighted average lives of the bonds. Moreover, the outcome of any litigation cannot be predicted. Accordingly, you might incur a loss on or delay in recovery of your investment in the bonds.

If an action of the Texas legislature adversely affecting the system restoration property or the ability to collect system restoration charges were considered a “taking” under the United States or Texas Constitutions, the State of Texas might be obligated to pay compensation for the taking. However, even in that event, there is no assurance that any amount provided as compensation would be sufficient for you to recover fully your investment in the bonds or to offset interest lost pending such recovery.

Unlike the citizens of some other states, the citizens of the State of Texas currently do not have the constitutional right to adopt or revise state laws by initiative or referendum. Thus, absent an amendment of the Texas Constitution, the Public Utility Regulatory Act cannot be amended or repealed by direct action of the electorate of the State of Texas.

The enforcement of any rights against the State of Texas or the PUCT under the State’s pledge may be subject to the exercise of judicial discretion in appropriate cases and to the limitations on legal remedies against state and local governmental entities in Texas. These limitations might include, for example, the necessity to exhaust administrative remedies prior to bringing suit in a court, or limitations on type and locations of courts in which the State of Texas or the PUCT may be sued.

The PUCT might take actions that could reduce the value of your investment in the bonds.

The Public Utility Regulatory Act provides that a financing order is irrevocable and that the PUCT may not directly or indirectly, by any subsequent action, rescind or amend a financing order or reduce or impair the system restoration charges authorized under a financing order, except for the true-up adjustments to the system restoration charges. However, the PUCT retains the power to adopt, revise or rescind rules or regulations affecting CenterPoint Houston. The PUCT also retains the power to interpret the financing order granted to CenterPoint Houston, and in that capacity might be called upon to rule on the meanings of provisions of the order that might need further elaboration. Any new or amended regulations or orders from the PUCT might affect the ability of the servicer to collect the system restoration charges in full and on a timely basis, the rating of the bonds or their price and, accordingly, the amortization of the bonds and their weighted average lives.

The servicer is required to file with the PUCT, on our behalf, certain adjustments of the system restoration charges. Please read “CenterPoint Houston’s Financing Order—Statutory True-Ups” and “—Adjustments to Allocation of System Restoration Charges” in this prospectus. True-up adjustment procedures have been challenged in the past and may be challenged in the future. Challenges to or delays in the true-up process might adversely affect the market perception and valuation of the bonds. Also, any litigation might materially delay system restoration charge collections due to delayed implementation of true-up adjustments and might result in missing payments or payment delays and lengthened weighted average life of the bonds.

Servicing Risks

Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on the bonds.

The system restoration charges are generally assessed based on forecasted customer usage, i.e., kilowatt-hours of electricity consumed by customers. The amount and the timeliness of system restoration charge collections will depend in part on actual electricity usage and the amount of collections and write-offs for each customer class. If the servicer inaccurately forecasts electricity consumption or uses inaccurate customer delinquency or charge-off data when setting or adjusting the system restoration charges, or if the effectiveness of the adjustments is delayed for any reason, there could be a shortfall or material delay in system restoration charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the bonds. Please read “CenterPoint Houston’s Financing Order—Statutory True-Ups” and “—Adjustments to Allocation of System Restoration Charges” in this prospectus.

In the past, the servicer, in connection with setting Transition Bond Company I’s, Transition Bond Company II’s and Transition Bond Company III’s transition charges, has experienced difficulties from time to time in making accurate forecasts of electricity consumption because of unexpected weather conditions. Inaccurate forecasting of electricity consumption by the servicer might result from, among other things, unanticipated weather or economic conditions, resulting in less electricity consumption than forecast; general economic conditions being worse than expected, causing retail electric customers to migrate from CenterPoint Houston’s service territory or reduce their electricity consumption; the occurrence of a natural disaster, such as a hurricane, or an act of terrorism or other catastrophic event; unanticipated changes in the market structure of the electric industry; customers consuming less electricity than anticipated because of increased energy prices, unanticipated increases in conservation efforts or unanticipated increases in electric usage efficiency; or customers switching to alternative sources of energy, including self-generation of electric power.

The servicer’s use of inaccurate delinquency or charge-off rates might result also from, among other things, unexpected deterioration of the economy or the occurrence of a natural disaster, an act of terrorism or other catastrophic event or the unanticipated declaration of a moratorium on terminating electric service to customers in the event of extreme weather, any of which would cause greater delinquencies or charge-offs than expected or force CenterPoint Houston or any retail electric providers to grant additional payment relief to more customers, or any other unanticipated change in law that makes it more difficult for CenterPoint Houston or retail electric providers to terminate service to nonpaying customers or that requires CenterPoint Houston or retail electric providers to apply more lenient credit standards in accepting retail electric customers.

Your investment in the bonds depends on CenterPoint Houston or its successor or assignee, acting as servicer of the system restoration property.

CenterPoint Houston, as servicer, will be responsible for, among other things, calculating, billing and collecting the system restoration charges from retail electric providers, submitting requests to the PUCT to adjust these charges, monitoring the collateral for the bonds and taking certain actions in the event of non-payment by a retail electric provider. The trustee’s receipt of collections in respect of the system restoration charges, which will be used to make payments on the bonds, will depend in part on the skill and diligence of the servicer in performing these functions. The systems the State of Texas and servicer have in place for system restoration charge billings and collections might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner. CenterPoint Houston, as servicer of the transition charges of Transition Bond Company I, experienced some difficulties in 2002 in implementing and maintaining the systems and procedures required to perform the duties required of it by the servicing agreement relating to Transition Bond Company I. If the servicer fails to make collections for any reason, then the servicer’s payments to the trustee in respect of the system restoration charges might be delayed or reduced. In that event, our payments on the bonds might be delayed or reduced.

If we have to replace CenterPoint Houston as the servicer, we may experience difficulties finding and using a replacement servicer.

If CenterPoint Houston ceases to service the system restoration property, it might be difficult to find a successor servicer. Also, any successor servicer might have less experience and ability than CenterPoint Houston and might experience difficulties in collecting system restoration charges and determining appropriate adjustments to the system restoration charges and billing and/or payment arrangements may change, resulting in delays or disruptions in collections. In the event of the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, we and the trustee might be prevented from effecting a transfer of servicing due to operation of the bankruptcy code. Any of these factors and others might delay the timing of payments and may reduce the value of your investment. Please read “The Servicing Agreement” in this prospectus.

It might be difficult to collect system restoration charges from retail electric providers.

As required by the Public Utility Regulatory Act, retail electric customers served at distribution voltage will pay the system restoration charges to retail electric providers who supply them with electric power. The retail electric providers will be obligated to remit payments of the system restoration charges, less a specified percentage allowance for charge-offs of delinquent customer accounts, within 35 days of billing from the servicer, even if they do not collect the system restoration charges from retail electric customers. Please read “Retail Electric Providers” in this prospectus. Because the retail electric providers will bill retail electric customers for the system restoration charges, we will have to rely on a relatively small number of entities for the collection of the bulk of the system restoration charges. As of June 30, 2009, CenterPoint Houston did business with approximately 80 retail electric providers. NRG Energy, Inc., through its subsidiary, is CenterPoint Houston’s largest customer. On May 1, 2009, Reliant Energy, Inc. completed the sale of its Texas retail business to NRG Retail LLC, a subsidiary of NRG Energy, Inc. In connection with the sale, Reliant Energy, Inc. changed its name to RRI Energy, Inc. and no longer provides service as a retail electric provider in CenterPoint Houston’s service territory. NRG Energy, Inc., through its subsidiary, accounted for approximately 45% of CenterPoint Houston’s billed receivables from retail electric providers as of June 30, 2009.

Failure by the retail electric providers to remit system restoration charges to the servicer might cause delays in payments on the bonds and adversely affect your investment in the bonds. The servicer will not pay any shortfalls resulting from the failure of any retail electric provider to forward system restoration charge collections.

Adjustments to the system restoration charges and any credit support provided by a retail electric provider, while available to compensate for a failure by a retail electric provider to pay the system restoration charges to the servicer, might not be sufficient to protect the value of your investment in the bonds. Please read “CenterPoint Houston’s Financing Order—Statutory True-ups” in this prospectus.

The Public Utility Regulatory Act provides for one or more retail electric providers in each area to be designated the “provider of last resort” for that area or a specified customer class. The provider of last resort is required to offer basic electric service to retail electric customers in its designated area, regardless of the creditworthiness of the customer. The provider of last resort might face greater difficulty in bill collection than other retail electric providers and therefore the servicer may face greater difficulty in collecting system restoration charges from the provider of last resort.

Retail electric providers may issue a single bill to individual retail customers that includes all charges related to the purchase of electricity, without separately itemizing the system restoration charge component of the bill. A retail electric provider’s use of a consolidated bill might increase the risk that customers who have claims against the retail electric provider will attempt to offset those claims against system restoration charges or increase the risk that, in the event of a bankruptcy of a retail electric provider, a bankruptcy court would find that the retail electric provider has an interest in the system restoration property and would make it more difficult to terminate the services of a bankrupt retail electric provider or collect system restoration charges from its customers.

Competitive metering services might result in unexpected problems in receiving accurate metering data.

Commercial and industrial retail customers that are required by ERCOT to have an interval data recorder meter may choose to own the settlement and billing meters that are used to measure electric energy delivered to their location or to have those meters owned by a retail electric provider, the transmission and distribution utility or another person authorized by the customer. As of June 30, 2009, CenterPoint Houston continued to provide metering services related to the installation and removal of meters, meter testing and calibration, data collection and data management. Should the PUCT allow third parties to perform those metering services in CenterPoint Houston’s service territory, there might be problems converting to the third party’s metering system, taking accurate meter readings and collecting and processing accurate metering data. Inaccurate metering data might lead to inaccuracies in the calculation and imposition of system restoration charges and might give rise to disputes between the servicer and retail electric providers regarding payments and payment shortfalls resulting in missing or delayed payments of principal and interest and lengthened weighted average life of the bonds.

The Advanced Metering System (AMS) being deployed throughout CenterPoint Houston’s service territory may experience unexpected problems that delay timely receipt of accurate metering data.

CenterPoint Houston is deploying an AMS throughout its service territory with completion expected by 2014. The deployment consists, among other elements, of replacing existing meters with new electronic meters that will record metering data at 15-minute intervals and wirelessly communicate that information to CenterPoint Houston over a bi-directional communications system being installed for that purpose. The AMS integrates equipment and computer software from various vendors in order to eliminate the need for physical meter readings to be taken at consumers’ premises, such as monthly readings for billing purposes and special readings associated with a customer’s change in REPs or the connection or disconnection of electric service. Although the AMS was tested before the deployment began, only about 45,000 meters had been installed as of August 1, 2009. Unanticipated difficulties could be encountered during the installation and operation of the AMS, including failures or inadequacy of equipment or software, difficulties in integrating the various components of the AMS and cybersecurity issues, that could result in delayed or inaccurate metering data that might lead to inaccuracies in the calculation and imposition of system restoration charges.

Changes to billing and collection practices might reduce the value of your investment in the bonds.

The financing order specifies the methodology for determining the amount of the system restoration charges we may impose. The servicer may not change this methodology without approval from the PUCT. However, the servicer may set its own billing and collection arrangements with retail electric providers and retail electric customers, if any, from whom it collects system restoration charges directly, provided that these arrangements comply with the PUCT’s customer safeguards. For example, to recover part of an outstanding bill, the servicer may agree to extend a retail electric provider’s payment schedule or to write off the remaining portion of the bill, including the system restoration charges. Also, the servicer may change billing and collection practices, which might adversely impact the timing and amount of retail electric customer payments and might reduce system restoration charge collections, thereby limiting our ability to make scheduled payments on the bonds. Separately, the PUCT might require changes to these practices. Any changes in billing and collection practices regulations might make it more difficult for the servicer to collect the system restoration charges and adversely affect the value of your investment in the bonds. Please read “The Seller, Initial Servicer and Sponsor of the System Restoration Property—How CenterPoint Houston Forecasts the Number of Retail Electric Customers and the Amount of Electricity Usage” in this prospectus.

Limits on rights to terminate service might make it more difficult to collect the system restoration charges.

The financing order expressly provides that we may authorize the servicer to disconnect service for nonpayment of system restoration charges to end-use customers to the same extent as an electric utility. Moreover, if the servicer is billing end-use customers for system restoration charges, the servicer may terminate transmission and distribution service to the customer for non-payment of system restoration charges pursuant to the applicable rules of the PUCT. Nonetheless, Texas statutory requirements and the rules and regulations of the PUCT, which may change from time to time, regulate and control the right to disconnect service. For example, retail electric providers generally may not terminate service to a customer (1) on a holiday or weekend day or the day immediately preceding a holiday or weekend, (2) during certain extreme weather conditions, (3) if such disconnection would cause a person to become seriously ill or more seriously ill, (4) if such customer is an energy assistance client under certain circumstances or (5) if the customer is a master-metered apartment complex unless certain notices are given. To the extent these retail electric customers do not pay for their electric service, retail electric providers will not be able to collect system restoration charges from these retail electric customers. Although retail electric providers will have to pay the servicer the system restoration charges on behalf of those customers (subject to any charge-off allowance and reconciliation rights), required service to non-paying end-use customers could affect the ability of retail electric providers to make such payment.

Future adjustments to the system restoration charges by customer class might result in insufficient collections.

The customers who pay the system restoration charges are divided into customer classes. The system restoration charges will be allocated among customer classes and assessed in accordance with the formula required under the Public Utility Regulatory Act and specified in the financing order. A shortfall in collections of the system restoration charges in one customer class may be corrected by making adjustments to the system restoration charges payable by that customer class and any other customer class. If enough customers in a class fail to pay the system restoration charges or cease to be customers, the servicer might have to substantially increase the system restoration charges for the remaining customers in that customer class and for other customer classes. These increases could lead to further unanticipated failures by the remaining customers to pay the system restoration charges, thereby increasing the risk of a shortfall in funds to pay the bonds. Please read “The Seller, Initial Servicer and Sponsor of the System Restoration Property—Customer Classes” in this prospectus.

Storm-Related Risks

Storm damage to the service territory could impair payment of the bonds.

CenterPoint Houston’s service territory was impacted by Hurricane Ike in September 2008, disrupting CenterPoint Houston’s operations. Future storms could have similar effects. Transmission, distribution and usage of electricity could be interrupted temporarily, reducing the collections of system restoration charges. There could be longer-lasting weather-related adverse effects on residential and commercial development and economic activity in CenterPoint Houston’s service territory, which could cause the per-kWh system restoration charge to be greater than expected after adjustment pursuant to the true-up process. Legislative action adverse to the bondholders might be taken in response, and such legislation, if challenged as violative of the State of Texas’ pledge, might be defended on the basis of public necessity. Please read “The System Restoration Amendments—CenterPoint Houston and Other Utilities May Securitize Qualified Costs—the State Pledge” and “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—Future state legislative action could reduce the value of your investment in the bonds” in this prospectus.

Risks Associated with the Unusual Nature of the System Restoration Property

We will not receive the system restoration charges in respect of electric service provided more than 15 years from the date of issuance of the bonds.

CenterPoint Houston will not be entitled to charge system restoration charges for electricity delivered after the fifteenth anniversary of the issuance of the bonds. If the collections from system restoration charges for electricity delivered through the fifteenth anniversary of the bonds, or from any credit enhancement funds, are not sufficient to repay the bonds in full, no other funds will be available to pay the unpaid balance due on the bonds.

Foreclosure of the trustee’s lien on the system restoration property securing the bonds might not be practical, and acceleration of the bonds before maturity might have little practical effect.

Under the Public Utility Regulatory Act and the indenture, the trustee or the bondholders have the right to foreclose or otherwise enforce the lien on the system restoration property securing the bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the system restoration property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal of the bonds will be due and payable upon acceleration of the bonds before maturity, the system restoration charges may not be accelerated and the nature of our business will result in principal of the bonds being paid as funds become available. If there is an acceleration of the bonds, all tranches of the bonds will be paid pro rata; therefore, some tranches might be paid earlier than expected and some tranches might be paid later than expected.

Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer

For a detailed discussion of the following bankruptcy risks, please read “How a Bankruptcy May Affect Your Investment” in this prospectus.

The servicer will commingle the system restoration charges with other revenues it collects, which might obstruct access to the system restoration charges in case of the servicer’s bankruptcy and reduce the value of your investment in the bonds.

The servicer will be required to remit collections to the trustee within two business days of receipt. The servicer will not segregate the system restoration charges from the other funds it collects from retail electric customers or retail electric providers or its general funds. The system restoration charges will be segregated only when the servicer pays them to the trustee.

Despite this requirement, the servicer might fail to pay the full amount of the system restoration charges to the trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of system restoration charge collections available to make payments on the bonds.

The Public Utility Regulatory Act provides that our rights to the system restoration property are not affected by the commingling of these funds with any other funds of the servicer. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law does not recognize our right to collections of the system restoration charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the system restoration charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the bonds. In this case, we would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on your bonds and could materially reduce the value of your investment in the bonds, particularly if it occurred in the fifteenth year of the bonds after the completion of which no system restoration charges can be charged. Please read “How a Bankruptcy May Affect Your Investment” in this prospectus.

The bankruptcy of CenterPoint Houston or any successor seller might result in losses or delays in payments on the bonds.

The Public Utility Regulatory Act and the financing order provide that as a matter of Texas state law:

•	the rights and interests of a selling utility under a financing order, including the right to impose, collect and receive system restoration charges, are contract rights of the seller,

•	the seller may make a present transfer of its rights under a financing order, including the right to impose, collect and receive future system restoration charges that retail customers do not yet owe,

•

upon the transfer to us, the rights will become system restoration property, and system restoration property constitutes a present property right, even though the imposition and collection of system restoration charges depend on further acts that have not yet occurred, and

•

a transfer of the system restoration property from the seller, or its assignee, to us that expressly states the transfer is a sale or other absolute transfer is a true sale of the system restoration property, not a pledge of the system restoration property to secure a financing by the seller.

Please read “The System Restoration Amendments” in this prospectus. These provisions are important to maintaining payments on the bonds in accordance with their terms during any bankruptcy of CenterPoint Houston. In addition, the transaction has been structured with the objective of keeping us legally separate from CenterPoint Houston and its affiliates in the event of a bankruptcy of CenterPoint Houston or any such affiliates.

A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above. However, a bankruptcy court does not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a CenterPoint Houston bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a beneficial owner of the bonds might be similar to the treatment you would receive in a CenterPoint Houston bankruptcy if the bonds had been issued directly by CenterPoint Houston. A decision by the bankruptcy court that, despite our separateness from CenterPoint Houston, our assets and liabilities and those of CenterPoint Houston should be consolidated would have a similar effect on you as a bondholder.

We have taken steps together with CenterPoint Houston, as the seller, to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of CenterPoint Houston or an affiliate. Nonetheless, these steps might not be completely effective, and thus if CenterPoint Houston or an affiliate of the seller were to become a debtor in a bankruptcy case, a court might order that our assets and liabilities be consolidated with those of CenterPoint Houston or an affiliate of the seller. This might cause material delays in payment of, or losses on, your bonds and might materially reduce the value of your investment in the bonds. For example:

•

without permission from the bankruptcy court, the trustee might be prevented from taking actions against CenterPoint Houston or recovering or using funds on your behalf or replacing CenterPoint Houston as the servicer,

•	the bankruptcy court might order the trustee to exchange the system restoration property for other property, of lower value,

•	tax or other government liens on CenterPoint Houston’s property might have priority over the trustee’s lien and might be paid from collected system restoration charges before payments on the bonds,

•

the trustee’s lien might not be properly perfected in the collected system restoration property collections prior to or as of the date of CenterPoint Houston’s bankruptcy, with the result that the bonds would represent only general unsecured claims against CenterPoint Houston,

•

the bankruptcy court might rule that neither our property interest nor the trustee’s lien extends to system restoration charges in respect of electricity consumed after the commencement of CenterPoint Houston’s bankruptcy case, with the result that the bonds would represent only general unsecured claims against CenterPoint Houston,

•

we and CenterPoint Houston might be relieved of any obligation to make any payments on the bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case,

•	CenterPoint Houston might be able to alter the terms of the bonds as part of its plan of reorganization,

•	the bankruptcy court might rule that the system restoration charges should be used to pay, or that we should be charged for, a portion of the cost of providing electric service, or

•

the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim for actual damages against CenterPoint Houston that may be difficult to prove or, if proven, to collect in full.

Furthermore, if CenterPoint Houston enters bankruptcy proceedings, it might be permitted to stop acting as servicer and it may be difficult to find a third party to act as servicer. The failure of the servicer to perform its duties or the inability to find a successor servicer might cause payment delays or losses on your investment in the bonds. Also, the mere fact of a servicer or seller bankruptcy proceeding might have an adverse effect on the resale market for the bonds and on the value of the bonds.

The sale of the system restoration property might be construed as a financing and not a sale in a case of CenterPoint Houston’s bankruptcy which might delay or limit payments on the bonds.

The Public Utility Regulatory Act provides that the characterization of a transfer of system restoration property as a sale or other absolute transfer will not be affected or impaired by treatment of the transfer as a financing for federal or state tax purposes or financial reporting purposes. We and CenterPoint Houston will treat the transaction as a sale under applicable law, although for financial reporting and state income and franchise tax purposes the transaction is intended to be treated as a financing. In the event of a bankruptcy of CenterPoint Houston, a party in interest in the bankruptcy might assert that the sale of the system restoration property to us was a financing transaction and not a “sale or other absolute transfer” and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, we expect that we would, on behalf of ourselves and the trustee, be treated as a secured creditor of CenterPoint Houston in the bankruptcy proceedings, although a court might determine that we only have an unsecured claim against CenterPoint Houston. Please read “—The servicer will commingle the system restoration charges with other revenues it collects, which might obstruct access to the system restoration charges in case of the servicer’s bankruptcy and reduce the value of your investment in the bonds” above. Even if we had a security interest in the system restoration property, we would not likely have access to the system restoration charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment of the bonds might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of the system restoration charge collections and therefore the amount and timing of funds available to us to pay bondholders.

If the servicer enters bankruptcy proceedings, the collections of the system restoration charges held by the servicer as of the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the bonds.

In the event of a bankruptcy of the servicer, a party in interest might take the position that the remittance of funds prior to bankruptcy of the servicer, pursuant to the servicing agreement or intercreditor agreement, constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer. To the extent that system restoration charges have been commingled with the general funds of the servicer, the risk that a court would hold that a remittance of funds was a preference would increase. Also, we or the servicer may be considered an “insider” with any retail electric provider that is affiliated with us or the servicer. If the servicer or we are considered to be an “insider” of the retail electric provider, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, we or the trustee would merely be an unsecured creditor of the servicer. If any funds were required to be returned to the bankruptcy estate of the servicer, we would expect that the amount of any future system restoration charges would be increased through the statutory true-up mechanism to recover such amount.

Claims against CenterPoint Houston or any successor seller might be limited in the event of a bankruptcy of the seller.

If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us against the seller under the sale agreement and the other documents executed in connection with the sale agreement would be unsecured claims and would be disposed of in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that we have against the seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of the seller might challenge the enforceability of the indemnity provisions in a sale agreement. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court. We cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller.

The bankruptcy of CenterPoint Houston or any successor seller might limit the remedies available to the trustee.

Upon an event of default for the bonds under the indenture, the Public Utility Regulatory Act permits the trustee to enforce the security interest in the system restoration property in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the PUCT or a Travis County, Texas district court to order the sequestration and payment to bondholders of all revenues arising with respect to the system restoration property. There can be no assurance, however, that the PUCT or the Travis County, Texas district court would issue this order after a CenterPoint Houston bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the Texas court, and an order requiring an accounting and segregation of the revenues arising from the system restoration property. There can be no assurance that a court would grant either order.

Risks Associated with Potential Bankruptcy Proceedings or Defaults of Retail Electric Providers

Retail electric providers may commingle the system restoration charges with other revenues they collect. This may cause losses on or reduce the value of your investment in the bonds in the event a retail electric provider enters bankruptcy proceedings.

A retail electric provider is not required to segregate from its general funds the system restoration charges it collects, but will be required to remit to the servicer amounts billed to it for system restoration charges, less an amount relating to expected customer charge-offs, within 35 days of the billing by the servicer. A retail electric provider nevertheless might fail to remit the full amount of the system restoration charges owed to the servicer or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of system restoration charge collections available on the next payment date to make timely payments on the bonds.

The Public Utility Regulatory Act provides that our rights to the system restoration property are not affected by the commingling of these funds with other funds. In a bankruptcy of a retail electric provider, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Public Utility Regulatory Act and does not recognize our right to receive the collected system restoration charges that are commingled with other funds of a retail electric provider as of the date of bankruptcy. If so, the collections of the system restoration charges held by a retail electric provider as of the date of bankruptcy would not be available to pay amounts owing on the bonds. In this case, we would have only a general unsecured claim against the retail electric provider for those amounts. This decision might cause material delays in payments of principal or interest or losses on your bonds and could materially reduce the value of your investment in the bonds, particularly if it occurred in the fifteenth year of the bonds after the completion of which no system restoration charges can be charged. Please read “How a Bankruptcy May Affect Your Investment” in this prospectus.

If a retail electric provider enters bankruptcy proceedings, any cash deposit of the retail electric provider held by the trustee might not be available to cover amounts owed by the retail electric provider.

If a retail electric provider does not have the credit rating required by the financing order, it may nevertheless qualify to act as a retail electric provider if, among other alternatives, it provides a cash deposit equal to two months’ maximum expected system restoration charge collections. Please read “Retail Electric Providers” in this prospectus. That cash deposit will be held by the trustee under the indenture. However, it is unclear whether the Public Utility Regulatory Act creates a lien on the cash deposit in favor of the trustee. If the retail electric provider becomes bankrupt, the trustee would be stayed from applying that cash deposit to cover amounts owed by the retail electric provider, and the trustee might be required to return that cash deposit to the retail electric provider’s bankruptcy estate if the bankruptcy court determines there is no valid right of set-off or recoupment. In that case, the issuing entity might only have an unsecured claim for any amounts owed by the retail electric provider in the retail electric provider’s bankruptcy proceedings. Three retail electric providers with which CenterPoint Houston has done business have filed for bankruptcy. CenterPoint Houston, as servicer under the transition bonds issued by Transition Bond Company I and Transition Bond Company II was able to recover the full amount or a substantial majority of the transition charges relating to those transition bonds from cash deposits or a combination of cash deposits and payments from these retail electric providers, but there is no assurance that CenterPoint Houston will be able to recover such amounts from any bankrupt retail electric providers in the future. For additional information regarding the bankruptcies of these retail electric providers, please read “The Seller, Initial Servicer and Sponsor of the System Restoration Property—Customer Classes—Relationship With Retail Electric Providers.”

If a retail electric provider enters bankruptcy proceedings, system restoration charge payments made by that retail electric provider to the servicer might constitute preferences, and the servicer may be required to return such funds to the bankruptcy estate of the retail electric provider.

In the event of a bankruptcy of a retail electric provider, a party in interest might take the position that the remittance of funds by the retail electric provider to the servicer, pursuant to the financing order, prior to bankruptcy constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes preferences, any remittance of such funds made within 90 days of the filing of the bankruptcy petition might be avoidable, and the funds might be required to be returned to the bankruptcy estate of the retail electric provider by us or the servicer. To the extent that system restoration charges have been commingled with the general funds of the retail electric provider, the risk that a court would hold that a remittance of funds was a preference would increase. Also, we or the servicer might be considered an “insider” with any retail electric provider that is affiliated with us or the servicer. If the servicer or we are considered to be an “insider” of the retail electric provider, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, we or the servicer would merely be an unsecured creditor of the retail electric provider. If any funds were required to be returned to the bankruptcy estate of the retail electric provider, we would expect that the amount of any future system restoration charges would be increased through the statutory true-up mechanism to recover the amount returned.

Furthermore, the mere fact of a retail electric provider bankruptcy proceeding could have an adverse effect on the resale market for the bonds and on the value of the bonds. Please read “How a Bankruptcy May Affect Your Investment” in this prospectus.

If a retail electric provider defaults with respect to the payment of system restoration charges owed to the servicer, any cash deposit or other collateral of the retail electric provider held by the trustee might not cover amounts owed by the retail electric provider.

If a retail electric provider does not have the ratings required by the financing order, the retail electric provider must provide a cash deposit or other collateral which is reviewed as often as each quarter to ensure that the amount of such collateral equals or exceeds two months’ maximum collections. If a retail electric provider defaults with respect to the payment of system restoration charges, the amount of such collateral may be inadequate as a result of factors that include (a) an increase in a retail electric provider’s number of customers or the electric usage of its customers shortly before the default, (b) the length of time between the initial payment default by a retail electric provider and the date all of such retail electric provider’s retail electric customers are transferred to another retail electric provider, and (c) deficiencies in the collateral documentation or a failure of a guarantor, letter of credit of provider or surety to honor a demand for payment.

Other Risks Associated with an Investment in the Bonds

CenterPoint Houston’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the bonds.

CenterPoint Houston is obligated under the sale agreement to indemnify us and the trustee, for itself and on behalf of the bondholders, only in specified circumstances and will not be obligated to repurchase any system restoration property in the event of a breach of any of its representations, warranties or covenants regarding the system restoration property. Similarly, CenterPoint Houston is obligated under the servicing agreement to indemnify us, the trustee, for itself and on behalf of the bondholders, and the PUCT only in specified circumstances. Please read “The Sale Agreement” and “The Servicing Agreement” in this prospectus.

Neither the trustee nor the bondholders will have the right to accelerate payments on the bonds as a result of a breach under the sale agreement or the servicing agreement, absent an event of default under the indenture as described in “The Bonds—What Constitutes an Event of Default on the Bonds.” Furthermore, CenterPoint Houston might not have sufficient funds available to satisfy its indemnification obligations under these agreements, and the amount of any indemnification paid by CenterPoint Houston might not be sufficient for you to recover all of your investment in the bonds. In addition, if CenterPoint Houston becomes obligated to indemnify bondholders, the ratings on the bonds may be downgraded as a result of the circumstances causing the breach and the fact that bondholders will be unsecured creditors of CenterPoint Houston with respect to any of these indemnification amounts.

CenterPoint Houston’s ratings might affect the market value of the bonds.

A downgrading of the credit ratings on the debt of CenterPoint Houston might have an adverse effect on the market value of your bonds. Credit ratings may change at any time. A rating agency has the authority to revise or withdraw its rating based solely upon its own judgment. On April 30, 2009, S&P affirmed the senior long-term debt rating of CenterPoint Houston but revised its outlook to negative from stable. An S&P rating outlook assesses the potential direction of a long-term credit rating over the intermediate to longer term. On August 3, 2009, Moody’s upgraded the ratings of CenterPoint Houston’s senior secured debt from “Baa2” to “Baa1.” Moody’s outlook for CenterPoint Houston is positive.

The credit ratings are no indication of the expected rate of payment of principal on the bonds.

The bonds will be rated by one or more established rating agencies. A rating is not a recommendation to buy, sell or hold bonds. The ratings merely analyze the probability that we will repay the total principal amount of the bonds at the final maturity date (which is later than the scheduled final payment date) and will make timely interest payments. The ratings are not an indication that the rating agencies believe that principal payments are likely to be paid on time according to the expected sinking fund schedule.

Alternatives to purchasing electricity through CenterPoint Houston’s distribution facilities may be more widely utilized by retail electric customers in the future.

Broader use of distributed generation by retail electric customers may result from customers’ changing perceptions of the merits of utilizing existing generation technology or from technological developments resulting in smaller-scale, more fuel efficient, more environmentally friendly and/or more cost effective distributed generation. Electric customers within CenterPoint Houston’s service territory whose load is served by an on-site power production facility with a rated capacity of 10 megawatts or less are not required to pay system restoration charges under the financing order except for system restoration charges associated with services actually provided by CenterPoint Houston. Therefore, more widespread use of distributed generation might allow greater numbers of retail customers to reduce or eliminate their payment of system restoration charges causing system restoration charges to remaining customers to increase.

The absence of a secondary market for the bonds might limit your ability to resell your bonds.

The underwriters for the bonds might assist in resales of the bonds, but they are not required to do so. A secondary market for the bonds might not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your bonds. Please read “Plan of Distribution for the Bonds” in this prospectus.

You might receive principal payments for the bonds later than you expect.

The amount and the timeliness of collection of the system restoration charges, together with the system restoration charge adjustments, will generally determine whether there is a delay in the scheduled repayments of bond principal. If the servicer collects system restoration charges at a slower rate than the rate estimated when the schedule for the repayments of bond principal was established and true up adjustments to the system restoration charges are not timely and accurate, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the bonds. Please read “The Bonds” in this prospectus.

If the investment of collected system restoration charges and other funds held by the trustee in the collection account results in investment losses or the investments become illiquid, you may receive payment of principal and interest on the bonds later than you expect.

Funds held by the trustee in the Collection Account and cash collateral provided by retail electric providers will be invested in eligible investments. Eligible investments include money market funds having a rating from Moody’s and S&P of “Aaa” and “AAA”, respectively. Although investments in these money market funds have traditionally been viewed as highly liquid with a low probability of principal loss, illiquidity and principal losses have been experienced by investors in certain of these funds as a result of recent disruptions in the financial markets. If investment losses or illiquidity is experienced, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the bonds.

Other subsidiaries or affiliates of CenterPoint Houston may issue bonds similar to the bonds in the future without your prior review or approval.

CenterPoint Houston has previously sold transition property created pursuant to other financing orders to other subsidiaries of CenterPoint Houston in connection with the issuance of transition bonds. CenterPoint Houston may sell other system restoration property or transition property created pursuant to a financing order it may obtain in the future to other subsidiaries or affiliates of CenterPoint Houston in connection with the issuance of other system restoration bonds or transition bonds in the future without your prior review or approval. In the event a retail electric provider does not pay in full all amounts owed under any bill, including system restoration charges for the bonds and other similar bonds and transition bonds, the amount remitted shall first be allocated ratably among the system restoration charges and transition charges relating to all such system restoration bonds and transition bonds and other fees and charges (including delivery charges and nuclear decommissioning charges) other than late fees, and second, any remaining portion of the remittance shall be attributed to late fees. We cannot assure you that the issuance of additional bonds similar to the bonds would not cause reductions or delays in payments on the bonds.

THE SYSTEM RESTORATION AMENDMENTS

The System Restoration Amendments’ General Effect on Electric Utilities in Texas

An Overview of the System Restoration Amendments. The System Restoration Amendments were enacted by the Texas legislature in April 2009 and became effective on April 16, 2009. The System Restoration Amendments amended the Public Utility Regulatory Act to, among other things,

•

provide for recovery of system restoration costs incurred by electric utilities as a result of hurricanes, tropical storms, ice or snow storms, floods and other weather-related events and natural disasters,

•

permit electric utilities to recover the Securitizable Balance (as defined below) and up-front qualified costs through the issuance of system restoration bonds pursuant to and supported by an irrevocable financing order issued by the PUCT, and

•

permit the PUCT to impose an irrevocable nonbypassable system restoration charge on all retail electric customers within a utility’s certificated service territory for payment of system restoration bonds.

For electric utilities (including CenterPoint Houston) whose service territories are part of the Electric Reliability Council of Texas (ERCOT), only the system restoration costs related to the utility’s distribution system may be securitized and only those retail customers served at distribution voltage are required to pay the system restoration charges. For electric utilities serving areas not in ERCOT, both the distribution and transmission related system restoration costs may be securitized.

Pursuant to the System Restoration Amendments, securitization of system restoration costs will be accomplished using the same procedures, standards and protections for securitization authorized by the Restructuring Amendments for securitization of transition costs through the issuance of transition bonds to the extent those provisions do not conflict with the new amendments.

CenterPoint Houston and Other Utilities May Securitize Qualified Costs

We May Issue System Restoration Bonds to Recover CenterPoint Houston’s Qualified Costs. The System Restoration Amendments authorize the PUCT to issue financing orders approving the issuance of system restoration bonds to recover certain qualified costs of an electric utility. A utility, its successors or a third-party assignee of a utility may obtain securitization financing through the issuance of system restoration bonds. Under the System Restoration Amendments, proceeds of system restoration bonds must be used to reduce the amount of recoverable system restoration costs including but not limited to the refinancing or retirement of the electric utility’s debt or equity. The system restoration bonds are secured by, and payable from, system restoration property, which includes the right to impose, collect and receive system restoration charges, and may have a maximum maturity of 15 years. The amounts of system restoration charges must be allocated to customers in the same manner as the corresponding facilities and related expenses are allocated in the utility’s most recent PUCT order addressing rate design. System restoration charges can be imposed only when and to the extent that system restoration bonds are issued.

The Public Utility Regulatory Act contains a number of provisions designed to facilitate the securitization of qualified costs.

Creation of System Restoration Property. Under the Public Utility Regulatory Act, system restoration property is created when the rights and interests of an electric utility or successor under a financing order, including the right to impose, collect and receive system restoration charges authorized in the financing order, are first transferred to an assignee, such as us, or pledged in connection with the issuance of system restoration bonds. System restoration property is known as “transition property” in the Public Utilities Regulatory Act.

A Financing Order is Irrevocable. A financing order, once effective, together with the system restoration charges authorized in the financing order, is irrevocable and not subject to reduction, impairment or adjustment by the PUCT except for adjustments pursuant to the Public Utility Regulatory Act in order to correct overcollections or undercollections and to provide that sufficient funds are available to timely provide for payments of debt service and other required amounts in connection with the related series of system restoration bonds. Although a financing order is irrevocable, the Public Utility Regulatory Act allows applicants to apply for one or more new financing orders to provide for retiring and refunding of system restoration bonds if such retirement or refunding would result in lower system restoration charges.

The State Pledge. Under the Public Utility Regulatory Act, the State of Texas has pledged, for the benefit and protection of bondholders and the electric utilities covered by the Public Utility Regulatory Act, that it will not take or permit any action that would impair the value of the system restoration property or, except for adjustments discussed in “CenterPoint Houston’s Financing Order—Statutory True-ups,” reduce, alter or impair the system restoration charges to be imposed, collected and remitted to bondholders, until the principal, interest, and any other charges incurred and contracts to be performed in connection with the bonds have been paid and performed in full. For a description of risks related to the enforcement of this pledge, please read “Risks Associated with Potential Judicial, Legislative or Regulatory Actions” in this prospectus.

Constitutional Matters. To date, no federal or Texas cases addressing the repeal or amendment of securitization provisions analogous to those contained in the Public Utility Regulatory Act have been decided. There have been cases in which federal courts have applied the Contract Clause of the United States Constitution and Texas courts have applied the Contract Clause of the Texas Constitution to strike down legislation regarding similar matters, such as legislation reducing or eliminating taxes, public charges or other sources of revenues servicing other types of bonds issued by public instrumentalities or private issuers, or otherwise substantially impairing or eliminating the security for bonds or other indebtedness. Based upon this case law, Baker Botts L.L.P., counsel to CenterPoint Houston and us, expects to deliver an opinion prior to the closing of the offering of the bonds to the effect that the pledge described above creates a binding contractual obligation for purposes of the Contract Clauses of the United States and Texas constitutions, and provides a basis upon which the bondholders (or the trustee acting on their behalf) could challenge successfully, under the Contract Clauses of the United States and Texas constitutions, the constitutionality of any action by the State of Texas (including the PUCT) of a legislative character, including the repeal or amendment of the securitization provisions of the Public Utility Regulatory Act, that a court would determine violates the pledge described above in a way that would substantially reduce, alter or impair the value of the system restoration property or substantially reduce, alter or impair the system restoration charges, unless such action is a reasonable exercise of the sovereign powers of the State of Texas and of a character reasonable and appropriate to the public purpose justifying such action. It may be possible for the Texas legislature to repeal or amend the Public Utility Regulatory Act, or for the PUCT to amend or revoke the financing order notwithstanding the State’s pledge, if the legislature or the PUCT acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety or responding to a national or regional catastrophe affecting CenterPoint Houston’s service territory, or if the legislature otherwise acts in the valid exercise of the state’s police power.

In addition, any action of the Texas legislature adversely affecting the system restoration property or the ability to collect system restoration charges may be considered a “taking” under the United States or Texas Constitutions. Baker Botts L.L.P. has advised us that it is not aware of any federal or Texas court cases addressing the applicability of the Takings Clause of the United States or Texas Constitution in a situation analogous to that which could be involved in an amendment or repeal of the securitization provisions of the Public Utility Regulatory Act. It is possible that a court would decline even to apply a Takings Clause analysis to a claim based on an amendment or repeal of the securitization provisions of the Public Utility Regulatory Act or Public Utility Regulatory Act incorporated therein, since, for example, a court might determine that a Contract Clause analysis rather than a Takings Clause analysis should be applied. Assuming a Takings Clause analysis were applied under the United States or Texas Constitution, Baker Botts L.L.P. expects to render an opinion prior to the closing of the offering of the bonds to the effect that under existing case law, if a court concludes that the system restoration property is protected by the Takings Clause of the United States or Texas Constitution, it would find a compensable taking if the State were to enact a law that, without paying just compensation to the bondholders (i) permanently appropriates the system restoration property or denies all economically productive use of the system restoration property; or (ii) destroys the system restoration property, other than in response to emergency conditions; or (iii) substantially reduces, alters or impairs the value of the system restoration property, if the law unduly interferes with such bondholders’ reasonable investment-backed expectations. In examining whether action of the Texas legislature amounts to a regulatory taking, both federal and state courts will consider the character of the governmental action and whether such action substantially advances the State’s legitimate governmental interests, the economic impact of the governmental action on the bondholders, and the extent to which the governmental action interferes with distinct investment-backed expectations. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient for you to recover fully your investment in the bonds. In connection with the foregoing, Baker Botts L.L.P. has advised us that issues relating to the Contract and Takings Clauses of the United States and Texas constitutions are essentially decided on a case-by-case basis and that the courts’ determinations, in most cases, appear to be strongly influenced by the facts and circumstances of the particular case. Baker Botts L.L.P. has further advised us that there are no reported controlling judicial precedents that are directly on point. The opinions described above will be subject to the qualifications included in them. The degree of impairment necessary to meet the standards for relief under a Takings Clause analysis or Contract Clause analysis could be substantially in excess of what a bondholder would consider material. We will file a copy of the Baker Botts L.L.P. opinion as an exhibit to the registration statement of which this prospectus is a part, or to one of our periodic filings with the SEC.

For a discussion of risks associated with potential judicial, legislation or regulatory actions, please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions” in this prospectus.

The PUCT May Adjust System Restoration Charges. The Public Utility Regulatory Act requires the PUCT to provide in all financing orders a mechanism requiring that system restoration charges relating to the series of system restoration bonds authorized in such financing order be reviewed and adjusted at least annually, within 45 days of the anniversary of the date of the issuance of such series of system restoration bonds:

•	to correct any overcollections or undercollections during the preceding 12 months, and

•

to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with such series of system restoration bonds.

System Restoration Charges are Nonbypassable. The Public Utility Regulatory Act provides that the system restoration charges are nonbypassable. Nonbypassable means that a utility collects system restoration charges attributable to all existing and future retail electric customers located within the utility’s service territory as it existed on August 26, 2009, which is the date the financing order was issued. Customers who, before such date, request to be switched to another electric utility, electric cooperative, or municipally owned utility or who switch to on-site power production facilities of 10 megawatts or less will not be responsible for paying system restoration charges.

The Public Utility Regulatory Act Protects the System Restoration Bonds’ Lien on System Restoration Property. The Public Utility Regulatory Act provides that a valid and enforceable lien and security interest in system restoration property may be created only by a financing order and the execution and delivery of a security agreement in connection with the issuance of a series of system restoration bonds. The security interest automatically attaches from the time value is received by the issuer of such series of bonds.

On perfection through the filing of a notice with the Secretary of State of Texas, the security interest (1) will be a continuously perfected lien and security interest in the related system restoration property and all proceeds of such system restoration property, whether the related system restoration charges have accrued or not, and (2) will have a priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. If notice is filed within 10 days after value is received for a series of system restoration bonds, the security interest is perfected retroactive to the date value was received. Otherwise, the security interest is perfected as of the date of filing.

The Public Utility Regulatory Act provides that priority of security interests in system restoration property relating to a series of system restoration bonds will not be impaired by:

•	commingling of funds collected from related system restoration charges with other funds, or

•	modifications to the financing order resulting from any true-up adjustment.

Please read “Risk Factors—Risks Associated With the Unusual Nature of the System Restoration Property.”

The Public Utility Regulatory Act Characterizes the Transfer of System Restoration Property as a True Sale. The Public Utility Regulatory Act provides that an electric utility’s or an assignee’s transfer of system restoration property is a “true sale” under Texas law and is not a secured transaction and that legal and equitable title passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. Please read “The Sale Agreement” and “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer” in this prospectus.

Tax Exemption. The Public Utility Regulatory Act provides that transactions involving the transfer and ownership of system restoration property and the receipt of system restoration charges are exempt from state and local income, sales, franchise, gross receipts and other taxes or similar charges.

CENTERPOINT HOUSTON’S FINANCING ORDER

Background. The PUCT issued the financing order on August 26, 2009 authorizing CenterPoint Houston to securitize (1) the system restoration cost amount related to distribution operations approved by the PUCT ($643 million as of September 1, 2009), plus (2) carrying charges through the date costs are securitized, minus (3) all insurance proceeds, government grants, or other sources of funding that compensate CenterPoint Houston for the distribution-related system restoration costs approved by the PUCT (together, the “Securitizable Balance”), plus (4) up-front qualified costs. CenterPoint Houston expects to receive insurance proceeds and may receive government grants and/or other funding that compensate CenterPoint Houston for some of the Hurricane-Ike distribution-related system restoration costs approved by the PUCT, but has not yet settled the outstanding insurance claim or received any government grants or other funding. The right to receive insurance proceeds, government grants or other funding will be retained by CenterPoint Houston and neither the right to receive proceeds, grants or funding nor any proceeds, grants or funding received by CenterPoint Houston will become a part of the system restoration property owned by us. Any government grants, other funding or final insurance settlements received by CenterPoint Houston will be taken into account by the PUCT in CenterPoint Houston’s next base rate case or any subsequent proceeding and may be applied to reduce other rates charged by CenterPoint Houston; however, the System Restoration Amendments and the financing order prohibit application of any such amounts in a manner that would reduce the system restoration charges or otherwise affect the stream of revenues available to service the bonds.

Pursuant to the financing order,

•

the PUCT or its designated representative has a decision-making role co-equal with CenterPoint Houston with respect to the structuring, marketing and pricing of the bonds and all matters related to the structuring, marketing and pricing of the bonds will be determined through a joint decision of CenterPoint Houston and the PUCT or its designated representative,

•

CenterPoint Houston is directed to take all necessary steps to ensure that the PUCT or its designated representative is provided sufficient and timely information to allow the PUCT or its designated representative to fully participate in, and exercise its decision making power over, the proposed securitization, and

•	the servicer will file periodic adjustments to system restoration charges with the PUCT on our behalf.

We have also agreed that certain reports concerning system restoration charge collections will be provided to the PUCT.

We have filed the financing order with the SEC as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to and qualified by reference to the provisions of the financing order.

In the financing order, the PUCT guarantees that it will act pursuant to the irrevocable financing order as expressly authorized by the Public Utility Regulatory Act to ensure that expected system restoration charge revenues relating to the bonds are sufficient to pay on a timely basis scheduled principal and interest on the bonds and other costs, including fees and expenses, in connection with the bonds. The financing order, pursuant to the provisions of the Public Utility Regulatory Act, is irrevocable and is not subject to reduction, impairment or adjustment by further action of the PUCT, except as contemplated by the periodic true-up adjustments. The financing order also provides that the statutory true-up mechanism and all other obligations of the State of Texas and the PUCT set forth in the financing order that relate to the bonds are direct, explicit, irrevocable and unconditional upon issuance of the bonds, and are legally enforceable against the State of Texas and the PUCT.

Collection of System Restoration Charges. The financing order authorizes CenterPoint Houston to collect system restoration charges from the retail electric providers serving retail electric customers at distribution voltage in CenterPoint Houston’s service territory in an amount expected to be sufficient to permit the timely recovery of its aggregate qualified costs which include principal and interest and certain ongoing fees and expenses associated with the bonds. There is no “cap” on the level of system restoration charges that may be imposed on consumers of electricity in CenterPoint Houston’s service territory to meet scheduled principal and interest on the bonds. However, we may not charge system restoration charges for the bonds for electricity delivered after the fifteenth anniversary of the date of issuance of the bonds.

Issuance Advice Letter. No later than the end of the first business day following the determination of the final terms of the bonds and prior to their issuance, CenterPoint Houston is required to file with the PUCT an issuance advice letter, which will:

•	demonstrate compliance with the statutory financial tests and terms of the financing order,

•	evidence the actual terms on which the bonds will be issued,

•	show the actual dollar amount of the initial system restoration charges relating to the bonds,

•	identify the system restoration property relating to the bonds we will purchase,

•	identify us,

•

certify that, based on information reasonably available, the structuring, marketing and pricing of the bonds will result in the lowest bond charges consistent with market conditions and the terms of the financing order, and

•	update the benefit analysis to verify that the final amount securitized satisfies the statutory financial tests.

Both the issuance advice letter and the accompanying compliance tariff become effective on the date of issuance of the bonds unless the PUCT issues an order prior to noon on the fourth business day after the determination of the final terms of the bonds, that the proposed issuance does not comply with the requirements of the Public Utility Regulatory Act or the financing order. The PUCT’s review of the issuance advice letter will be limited to confirming the arithmetic accuracy of the calculations and to compliance with PURA, the financing order and the specific requirements contained in the issuance advice letter.

Tariff. We are required, prior to the issuance of any bonds, to complete and file a tariff in the form attached to the financing order. The tariff establishes the initial system restoration charges. It also implements the procedures for periodic adjustments to the system restoration charges, the procedures for retail electric providers to remit system restoration charge payments and the annual procedures allowing retail electric providers to reconcile remittances with actual charge–offs.

Allocation. Under the terms of the financing order, CenterPoint Houston will initially allocate the qualified costs among its system restoration charge customer classes served at distribution voltage as follows (each allocation factor percentage has been rounded to four decimal places):

System Restoration Charge Customer Class	Allocation Factor
Residential	64.9176%
Secondary Service Less Than or Equal to 10kVA	3.3795%
Secondary Service Greater Than 10kVA	24.9808%
Primary Service	2.0000%
Lighting Service	4.7221%

The allocation factors for each class are subject to adjustment prior to the issuance of the bonds and will be subject to periodic adjustment after any such issuance. Please read “—Adjustments to Allocation of System Restoration Charges” below.

Statutory True-Ups. In the financing order, the PUCT guarantees that it will act pursuant to its irrevocable financing order, dated August 26, 2009, as expressly authorized by the Public Utility Regulatory Act to ensure that expected system restoration charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the bonds. The Public Utility Regulatory Act mandates and the financing order provides that the system restoration charges will be reviewed and adjusted at least annually and, if necessary, semi-annually to ensure the expected recovery of amounts sufficient to provide timely payment of principal and interest on the bonds. The financing order requires CenterPoint Houston and any successor servicer to make periodic adjustment filings pursuant to the following statutory true-up mechanism and reconciliation procedures.

True-up adjustments will be based upon the cumulative differences between the periodic payment requirement, which is discussed in the paragraph below (including scheduled principal and interest payments on the bonds), and the amount of system restoration charge remittances to the trustee. In order to provide for adequate revenues from the system restoration charges, the servicer will calculate the adjusted system restoration charges using its most recent forecast of electric consumption and its most current estimates of ongoing transaction-related expenses. The calculation of the system restoration charges will reflect both a projection of uncollectible system restoration charges and payment lags between the billing and collection of system restoration charges based upon the servicer’s and the retail electric provider’s most recent experience regarding collection of system restoration charges. The calculation of system restoration charges will also take into account any amounts due any retail electric providers as a result of the reconciliation of the remittances and collections. There is no “cap” on the level of system restoration charges that may be imposed on consumers of electricity in CenterPoint Houston’s service territory to meet scheduled principal and interest on the bonds.

There are two types of true-ups that may occur under the financing order.

•	First, pursuant to the Public Utility Regulatory Act, the servicer is required to make a filing with the PUCT for an adjustment at least annually

•	to correct any undercollection or overcollection of system restoration charges relating to the bonds, and

•

to provide for the billing of system restoration charges necessary to generate the collection of amounts sufficient to timely provide all scheduled payments of principal and interest and any other amounts due in connection with the bonds (including but not limited to ongoing fees and expenses, amounts required to be deposited in or allocated to any collection account or subaccount relating to the bonds, trustee indemnities and any payments due in connection with any expenses incurred by the trustee or the servicer to enforce bondholder rights and all other payments pursuant to the waterfall of payments described under “The Bonds—How Funds in the Collection Account Will Be Allocated” or otherwise in the waterfall of payments set forth in the prospectus supplement) during the period for which such adjusted system restoration charges are to be in effect.

These amounts are referred to as the “periodic payment requirement.”

•

Second, the servicer will be required under the servicing agreement to seek an interim true-up adjustment with respect to the bonds once every six months, or quarterly in the fourteenth and fifteenth years:

•

if the servicer expects, at the next payment date, more than a 5% variation in absolute value between (a) the actual principal balance of the bonds, taking into account amounts on deposit in the excess funds subaccount, and (b) the outstanding principal balance anticipated on the expected amortization schedule,

•	as needed to meet any rating agency requirement that the bonds be paid in full at the scheduled final payment date, or

•

to correct any undercollection or overcollection of system restoration charges, regardless of cause, in order to assure timely payment of the bonds based on rating agency and bondholder considerations.

For more discussion of the statutory true-up mechanism, please read “The Servicing Agreement—Adjustment Process for System Restoration Charges” in this prospectus.

Statutory True-Up Mechanism—Credit Risk. The State of Texas has pledged in the Public Utility Regulatory Act that it will not take or permit any action that would impair the value of the system restoration property, or, except as permitted in connection with a true-up adjustment authorized by the statute, reduce, alter or impair the system restoration charges until the principal, interest, and any other charges incurred and contracts to be performed in connection with the bonds, have been paid and performed in full.

The financing order provides that the broad-base nature of the true-up mechanism and this pledge by the State of Texas, along with other elements of the bonds, will serve to minimize, if not effectively eliminate, for all practical purposes and circumstances, any credit risk associated with the bonds (i.e., sufficient funds will be available and paid to discharge all principal when due at final maturity and interest obligations on the bonds when due). With respect to the foregoing, interest is due on each payment date and principal is due upon the final maturity date for each tranche. Please consider, however, the risk factors discussed in “Risk Factors” generally, including, among others, “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions”, “—Servicing Risks—Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on the bonds” and “—Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer,” and please read the financing order, Finding of Fact 90, and “The System Restoration Amendments—CenterPoint Houston and Other Utilities May Securitize Qualified Costs,” and “Cautionary Statement Regarding Forward-Looking Information” for further information.

Adjustments to Allocation of System Restoration Charges. In the financing order, the PUCT requires CenterPoint Houston and any successor servicer to request periodic adjustments to the allocation of the system restoration charges among various classes of customers. The allocation may be adjusted to reflect load losses that a system restoration charge class or group of system restoration charge classes may suffer or to reflect certain changes to the allocation methodology that may be ordered by the PUCT. Adjustments to the allocation of the system restoration charges will take place at the same time as the annual true-up adjustments described above.

Binding on Successors. The financing order, along with the system restoration charges authorized in the financing order, is binding on:

•	CenterPoint Houston,

•	any successor to CenterPoint Houston that provides distribution service directly to retail customers in CenterPoint Houston’s service territory,

•	any other entity that provides distribution service to retail electric customers within CenterPoint Houston’s service territory,

•

each retail electric provider that sells electric energy at distribution voltage to retail electric customers located within CenterPoint Houston’s service territory or any such retail electric provider’s successor,

•	any other entity responsible for imposing, billing, collecting and remitting system restoration charges on our behalf, or

•	any successor to the PUCT.

RETAIL ELECTRIC PROVIDERS

Under the Public Utility Regulatory Act, beginning in January 2002, certain electric utilities, including CenterPoint Houston, were required to cease selling electricity to their retail customers. Since that time, only retail electric providers have been allowed to sell electricity to retail customers formerly served by those utilities. Each retail customer may choose a retail electric provider from among those who have been certified under standards set by the PUCT. As of the date of this prospectus, neither CenterPoint Houston nor its parent CenterPoint Energy directly or indirectly owns or controls or is owned or controlled by any retail electric provider. In the future, either company may directly or indirectly own or control a retail electric provider.

CenterPoint Houston and any successor servicer will bill and collect system restoration charges from the retail electric providers serving customers at distribution voltage in CenterPoint Houston’s service territory. The retail electric providers will in turn bill and collect the system restoration charges from retail electric customers served at distribution voltage in CenterPoint Houston’s service territory. Each retail electric provider will be required to pay the system restoration charges on or before the 35th day after it receives the bill from the servicer, less an agreed allowance for expected uncollectible amounts, whether or not the retail electric provider has collected all amounts owed to it by its retail electric customers. Please read “—Payment of System Restoration Charges.” Prior to the date on which the retail electric provider remits the system restoration charges to the servicer, the system restoration charges may be commingled with the retail electric provider’s other funds. Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings or Defaults of Retail Electric Providers” and “How a Bankruptcy May Affect Your Investment— Bankruptcy of a Retail Electric Provider” in this prospectus.

Each retail electric provider will deliver a combined bill to each retail electric customer for the electric power sold by it to the retail electric customer, for the related transmission and distribution service provided by the electric utility, for the system restoration charge, for transition charges associated with the transition bonds issued in 2001 by Transition Bond Company I, for transition charges associated with the transition bonds issued in 2005 by Transition Bond Company II, for transition charges associated with the transition bonds issued in 2008 by Transition Bond Company III and for other charges approved by the PUCT. The retail electric providers will collect and pay the combined amount and such amount is allocated to the electric utility, to the servicer, to the servicer of the Series 2001-1 Transition Bonds issued by Transition Bond Company I, to the servicer of the Senior Secured Transition Bonds, Series A issued by Transition Bond Company II, to the servicer of the 2008 Senior Secured Transition Bonds issued by Transition Bond Company III and to other parties, if any, entitled to receive a portion of such amount. System restoration charges will be remitted to the servicer, less an estimated allowance for charge-offs. Please read “Risk Factors—Servicing Risks—It might be difficult to collect system restoration charges from retail electric providers” in this prospectus. The retail electric provider will have custody of the system restoration charges collected from its retail electric customers until remitted to the servicer and may commingle the system restoration charges with its other funds.

Rating, Deposit and Related Requirements. The financing order will allow a retail electric provider to collect system restoration charges if it either (1) has a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, or (2) provides (A) a cash deposit of two months’ maximum expected system restoration charge collections, (B) an affiliate guarantee, surety bond or letter of credit providing for payment of such amount of system restoration charge collections in the event that the retail electric provider defaults in its payment obligations, or (C) a combination of any of the foregoing. The provider of any affiliate guarantee, surety bond or letter of credit must have and maintain long-term, unsecured credit ratings of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively. A retail electric provider that does not have or maintain the requisite long-term, unsecured credit rating may select, in its sole discretion, which alternate form of deposit, credit support or combination thereof it will utilize.

If the long-term, unsecured credit rating from either S&P or Moody’s of a retail electric provider that did not previously provide the alternate form of deposit, credit support or combination thereof or of any provider of an affiliate guarantee, surety bond or letter of credit is suspended, withdrawn or downgraded below “BBB-” or “Baa3” (or the equivalent), the retail electric provider must provide an alternate form of deposit, credit support or combination thereof, in each case from providers with the requisite ratings, within 10 business days following such suspension, withdrawal or downgrade. A retail electric provider failing to make such provision must comply with the provisions set forth below in “—Remedies Upon Default.”

The computation of the size of a required deposit must be agreed upon by the servicer and the retail electric provider and reviewed no more frequently than quarterly to ensure that the deposit accurately reflects two months’ maximum collections. Within 10 business days following such review, (1) the retail electric provider must remit to the trustee the amount of any shortfall in such required deposit or (2) the servicer must instruct the trustee to remit to the retail electric provider any amount in excess of such required deposit. A retail electric provider failing to so remit any such shortfall must comply with the provisions set forth below in “—Remedies Upon Default.” Retail electric provider cash deposits will be held by the trustee, maintained in a segregated account, and invested in short-term high quality investments, as permitted by the rating agencies rating the bonds. Investment earnings on retail electric provider cash deposits will be considered part of such cash deposits so long as they remain on deposit with the trustee. At the instruction of the servicer, cash deposits will be remitted with investment earnings to the retail electric provider at the end of the term of the bonds unless otherwise utilized for the payment of the retail electric provider’s obligations for system restoration charges. Once the deposit is no longer required, the servicer must promptly (but not later than 30 days after such event) instruct the trustee in writing to remit the amount in the segregated account to the retail electric provider.

Billing and Collection Standards. Retail electric providers must comply with the billing, collection and remittance procedures and information access requirements established by the financing order. These standards relate only to the billing and collection of system restoration charges authorized under the financing order and do not apply to collection of any other nonbypassable charges or other charges. The standards apply to all retail electric providers other than retail electric providers, if any, that have contracted with the transmission and distribution utility to have it bill and collect system restoration charges from retail electric customers served at distribution voltage. Retail electric providers may contract with parties other than the transmission and distribution utility to bill and collect system restoration charges from retail customers, but such retail electric providers will remain subject to these standards. If the PUCT later determines that different standards are to be applied to retail electric providers in particular areas (e.g., payment terms), then those new standards, with appropriate modifications to related provisions, may replace the specific portions of the standards approved in the financing order, but only if the rating agency condition (as described below) is satisfied. Upon adoption of any rule addressing any of these retail electric provider standards, the PUCT’s staff will open a proceeding to investigate the need to modify the standards to conform to that rule, with the understanding that such modifications may not be implemented absent written notification to each of the rating agencies that have rated the bonds and confirmation from S&P that such modifications will not cause a reduction or withdrawal of the ratings on the bonds, referred to in this prospectus and the prospectus supplement as the “rating agency condition.”

Payment of System Restoration Charges. The servicer will bill each retail electric provider for system restoration charges owed by the retail electric provider’s retail customers. Payments of system restoration charges are due 35 days following each billing by the servicer to the retail electric provider, without regard to whether or when the retail electric provider receives payment from its retail electric customers. The servicer must accept payment by electronic funds transfer, wire transfer and/or check. Payment will be considered received the date the electronic funds transfer or wire transfer is received by the servicer, or the date the check clears. A 5% penalty is to be charged on amounts received after 35 days; however, a 10 calendar-day grace period will be allowed before the retail electric provider is considered to be in default. A retail electric provider in default must comply with the provisions set forth below in “—Remedies Upon Default.” The 5% penalty will be a one-time assessment measured against the current amount overdue from the retail electric provider to the servicer. The “current amount” consists of the total unpaid system restoration charges existing on the 36th day after the billing by the servicer. Any and all penalty payments that are collected will be transferred to the trustee to be applied against system restoration charge obligations. If there is a shortfall in a retail electric provider’s payment of an amount billed, including system restoration charges for the bonds, the amount paid shall first be allocated ratably among the system restoration charges and other fees and charges (including system restoration charges and transition charges relating to other system restoration bonds or transition bonds, delivery charges and nuclear decommissioning charges) other than late fees, and second, any remaining portion of the payment shall be attributed to late fees. A retail electric provider will not be obligated to pay the overdue system restoration charges of another retail electric provider. If a retail electric provider agrees to assume the responsibility for the payment of overdue system restoration charges as a condition of receiving the customers of another retail electric provider that has decided to terminate service to those customers for any reason, the new retail electric provider will not be assessed the 5% penalty upon such system restoration charges; however, the prior retail electric provider will not be relieved of the previously assessed penalties.

Remedies Upon Default. After the 10 calendar-day grace period (the 46th day after the billing date) referred to above under the heading “—Payment of System Restoration Charges,” the servicer will have the option to seek recourse against any cash deposit, affiliate guarantee, surety bond, letter of credit or combination thereof provided by the retail electric provider, if any, and will avail itself of such legal remedies as may be appropriate to collect any remaining unpaid system restoration charges and associated penalties due the servicer after the application of the retail electric provider’s deposit or alternate form of credit support. In addition, a retail electric provider that is in default with respect to the requirements set forth above in “—Rating, Deposit and Related Requirements” and “—Payment of System Restoration Charges” must select and implement one of the following options:

•	allow its billing and collection responsibilities to be immediately assumed by another retail electric provider of the retail electric customer’s choosing or by the applicable provider of last resort,

•

arrange that all amounts owed by retail electric customers for services rendered be timely billed and immediately paid directly into a lock-box controlled by the servicer with such amounts to be applied first to pay system restoration charges and transition charges, on a pro rata basis, before remaining amounts are released to the retail electric provider and with all costs associated with the lock-box to be borne solely by the retail electric provider, or

•

immediately implement other mutually suitable and agreeable arrangements with the servicer consistent with the terms of the servicing agreement and rating agency requirements to avoid a suspension, withdrawal or downgrade of the ratings of the bonds.

Historically, the retail electric providers that have been in default with respect to the requirements noted above have selected the third option.

If a retail electric provider that is in default fails to immediately select and implement one of the foregoing options or, after so selecting one of the foregoing options, fails to adequately meet its responsibilities thereunder, then the servicer is required to immediately implement the first option listed above. Upon re-establishment of compliance with the requirements set forth above in “—Rating, Deposit, and Related Requirements” and “—Payment of System Restoration Charges” and the payment of all past-due amounts and associated penalties, the retail electric provider will no longer be required to comply with this paragraph.

Billing by Providers of Last Resort. The provider of last resort appointed by the PUCT must meet the minimum credit rating or deposit/ credit support requirements described above in “—Rating, Deposit and Related Requirements” in addition to any other standards that may be adopted by the PUCT. If the provider of last resort defaults or is not eligible to provide such services, responsibility for billing and collection of system restoration charges will immediately be transferred to and assumed by the servicer until a new provider of last resort can be named by the PUCT or the customer requests the services of another retail electric provider. Retail electric customers may never be re-billed by the successor retail electric provider (although future system restoration charges will reflect retail electric provider and other system-wide charge-offs).

Disputes. In the event that a retail electric provider disputes any amount of billed system restoration charges, the retail electric provider must pay the disputed amount under protest according to the timelines detailed above in “—Payment of System Restoration Charges.” The retail electric provider and the servicer must first attempt to informally resolve the dispute, but if they fail to do so within 30 days, either party may file a complaint with the PUCT. If the retail electric provider is successful in the dispute process (informal or formal), the retail electric provider will be entitled to interest on the disputed amount paid to the servicer at the PUCT-approved interest rate. Disputes about the date of receipt of system restoration charge payments and related penalties or the size of a required retail electric provider deposit will be handled in a like manner. Any interest paid by the servicer on disputed amounts may not be recovered through system restoration charges if it is determined that the servicer’s claim to the funds is clearly unfounded. No interest will be paid by the servicer if it is determined that the servicer has received inaccurate metering data from another entity providing competitive metering services.

Metering Data. If the servicer is providing metering services, metering data will be provided to the retail electric provider at the same time the servicer bills the retail electric provider. If the servicer is not providing metering services, the entity providing the metering services will be responsible for complying with PUCT rules and ensuring that the servicer and the retail electric provider receive timely and accurate metering data in order for the servicer to meet its obligations under the servicing agreement and the financing order with respect to billing and true-ups.

Charge-Off Allowance. The retail electric provider will be allowed to hold back an allowance for charge-offs in its payments to the servicer. Such charge-off rate will be recalculated each year in connection with the annual true-up procedure. For the initial year of the bonds, the retail electric provider will remit payments based on the same charge-off percentage then being used by the retail electric provider to remit payments to the servicer in connection with the then most recently established transition charges related to (i) the transition bonds issued by Transition Bond Company I, (ii) the transition bonds issued by Transition Bond Company II or (iii) the transition bonds issued by Transition Bond Company III. On an annual basis in connection with the true-up process, the retail electric provider and the servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the retail electric provider and the servicer, provided that:

•

the retail electric provider’s right to reconciliation for charge-offs will be limited to retail electric customers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due the retail electric provider for its own account as well as the portion representing system restoration charges) have been written off,

•

the retail electric provider’s recourse will be limited to a credit against future system restoration charge payments unless the retail electric provider and the servicer agree to alternative arrangements, but in no event will the retail electric provider have recourse to the trustee, us or our funds for such payments, and

•

the retail electric provider is required to provide information on a timely basis to the servicer so that the servicer can include the retail electric provider’s default experience and any subsequent credits into its calculation of the adjusted system restoration charge rates for the next system restoration charge billing period and the retail electric provider’s rights to credit will not take effect until after such adjusted system restoration charges have been implemented.

Service Termination. In the event that the servicer is billing retail electric customers for system restoration charges, the servicer will have the right to terminate transmission and distribution service to the retail electric customer for non-payment by the retail electric customer pursuant to applicable PUCT rules. Under current rules of the PUCT adopted in April 2004 and effective June 2004, any non-paying residential or small non-residential customers are subject to disconnection by any retail electric provider. Non-paying large non-residential customers can be disconnected by any retail electric provider if the customer’s contract does not preclude disconnection.

THE SELLER, INITIAL SERVICER AND SPONSOR OF THE SYSTEM RESTORATION PROPERTY

About CenterPoint Houston

Background Information. CenterPoint Houston engages in the electric transmission and distribution business in a 5,000-square mile area of the Texas Gulf Coast that includes Houston. The Company is an indirect wholly owned subsidiary of CenterPoint Energy, a public utility holding company created on August 31, 2002 as part of a corporate restructuring of Reliant Energy, Incorporated that implemented certain requirements of the Restructuring Amendments. The transmission and distribution function that CenterPoint Houston performs remains subject to traditional utility rate regulation. CenterPoint Houston recovers the cost of its services through an energy delivery charge approved by the PUCT.

CenterPoint Houston’s principal executive offices are located at 1111 Louisiana, Houston, Texas 77002 (telephone number: (713) 207-3000).

Where to Find Information About CenterPoint Houston. CenterPoint Houston files periodic reports with the SEC as required by the Exchange Act. Reports filed with the SEC are available for inspection without charge at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, DC 20549 on official business days between the hours of 10:00 a.m. and 3:00 p.m. Copies of periodic reports and exhibits thereto may be obtained at the above location at prescribed rates. Information as to the operation of the public reference facilities is available by calling the SEC at 1 800-SEC-0330. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov. Except as provided in the prospectus supplement, no information contained on that website constitutes part of this prospectus or any prospectus supplement related to the bonds.

Servicing Experience. Since October 2001, CenterPoint Houston has acted as servicer for the Series 2001-1 Transition Bonds issued by Transition Bond Company I, in the original aggregate principal amount of $748,897,000, since December 2005 for the Senior Secured Transition Bonds, Series A issued by Transition Bond Company II, in the original aggregate principal amount of $1,851,000,000 and since February 2008 for the 2008 Senior Secured Transition Bonds issued by Transition Bond Company III, in the original aggregate principal amount of $488,472,000. Since the date of issuance of the Series 2001-1 Transition Bonds, Senior Secured Transition Bonds, Series A, and 2008 Senior Secured Transition Bonds CenterPoint Houston has filed on a timely basis all true-up filings required for the Series 2001-1 Transition Bonds, Senior Secured Transition Bonds, Series A, and 2008 Senior Secured Transition Bonds and Transition Bond Company I, Transition Bond Company II and Transition Bond Company III have satisfied on a timely basis all interest payments on the Series 2001-1 Transition Bonds, Senior Secured Transition Bonds, Series A, and 2008 Senior Secured Transition Bonds and have made all principal payments on the Series 2001-1 Transition Bonds, Senior Secured Transition Bonds, Series A, and 2008 Senior Secured Transition Bonds in accordance with their expected amortization schedules. CenterPoint Houston, as servicer of the transition charges of Transition Bond Company I, experienced some difficulties in 2002 in implementing and maintaining the systems and procedures required to perform the duties required of it by the servicing agreement relating to Transition Bond Company I. Such difficulties have since been resolved. Please read “Relationship to the Series 2001-1 Transition Bonds,” “Relationship to the Senior Secured Transition Bonds, Series

A,” and “Relationship to the 2008 Senior Secured Transition Bonds.” CenterPoint Houston services the Series 2001-1 Transition Bonds, Senior Secured Transition Bonds, Series A, and 2008 Senior Secured Transition Bonds in accordance with servicing standards that are substantially similar to those set forth in CenterPoint Houston’s servicing agreement with us.

Municipalization. Texas law may authorize certain local municipalities to seek to acquire portions of CenterPoint Houston’s electric distribution facilities through the power of eminent domain for use as part of municipally-owned utility systems. Although the power of eminent domain has not been used by municipalities in Texas in recent times to acquire electric distribution systems, there can be no assurance that one or more municipalities will not seek to acquire some or all of CenterPoint Houston’s electric distribution facilities while bonds remain outstanding. The Public Utility Regulatory Act specifies that system restoration charges approved by a PUCT financing order shall be collected by an electric utility as well as its “successors”. In the servicing agreement, CenterPoint Houston has covenanted to assert in an appropriate forum that any municipality that acquires any portion of CenterPoint Houston’s electric distribution facilities must be treated as a successor to CenterPoint Houston under the Public Utility Regulatory Act and the financing order and that retail customers in such municipalities remain responsible for payment of system restoration charges. However, the involved municipality might assert that it should not be treated as a successor to CenterPoint Houston for these purposes and that its distribution customers are not responsible for payment of system restoration charges. In any such cases, there can be no assurance that the system restoration charges will be collected from customers of municipally-owned utilities who were formerly customers of CenterPoint Houston.

Service Territory. CenterPoint Houston provides electric transmission and distribution service to over 2 million metered customers in its service territory, which has a population of over 5 million people. With the exception of Texas City, CenterPoint Houston serves nearly all of the Houston-Sugar Land-Baytown metropolitan area. Effective January 2002, electric utilities, including CenterPoint Houston, were required to cease selling their electricity to their retail electric customers. Since that time, only retail electric providers have been allowed to sell electricity to retail customers formerly served by those utilities. The retail electric providers in CenterPoint Houston’s service territory are CenterPoint Houston’s primary customers.

Area Economic Profile. Although the city has undergone a decade of diversification, Houston’s economy is still primarily centered around its key roles in international energy sectors. These roles include (1) an operations center for global exploration and drilling activities of major oil firms, (2) one of the world’s largest concentrations of petrochemical and refining facilities, (3) home office and base of operations for several of the world’s largest industrial and petrochemical construction firms and (4) a major distribution and processing center for the natural gas industry. Other important sectors of the Houston economy include the Port of Houston and airports, the Johnson Space Center and the Texas Medical Center. Together, Houston’s energy and nonenergy sectors provide the city with a strong technical and engineering employment base.

Area Economic Outlook. Near-term, Houston’s economy is being impacted by the current global recession. As a result of the current economic conditions and the likelihood of future energy conservation, CenterPoint Houston expects the number of residential retail electric customers to increase by approximately 2% per year for the next 5 years, but for KWh sales to the residential class to grow at a slower rate. KWh sales to the residential, commercial and small industrial classes are forecasted to increase by approximately 1% per year for the next 5 years.

Aside from a slowdown in the last half of 2008 and the 2008 loss of homes to Hurricane Ike, the number of customers in CenterPoint Houston’s service territory has grown steadily for many years. Reflecting the strength of the local economy, the number of residential customers in CenterPoint Houston’s service territory has increased by an average of 40,000 customers each year during the ten years ended December 31,2008, with an increase of least 25,000 residential customers in each of those years. On a weather-adjusted basis, energy sales to the residential, commercial and small industrial customer classes have increased at an average rate of 2.3%, 3.1% and 0.8%, respectively, over the ten-year period ended December 31, 2008.

Electric Transmission. On behalf of retail electric providers, CenterPoint Houston delivers electricity from power plants to substations, from one substation to another and to retail electric customers taking power above 69 kilovolts (kV) in locations throughout the control area managed by ERCOT. CenterPoint Houston provides transmission services under tariffs approved by the PUCT.

Electric Distribution. CenterPoint Houston delivers electricity for retail electric providers in its certificated service territory by carrying lower-voltage power from the substation to the retail electric customer. CenterPoint Houston’s distribution network receives electricity from the transmission grid through power distribution substations and distributes electricity to end users through distribution feeders. Its operations include construction and maintenance of electric transmission and distribution facilities, metering services, outage response services and call center operations. CenterPoint Houston provides distribution services under tariffs approved by the PUCT. PUCT rules and market protocols govern the commercial retail operations of distribution companies and other market participants.

ERCOT Market Framework. CenterPoint Houston is a member of ERCOT. ERCOT serves as the regional reliability coordinating council for member electric power systems in Texas. ERCOT membership is open to consumer groups, investor and municipally owned electric utilities, rural electric cooperatives, independent generators, power marketers and retail electric providers. The ERCOT market includes much of the State of Texas, other than a portion of the panhandle, a portion of the eastern part of the state bordering on Louisiana and the area in and around El Paso. The ERCOT market represents approximately 85% of the demand for power in Texas and is one of the nation’s major power markets. The ERCOT market includes an aggregate net generating capacity of approximately 71,800 megawatts (MW). There are only limited direct current interconnections between the ERCOT market and other power markets in the United States.

The ERCOT market operates under the reliability standards set by the North American Electric Reliability Council. The PUCT has primary jurisdiction over the ERCOT market to ensure the adequacy and reliability of electricity supply across the state’s main interconnected power transmission grid. The ERCOT independent system operator (ERCOT ISO) is responsible for maintaining reliable operations of the bulk electric power supply system in the ERCOT market. Its responsibilities include ensuring that electricity production and delivery are accurately accounted for among the generation resources and wholesale buyers and sellers. Unlike certain other regional power markets, the ERCOT market is not a centrally dispatched power pool, and the ERCOT ISO does not procure energy on behalf of its members other than to maintain the reliable operations of the transmission system. Members who sell and purchase power are responsible for contracting sales and purchases of power bilaterally. The ERCOT ISO also serves as agent for procuring ancillary services for those members who elect not to provide their own ancillary services.

CenterPoint Houston’s electric transmission business supports the operation of the ERCOT ISO and all ERCOT members. The transmission business has planning, design, construction, operation and maintenance responsibility for the portion of the transmission grid and for the load-serving substations it owns, primarily within its certificated area. The transmission business is participating with the ERCOT ISO and other ERCOT utilities to plan, design, obtain regulatory approval for and construct new transmission lines necessary to increase bulk power transfer capability and to remove existing constraints on the ERCOT transmission grid.

Customer Classes

General. CenterPoint Houston will recover system restoration charges from the following customer classes:

•	residential,

•	commercial,

•	small industrial, and

•	other, which includes government and municipal street lighting.

Under the System Restoration Amendments, CenterPoint Houston is not permitted to securitize transmission-related system restoration costs or to charge the distribution-related system restoration costs to its transmission voltage customers. As a result, CenterPoint Houston will not receive system restoration charges from its large industrial customers which take power at transmission voltage and include large chemical, oil refining, and other process plants and facilities. Customers served at transmission voltage accounted for approximately 4% of CenterPoint Houston’s base revenues and approximately 22% of CenterPoint Houston’s KWh sales during the twelve months ended June 30, 2009.

Residential customers are those in individually metered single-family or multi-family homes, apartments or mobile homes. Master-metered apartments are included in the commercial class. Commercial customers typically have a maximum usage level less than 600 kVA and include such customers as offices, retail stores, schools and other businesses. Small industrial customers, including large office buildings and small manufacturing concerns, are served at distribution voltage and generally use more than 600 kVA on a sustained basis. Other is primarily municipal street lighting. During the twelve months ended June 30, 2009, approximately 42% of CenterPoint Houston’s total deliveries at distribution voltage were to residential customers, approximately 37% were to commercial customers, approximately 21% were to small industrial customers and less than 1% were to other customers.

Customer classes may include a number of rate schedules. Rate schedules and customer classes are created by CenterPoint Houston and approved by the PUCT and are subject to change. The rate classes from which system restoration charges will be billed and collected have been established as part of the financing order. These rate classes are not subject to change and will remain in effect for the duration of the securitization financing.

Statistics Regarding Retail Electric Customers in CenterPoint Houston’s Service Territory. CenterPoint Houston will bill system restoration charges according to rate schedules for each customer class. For the system restoration charges assessed to individual rate schedules as of the issuance date and any adjustment thereto, in each case giving effect to the issuance of bonds on that date, please read the prospectus supplement.

CenterPoint Houston has changed its method of accounting for some customers as a result of the implementation of the Restructuring Amendments. Before January 1, 2002, some points of delivery were combined into a single point of delivery and accounted for as a single customer. CenterPoint Houston is now required to account for those points separately.

Actual usage fluctuations are highly dependent on weather conditions. On a weather adjusted basis, the compound annual growth rate for actual usage for the ten-year period ended December 31, 2008 was 2.3% for the residential customer class and 2.2% for the combined commercial and small industrial classes. We cannot assure you that future usage rates will be similar to historical experience. In particular, we cannot assure you that total retail electric customers, the composition of total retail electric customers by customer class, usage levels or revenues for each customer class will remain at or near the levels reflected in the following table. Please read “Risk Factors—Servicing Risks” in this prospectus.

Over the past ten years, there has been growth in residential retail electric usage as well as in usage by the combined commercial and small industrial classes, in each case on a weather adjusted basis. However, trends are less discernible and less meaningful within the combined commercial and small industrial classes since customer counts within specific rate classes can change as a result of reclassification within these classes due to voltage and usage level determinants. The following tables set forth customer usage for each year shown and the number of metered retail electric customers at the end of each of those years.

Retail Electric Usage at Distribution Voltage (As Measured by Billed MWh Sales)

by Customer Class and Percentage Composition

Customer Class	Twelve Months Ended December 31,
	2004		2005		2006		2007		2008
Residential	23,583,782	42.6%	24,808,600	43.1%	24,153,871	42.0%	23,981,086	41.5%	23,940,317	41.7%
Commercial	19,052,995	34.5%	19,783,899	34.4%	20,318,294	35.4%	20,954,414	36.3%	21,001,782	36.6%
Small Industrial	12,509,088	22.6%	12,752,540	22.2%	12,843,634	22.3%	12,686,768	21.9%	12,324,588	21.4%
Other	156,433	0.3%	158,202	0.3%	159,598	0.3%	161,136	0.3%	161,348	0.3%
Total Retail	55,302,298	100.0%	57,503,241	100.0%	57,475,397	100.0%	57,783,404	100.0%	57,428,035	100.0%

Service Territory Number of Metered Retail Electric Customers Served at Distribution Voltage

and Percentage Composition

	December 31,
Customer Class	2004		2005		2006		2007		2008
Residential	1,658,076	88.0%	1,711,384	88.0%	1,743,963	88.0%	1,793,600	88.2%	1,821,267	88.2%
Commercial	223,174	11.9%	230,400	11.9%	234,925	11.9%	238,413	11.7%	241,526	11.7%
Small Industrial	1,869	0.1%	1,955	0.1%	1,903	0.1%	1,890	0.1%	1,892	0.1%
Total Retail	1,883,119	100.0%	1,943,739	100.0%	1,980,791	100.0%	2,033,903	100.0%	2,064,685	100.0%

The distribution revenue data for the years ended December 31, 2006, 2007 and 2008 and for the six months ended June 30, 2009 represents CenterPoint Houston’s revenues for distribution charges billed to retail electric providers.

Distribution Revenue by Customer Class and Percentage Composition (Dollars in Thousands)

Customer Class	Twelve Months Ended December 31,						Six Months Ended June 30, 2009
	2006		2007		2008
Residential	$666,254	53%	$649,641	52%	$659,882	52%	$282,619	48%
Commercial	$416,949	33%	$423,042	34%	$440,819	35%	$224,612	38%
Small Industrial	$150,415	12%	$145,881	12%	$147,509	12%	$72,068	12%
Other	$27,129	2%	$26,602	2%	$26,665	1%	$13,900	2%
Total Retail	$1,260,747	100%	$1,245,166	100%	$1,247,875	100%	$593,199	100%

Relationship with Retail Electric Providers. In accordance with the Restructuring Amendments, in January 2002, CenterPoint Houston ceased selling electricity to its retail customers. Those retail customers became customers of the various retail electric providers which were providing service in CenterPoint Houston’s service territory. Those retail electric providers became CenterPoint Houston’s primary customers in its service territory. As of June 30, 2009, CenterPoint Houston did business with approximately 80 retail electric providers. NRG Energy, Inc., through its subsidiary, is CenterPoint Houston’s largest customer, accounting for approximately 45% of CenterPoint Houston’s billed receivables from retail electric providers as of June 30, 2009. Since January 2002, other than the bankruptcies described below and minor delays and payment discrepancies, the retail electric providers providing service in CenterPoint Houston’s service territory, including NRG Energy, Inc., generally have made timely payments for the electricity and other services provided by CenterPoint Houston and have generally been cooperative in coordinating billing and payment systems with CenterPoint Houston’s and the State of Texas’ systems in the implementation of the Restructuring Amendments.

Three retail electric providers with which CenterPoint Houston has done business filed for bankruptcy in June 2002, March 2003 and December 2005, respectively. CenterPoint Houston, as servicer under the transition bonds issued by Transition Bond Company I, recovered from two of these retail electric providers the full amount of the transition charges relating to those transition bonds from a cash deposit provided by those retail electric providers. CenterPoint Houston recovered all but approximately $90,000 of the pre-petition balance of transition charges relating to the transition bonds issued by Transition Bond Company I from payments and a cash deposit provided by the other retail electric provider. For additional information regarding retail electric providers’ obligation to make cash deposits in order to provide retail electric service and collect system restoration charges within CenterPoint Houston’s service territory, please read “Retail Electric Providers—Rating, Deposit and Related Requirements.” For discussions of potential difficulties in collecting system restoration charges from retail electric providers and risks associated with the bankruptcy of a retail electric provider, please read “Risk Factors—Servicing Risks—It might be difficult to collect system restoration charges from retail electric providers” and “—Risks Associated With Potential Bankruptcy Proceedings or Defaults of Retail Electric Providers,” respectively.

In addition, in twelve other instances, retail electric providers defaulted on their payments, but did not declare bankruptcy. In each instance, the retail electric provider’s transition charge collateral was applied to the amounts owed. Amounts for seven of these retail electric providers were fully recovered, while approximately $1,400 to $43,000 remains unrecovered from each of the other five retail electric providers. Non-recovery from retail electric providers was generally due to inadequate collateral resulting from customer growth or increased kilowatt-hour demand experienced by the retail electric provider immediately prior to the payment default. A retail electric provider’s collateral is reviewed as often as each quarter to ensure that the collateral accurately reflects two months’ maximum collections. Please read “Retail Electric Providers—Rating, Deposit and Related Requirements” for more information.

How CenterPoint Houston Forecasts the Number of Retail Electric Customers and the Amount of Electricity Usage

Accurate projections of the number of retail electric customers, usage and retail electric revenue are important in setting, maintaining and adjusting the system restoration charges. The system restoration charges must be sufficient to make principal and interest payments on the bonds, to replenish any amounts drawn from the capital subaccount and to pay the trustee’s fee, the servicing fee and the other expenses and costs included in qualified costs. Please read “CenterPoint Houston’s Financing Order” and “Risk Factors—Risks Associated With the Unusual Nature of the System Restoration Property” in this prospectus.

Forecasting Methodology. Using regression analysis, CenterPoint Houston combines information on weather, meter read dates and economic parameters as part of the process of developing its forecasts. For the forecasts used in connection with annual true-up adjustments on the system restoration bonds, CenterPoint Houston will review economic forecasts and assessments of the local real estate market, available from various governmental and non-government sources, to establish appropriate assumptions for the forecast.

Sales Forecast Variances. Each year, CenterPoint Houston will forecast the appropriate levels of system restoration charges. Actual deliveries can deviate from forecast deliveries for many reasons, including the general economic climate in the service territory, the impact of weather on air-conditioning and heating usage, levels of business activity, the availability of more energy efficient appliances, new energy conservation technologies and the customers’ ability to acquire these new products. CenterPoint Houston’s ability to predict energy consumption accurately may affect the timing of collections of system restoration charges.

The table below compares actual usage in MWh for a particular period to the most recent five-year corporate planning forecast, usually prepared during the preceding year. For example, the annual 2008 variance is based on a forecast prepared in 2007. The variances for the residential customer class ranged from -6.2% to 1.8%. The variances for the commercial customer class ranged from -2.1% to 2.1% and for the small industrial class from -4.8% to -0.9%. Variances for the other customer class ranged from -1.3% to 0.8%. We cannot assure you that the future variance between actual and expected consumption in the aggregate or by customer class will be similar to the historical experience set forth below. In the following table, “variance” represents percentage deviation from the forecast amount of electricity usage.

Forecast Variance For the Amount of Electricity Consumed at Distribution Voltage

	2004	2005	2006	2007	2008
Residential
Forecast (MWh)	23,990,031	24,375,208	24,110,499	24,912,955	25,512,760
Actual (MWh)	23,583,782	24,808,600	24,153,871	23,981,086	23,940,317
Variance	-1.7%	1.8%	0.2%	-3.7%	-6.2%
Commercial
Forecast (MWh)	18,978,028	19,381,914	19,906,064	20,554,376	21,444,253
Actual (MWh)	19,052,995	19,783,899	20,318,294	20,954,414	21,001,782
Variance	0.4%	2.1%	2.1%	1.9%	-2.1%
Small Industrial
Forecast (MWh)	12,619,978	13,073,471	13,134,461	13,329,704	12,940,534
Actual (MWh)	12,509,088	12,752,540	12,843,634	12,686,768	12,324,588
Variance	-0.9%	-2.5%	-2.3%	-4.8%	-4.8%
Other
Forecast (MWh)	155,172	159,212	161,586	161,223	163,424
Actual (MWh)	156,433	158,202	159,598	161,136	161,348
Variance	0.8%	-0.6%	-1.2%	-0.1%	-1.3%
Total
Forecast (MWh)	55,743,209	56,989,805	57,317,610	58,958,258	60,060,971
Actual (MWh)	55,302,298	57,503,241	57,475,397	57,783,404	57,428,035
Variance	-0.8%	0.9%	0.3%	-2.0%	-4.4%

The table below compares the actual number of customers at the end of a particular period to the related forecast of the number of customers for such date prepared during the previous year. Variance, expressed as a percentage, represents the difference between forecast and actual numbers of customers. A positive variance means there were more customers than forecast. A negative variance means there were fewer customers than forecast. The variances for the residential customer class ranged from -0.7% to 1.1%. The variances for the commercial customer class ranged from -1.2% to 0.9%. The variances for the small industrial class ranged from -7.1% to 6.0%. We cannot assure you that the future variance between actual and expected numbers of customers in the aggregate or by customer class will be similar to the historical experience set forth below. Any updated information relating to this table will be set forth in the prospectus supplement. In this table, “variance” represents percentage deviation from the forecast number of customers.

Forecast Variance For the Number of Metered Customers at Distribution Voltage at Period End

	2004	2005	2006	2007	2008
Residential
Forecast	1,640,280	1,692,130	1,739,541	1,792,158	1,834,766
Actual	1,658,076	1,711,384	1,743,963	1,793,600	1,821,267
Variance	1.1%	1.1%	0.3%	0.1%	-0.7%
Commercial
Forecast	224,265	228,250	234,539	241,306	243,672
Actual	223,174	230,400	234,925	238,413	241,526
Variance	-0.5%	0.9%	0.2%	-1.2%	-0.9%
Small Industrial
Forecast (MWh)	1,765	1,844	1,976	2,034	1,981
Actual (MWh)	1,869	1,955	1,903	1,890	1,892
Variance	5.9%	6.0%	-3.7%	-7.1%	-4.5%
Total
Forecast	1,866,310	1,922,224	1,976,056	2,035,498	2,080,419
Actual	1,883,119	1,943,739	1,980,791	2,033,903	2,064,685
Variance	0.9%	1.1%	0.2%	-0.1%	-0.8%

The Billing Process

Retail electric providers issue a single bill to retail electric customers purchasing electricity from a retail electric provider. This single bill includes all charges related to purchasing electricity from the retail electric provider, transmission and distribution services from CenterPoint Houston, the applicable system restoration charges and any other charges authorized by the PUCT.

Under the servicing agreement, any changes CenterPoint Houston institutes to customary billing and collection practices will apply to the servicing of the system restoration property so long as CenterPoint Houston is the servicer. CenterPoint Houston expects that any such changes would be designed to enhance its ability to make timely recovery of amounts billed.

The Collection Process

Retail electric customers served at distribution voltage will pay the system restoration charges to retail electric providers who supply them with electric power as part of their single bill for electric service. The retail electric providers will be obligated to remit to the servicer payments of the system restoration charges as described under “Retail Electric Providers—Payment of System Restoration Charges.” The servicer will have rights only under very limited circumstances to collect system restoration charges directly from retail electric customers. The servicer will not pay any shortfalls resulting from the failure of any retail electric provider to forward system restoration charge collections. If a retail electric provider defaults in the payment of system restoration charges, the retail electric provider must implement one of the courses of action described under “Retail Electric Providers—Remedies Upon Default.”

Write-Off Experience. The table below sets forth net write-off experience with respect to payments owed to the retail electric providers CenterPoint Houston serves. The information in the table is derived solely from data provided to the servicer by retail electric providers. We cannot assure you that this historical data will be indicative of future experiences. In the table below, columns labeled “TC1” reflect write-off experience with respect to payments of transition charges relating to the Series 2001-1 Transition Bonds, columns labeled “TC2” reflect write-off experience with respect to payments of transition charges relating to the Senior Secured Transition Bonds, Series A, and columns labeled “TC3” reflect write-off experience with respect to payments of transition charges relating to the 2008 Senior Secured Transition Bonds. The statutory true-up mechanism mitigates the effect of any write-offs on the scheduled payment of the bonds. Please read “CenterPoint Houston’s Financing Order—Statutory True-Ups.”

	Net write-off for 12 months ended May 31,
	2004	2005	2006		2007		2008			2009
	TC1	TCI	TC1	TC2	TC1	TC2	TC1	TC2	TC3	TC1	TC2	TC3
Residential customers	3.37%	1.87%	1.56%	1.39%	2.38%	2.34%	1.99%	1.98%	1.72%	2.41%	N/A	N/A
Non-residential customers(1)	0.59%	0.39%	0.26%	0.20%	0.40%	0.34%	0.33%	0.27%	0.18%	0.41%	N/A	N/A

(1)	Includes retail electric customers served at transmission voltage. These large industrial customers are not required to pay system restoration charges.

Delinquencies

The following table sets forth information relating to the delinquency experience of CenterPoint Houston for retail electric providers on December 31 of each of the five preceding years:

Customer Delinquency Data(1)(2)

Retail Electric Providers	2004	2005	2006	2007	2008
Percent of Billed Revenue Not Collected Within:
36-65 days	0.81%	0.04%	0.01%	0.03%	0.03%
66-95 days	0.20%	0.15%	0.04%	0.02%	0.00%
96 days or more	0.13%	0.01%	0.03%	0.00%	0.02%
Total	1.14%	0.20%	0.08%	0.05%	0.05%

(1)	Payments are not delinquent until the 36th day after billing by the servicer. Please read “Retail Electric Providers—Payment of System Restoration Charges” and “—Remedies Upon Default” in this prospectus.
(2)	Includes retail electric customers served at transmission voltage. These large industrial customers are not required to pay system restoration charges.

CenterPoint Houston does not believe that the delinquency experience with respect to system restoration charge collections will differ substantially from the approximate rates indicated above.

Days Sales Outstanding

The following table sets forth information relating to CenterPoint Houston’s days sales outstanding for all retail electric providers in its service territory as of December 31 for each of the past five years. Days sales outstanding is a measure of the average number of days that CenterPoint Houston takes to collect its revenue. The average number of days for the collection of the system restoration charges is expected to be similar to CenterPoint Houston’s revenue collection experience. The days sales outstanding numbers in the following table were generally calculated using the following formula: total amount billed as of December 31 divided by the total revenues for the related calendar year times the number of days in the related calendar year.

Days Sales Outstanding

December 31,	Days Sales Outstanding
2004	34
2005	36
2006	33
2007	35
2008	33

CENTERPOINT ENERGY RESTORATION BOND COMPANY, LLC, THE ISSUING ENTITY

General

We are a special purpose limited liability company formed under the Delaware Limited Liability Company Act pursuant to a limited liability company agreement executed by our sole member or owner, CenterPoint Houston, and the filing of a certificate of formation with the Secretary of State of the State of Delaware. Our limited liability company agreement will be amended and restated in its entirety prior to the date we enter into the sale agreement relating to the bonds with CenterPoint Houston. We and CenterPoint Houston have filed the form of our limited liability company agreement with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and we and CenterPoint Houston will file our amended and restated limited liability company agreement with the SEC as an exhibit to the registration statement of which this prospectus forms a part. We have summarized selected provisions of our limited liability company agreement below. Our limited liability company agreement restricts us from engaging in activities other than those described in this section. We do not have any employees, but we will pay our member for administrative services in accordance with our limited liability company agreement. On the date of issuance of the bonds, our capital will be equal to 0.5% of the principal amount of the bonds issued, or such other amount as specified in the prospectus supplement. Our capitalization after giving effect to the issuance of any bonds will be set forth in the prospectus supplement.

As of the date of this prospectus, we have not carried on any business activities and have no operating history. Our fiscal year is the calendar year. We are not an agency or instrumentality of the State of Texas. Immediately following our issuance of the bonds, our assets will include:

•	the system restoration property,

•	our rights under a financing order, including the statutory true-up mechanism,

•	our rights under the sale agreement, under the administration agreement and the bill of sale delivered by CenterPoint Houston pursuant to the sale agreement,

•	our rights under the servicing agreement and any subservicing, agency, administration, intercreditor or collection agreements executed in connection with such servicing agreement,

•	the collection account and all subaccounts of such collection account,

•	our rights in the deposits of retail electric providers required under the financing order,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

The indenture provides that the system restoration property, as well as our other assets, other than any cash released to us by the trustee semi-annually from earnings on the capital subaccount, will be pledged by us to the trustee to secure our obligations in respect of the bonds. Pursuant to the indenture, the collected system restoration charges remitted to the trustee by the servicer must be used to pay principal and interest on the bonds and our other obligations specified in the indenture.

Our Purpose

We were created for the specific purposes of:

•	purchasing, owning and servicing system restoration property and other bond collateral,

•	registering, issuing and selling the bonds,

•	pledging our interest in system restoration property and other bond collateral to the trustee pursuant to the terms of the indenture in order to secure the bonds,

•	making payments on the bonds,

•	distributing amounts released to us, and

•	performing other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

Our limited liability company agreement does not permit us to engage in any activities not directly related to these purposes, including issuing securities (other than the bonds), borrowing money or making loans to other persons. We may not engage in any business or activity outside the list of permitted activities set forth in our limited liability company agreement without the prior unanimous consent of the managers, including the independent manager. Our amended and restated limited liability company agreement and the indenture will prohibit us from issuing any system restoration bonds other than the bonds that we will offer pursuant to the prospectus supplement.

Our Relationship With CenterPoint Houston

On the issue date for the bonds, CenterPoint Houston will sell the system restoration property to us pursuant to the sale agreement between us and CenterPoint Houston. Pursuant to the servicing agreement between us and CenterPoint Houston, CenterPoint Houston will serve as the initial servicer of the system restoration property. We will pay CenterPoint Houston fixed fees for performing these services. Pursuant to an administration agreement between us and CenterPoint Houston, CenterPoint Houston will provide administrative services to us.

Our Relationship With the PUCT

Pursuant to the financing order,

•

the PUCT or its designated representative has a decision-making role co-equal with CenterPoint Houston with respect to the structuring, marketing and pricing of the bonds and all matters related to the structuring, marketing and pricing of the bonds will be determined through a joint decision of CenterPoint Houston and the PUCT or its designated representative,

•

CenterPoint Houston is directed to take all necessary steps to ensure that the PUCT or its designated representative is provided sufficient and timely information to allow the PUCT or its designated representative to fully participate in, and exercise its decision making power over, the proposed securitization, and

•	the servicer will file periodic adjustments to system restoration charges with the PUCT on our behalf.

We have agreed that certain reports concerning system restoration charge collections will be provided to the PUCT.

Our Managers and Executive Officers

Pursuant to our limited liability company agreement, our affairs will be managed by managers, whom we refer to in this prospectus and the prospectus supplement as our “managers.” CenterPoint Houston will appoint our managers from time to time or, in the event CenterPoint Houston transfers its interest in us, the new owner or owners will appoint our managers. Following the issuance of the bonds, we will have at least one independent manager at all times who, among other things, is not and has not been for at least five years prior to the date of his or her appointment:

•	a direct or indirect legal or beneficial owner of us, CenterPoint Houston, any of our affiliates or any of CenterPoint Houston’s affiliates, or of any major creditor of any of the foregoing,

•

a stockholder, member, supplier, customer, employee, officer, director, partner or any person that has received any benefit in any form whatsoever from (other than in such manager’s capacity as a ratepayer or customer of CenterPoint Houston in the ordinary course of business), or any person that has provided any service in any form whatsoever to, or any major creditor of us, CenterPoint Houston or any of its affiliates, or

•

any member of the immediate family of a person described above; provided, that the indirect or beneficial ownership of stock of CenterPoint Houston or its affiliates through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an independent manager.

The persons who serve as independent managers of Transition Bond Company I, Transition Bond Company II and Transition Bond Company III may also serve as our independent manager. The remaining managers will be employees or officers of CenterPoint Houston. The managers will devote the time necessary to conduct our affairs. As of the date of this prospectus, Marc Kilbride, who is 57 years of age, is our sole manager, Vice President and Treasurer. He has served as Vice President and Treasurer of CenterPoint Houston since June 2002 and Treasurer since 1997. We expect that CenterPoint Houston will appoint two of its employees or officers to serve as managers with Mr. Kilbride and the independent manager in connection with the issuance of the bonds. Gary Whitlock, who is 60 years of age, is our President. He has served as Executive Vice President and Chief Financial Officer of CenterPoint Energy since September 2002. Walter Fitzgerald, who is 52 years of age, is our Senior Vice President and Chief Accounting Officer. He has served as Senior Vice President and Chief Accounting Officer of CenterPoint Energy since 2007 and Vice President and Controller since 2001.

Our executive officers are employees of CenterPoint Energy. They do not receive any compensation from us for their services as our executive officers, and they do not receive any additional or separate compensation from CenterPoint Energy in respect of the services that they perform on our behalf.

None of our managers or executive officers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC’s regulation S-K.

Manager Fees and Limitation on Liabilities

As of the date of this prospectus, we have not paid any compensation to any manager since the date we were formed. We will not compensate our managers, other than our independent manager, for their services performed on our behalf. The independent manager will be paid a manager’s fee from our assets and will be reimbursed for their reasonable expenses including, without limitation, the reasonable compensation, expenses and disbursements of any agents, representatives, experts and counsel the independent manager may employ in connection with the performance of their respective duties under our limited liability company agreement.

Our limited liability company agreement provides that to the extent permitted by law, our managers will not be personally liable for any of our debts, obligations or liabilities. Our limited liability company agreement further provides that, except as described below, to the fullest extent permitted by law, we will indemnify our managers against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including reasonable attorneys’ fees) actually incurred by such manager in connection with such proceeding except that such manager shall not be entitled to indemnification for any judgment, penalty, fine, settlement or expense directly caused by such manager’s fraud, gross negligence or willful misconduct.

We Are a Separate and Distinct Legal Entity from CenterPoint Houston

Under our limited liability company agreement, we may not file a voluntary petition for relief under the bankruptcy code without a unanimous vote of our managers (including our independent manager). CenterPoint Houston has agreed that it will not cause us to file a voluntary petition for relief under the bankruptcy code. Our limited liability company agreement, except for financial reporting purposes and for federal and state income tax purposes, requires us to:

•	take all reasonable steps to continue our identity as a separate legal entity,

•

make it apparent to third persons that we are an entity with assets and liabilities distinct from those of CenterPoint Houston, other affiliates of CenterPoint Houston, our managers or any other person, and

•	make it apparent to third persons that we are not a division of CenterPoint Houston or any of its affiliates or any other person.

Our principal place of business is 1111 Louisiana, Suite 4664B, Houston, Texas 77002, and our telephone number at such address is (713) 207-7420.

Administration Agreement

CenterPoint Houston will, pursuant to an administration agreement between CenterPoint Houston and us, provide administrative services to us, including services relating to the preparation of financial statements, required filings with the SEC, any tax returns we might be required to file under applicable law, qualifications to do business, and minutes of our managers’ meetings. We will pay CenterPoint Houston a fixed fee of $100,000 per annum, payable in installments of $50,000 on each payment date for performing these services, plus we will reimburse CenterPoint Houston for all costs and expenses for services performed by unaffiliated third parties and actually incurred by CenterPoint Houston in performing such services described above.

USE OF PROCEEDS

We will use the proceeds of the issuance of the bonds to pay the expenses of the issuance and sale of the bonds and to purchase the system restoration property from CenterPoint Houston. We may not use such proceeds for general corporate purposes. In accordance with the financing order, CenterPoint Houston will use the proceeds it receives from the sale of the system restoration property to reduce its recoverable distribution-related system restoration costs. The expected accounting entries will result in removal of the regulatory asset representing the distribution portion of recoverable system restoration costs from CenterPoint Houston’s books.

RELATIONSHIP TO THE SERIES 2001-1 TRANSITION BONDS

In October 2001, Transition Bond Company I, a special purpose, wholly owned subsidiary of CenterPoint Houston, issued $749 million of Series 2001-1 Transition Bonds. These bonds were issued to securitize CenterPoint Houston’s generation-related regulatory assets recoverable through irrevocable nonbypassable transition charges provided for in the Public Utility Regulatory Act and a financing order issued by the PUCT on May 31, 2000.

Although CenterPoint Houston is the servicer with respect to the Series 2001-1 Transition Bonds and will be the initial servicer with respect to the bonds, as more fully described under “The Seller, Initial Servicer and Sponsor of the System Restoration Property,” we are a separate legal entity from Transition Bond Company I, and the bonds described herein will be payable from collateral that is separate from that securing the Series 2001-1 Transition Bonds. Transition Bond Company I will have no obligations under our bonds, and we will have no obligations under the Series 2001-1 Transition Bonds. Please read “The System Restoration Amendments—CenterPoint Houston and Other Utilities May Securitize Qualified Costs,” “CenterPoint Houston’s Financing Order” and “The Bonds—The Security for the Bonds.”

RELATIONSHIP TO THE SENIOR SECURED TRANSITION BONDS, SERIES A

In December 2005, Transition Bond Company II, a special purpose, wholly owned subsidiary of CenterPoint Houston, issued $1.851 billion of Senior Secured Transition Bonds, Series A. These bonds were issued to securitize CenterPoint Houston’s stranded costs recoverable through irrevocable nonbypassable transition charges provided for in the Public Utility Regulatory Act and a financing order issued by the PUCT on March 16, 2005.

Although CenterPoint Houston is the servicer with respect to the Senior Secured Transition Bonds, Series A and will be the initial servicer with respect to the bonds, as more fully described under “The Seller, Initial Servicer and Sponsor of the System Restoration Property,” we are a separate legal entity from Transition Bond Company II, and the bonds described herein will be payable from collateral that is separate from that securing the Senior Secured Transition Bonds, Series A. Transition Bond Company II will have no obligations under our bonds, and we will have no obligations under the Senior Secured Transition Bonds, Series A. Please read “The System Restoration Amendments—CenterPoint Houston and Other Utilities May Securitize Qualified Costs,” “CenterPoint Houston’s Financing Order” and “The Bonds—The Security for the Bonds.”

RELATIONSHIP TO THE 2008 SENIOR SECURED TRANSITION BONDS

In February 2008, Transition Bond Company III, a special purpose, wholly owned subsidiary of CenterPoint Houston, issued approximately $488.5 million of 2008 Senior Secured Transition Bonds. These bonds were issued to securitize CenterPoint Houston’s remaining principal amount to be collected through CenterPoint Houston’s then effective competition transition charge through irrevocable nonbypassable transition charges provided for in the Public Utility Regulatory Act and a financing order issued by the PUCT on September 18, 2007.

Although CenterPoint Houston is the servicer with respect to the 2008 Senior Secured Transition Bonds and will be the initial servicer with respect to the bonds, as more fully described under “The Seller, Initial Servicer and Sponsor of the System Restoration Property,” we are a separate legal entity from Transition Bond Company III, and the bonds described herein will be payable from collateral that is separate from that securing the 2008 Senior Secured Transition Bonds. Transition Bond Company III will have no obligations under our bonds, and we will have no obligations under the 2008 Senior Secured Transition Bonds. Please read “The System Restoration Amendments—CenterPoint Houston and Other Utilities May Securitize Qualified Costs,” “CenterPoint Houston’s Financing Order” and “The Bonds—The Security for the Bonds.”

THE BONDS

We will issue the bonds pursuant to the terms of an indenture between us and the trustee specified in the prospectus supplement. We will file the form of the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The particular terms of the bonds will be provided in the indenture and the supplemental indenture. We have summarized selected provisions of the indenture and the bonds below. This summary does not purport to be complete and is subject to and qualified by reference to the provisions of the indenture. We will describe the particular terms of the bonds in the prospectus supplement. You should carefully read the summary below, the prospectus supplement and the terms and provisions of the indenture that may be important to you before investing in the bonds. Please read “Where You Can Find More Information” in this prospectus.

General Terms of the Bonds

We will issue the bonds under the indenture to finance the purchase by us of the system restoration property. The aggregate principal amount of the bonds that may be authenticated and delivered under the indenture and the financing order issued by the PUCT on August 26, 2009 may not exceed the Securitizable Balance as of the date the bonds are issued plus up-front qualified costs as set forth in the financing order. The bonds may include one or more tranches which differ, among other things, as to interest rate and amortization of principal. The terms of the bonds will be identical, unless we issue more than one tranche, in which case the terms of all bonds of the same tranche will be identical. The particular terms of the bonds and, if applicable, tranches thereof, will be set forth in the supplemental indenture. Please read “Risk Factors—Other Risks Associated with an Investment in the Bonds” in this prospectus.

The prospectus supplement will describe the following terms of the bonds and, if applicable, the tranches of the bonds:

•	the number of tranches, if any,

•	the aggregate initial principal amount of the bonds and, if applicable, the tranches of the bonds,

•	the system restoration charges,

•	the annual rate at which interest accrues or the method or methods of determining such annual rate,

•	the payment dates,

•	the scheduled final payment date and the final maturity date of the bonds and, if applicable, the tranches of the bonds,

•	the issuance date of the bonds,

•	the collateral for the bonds,

•	the authorized denominations,

•	the expected amortization schedule for principal of the bonds and, if applicable, the tranches of the bonds,

•

any other material terms of the tranches that are not inconsistent with the provisions of the indenture and that will not result in any rating agency’s suspending, reducing or withdrawing its rating of any outstanding tranche of bonds, and

•	the identity of the trustee.

The bonds are not a debt, liability or other obligation of the State of Texas or of any political subdivision, agency or instrumentality of the State and do not represent an interest in or legal obligation of CenterPoint Energy, CenterPoint Houston or any of their affiliates, other than us. None of CenterPoint Energy, CenterPoint Houston or any of their affiliates will guarantee or insure the bonds. A financing order authorizing the issuance of bonds does not constitute a pledge of the full faith and credit of the State of Texas or of any of its political subdivisions. The issuance of the bonds under the Public Utility Regulatory Act will not directly, indirectly or contingently obligate the State of Texas or any of its political subdivisions to levy or to pledge any form of taxation for the bonds or to make any appropriation for their payment.

Payments of Interest and Principal on the Bonds

Interest will accrue on the principal balance of the bonds at the interest rate specified in or determined in the manner specified in the prospectus supplement. Interest will be payable to the bondholders on each payment date, commencing on the payment date specified in the prospectus supplement. Interest payments will be made from collections of the system restoration charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount. In the event of default by a retail electric provider, the amounts in the retail electric provider security deposit account or available from other credit support (up to an amount of the lesser of the payment default of that retail electric provider or the amount of that retail electric provider’s deposit or other credit support amount) will be used to make payments in respect of the bonds.

On any payment date, we generally will pay principal of the bonds only until the outstanding principal balance has been reduced to the principal balance specified for that payment date in the expected amortization schedule, but only to the extent funds are available as described in this prospectus. Accordingly, principal of the bonds may be paid later, but generally not sooner, than reflected in the expected sinking fund schedule, except in the case of an acceleration. Please read “Risk Factors—Other Risks Associated With an Investment in the Bonds” and “Weighted Average Life and Yield Considerations for the Bonds” in this prospectus.

The trustee will retain in the excess funds subaccount for payment on later payment dates any collections of system restoration charges in excess of amounts payable as:

•	fees and expenses of the servicer (including the servicing fee), the independent manager and the trustee,

•	payments of interest and principal on the bonds,

•	allocations to the capital subaccount, and

•	investment earnings on amounts in the capital subaccount released to us.

If the trustee receives insufficient collections of system restoration charges for the bonds for any payment date, and amounts in the collection account (and the applicable subaccounts of that collection account) are not sufficient to make up the shortfall, principal of the bonds may be paid later than expected, as described in this prospectus. The failure to make a scheduled payment of principal on the bonds because there are not sufficient funds in the collection account does not constitute a default or an event of default under the indenture, except for the failure to make the scheduled payment of principal due upon the final maturity of the bonds.

The trustee will distribute on each payment date to the bondholders to the extent of available funds in the collection account all payments of principal and interest then due on such bonds (other than special payments as defined in the indenture) in accordance with a report prepared by the servicer. The trustee will make each such payment to the bondholders, other than the final payment, on the applicable record date. If the bonds are ever issued in definitive certificated form, however, the final payment with respect to the bonds will be made only upon presentation and surrender of such bond at the office or agency of the trustee specified in the notice given by the trustee with respect to such final payment. The trustee will mail notice of the final payment to the bondholders no later than five days prior to the expected final payment date, specifying the date set for the final payment and the amount of the payment.

The bonds will originally be issued in book-entry form, and we do not expect that the bonds will be issued in definitive certificated form. At the time, if any, we issue the bonds in the form of definitive bonds and not to The Depository Trust Company (“DTC”) or its nominee, the trustee will make payments with respect to the bonds as described below under “—Definitive Certificated Bonds.” Upon application by a holder of bonds in the principal amount of $10,000,000 or more to the trustee not later than the applicable record date, the trustee will make payments by wire transfer to an account maintained by the payee.

On each payment date, the amount to be paid as principal on the bonds will equal the sum, without duplication, of:

•	the principal amount scheduled to be paid on that payment date,

•	the unpaid principal amount due on the final maturity date, if such payment date is the final maturity date,

•	the unpaid principal amount upon acceleration following an event of default, and

•	any unpaid and previously scheduled payments of principal and overdue payments of principal.

The failure to pay accrued interest on the bonds on any payment date (even if the failure is caused by a shortfall in system restoration charges received) will result in an event of default for the bonds unless such failure is cured within five business days. If interest is not paid within that five-day period, the issuing entity will pay such defaulted interest (plus interest on such defaulted interest at the applicable interest rate to the extent lawful) to the persons who are bondholders on a special record date (as defined in the indenture). The special record date will be at least fifteen business days prior to the date on which the trustee is to make a special payment (a special payment date). We will fix any special record date and special payment date and, at least 10 days before such special record date, we will mail to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid. Please read “—What Constitutes an Event of Default on the Bonds” below.

The entire unpaid principal amount of the bonds will be due and payable:

•	on the final maturity date,

•

if an event of default under the indenture occurs and is continuing and the trustee or the holders of a majority in principal amount of the bonds have declared the bonds to be immediately due and payable.

However, the nature of our business will result in payment of principal upon an acceleration of the bonds being made as funds become available. Please read “Risk Factors—Risks Associated with the Unusual Nature of the System Restoration Property—Foreclosure of the trustee’s lien on the system restoration property securing the bonds might not be practical, and acceleration of the bonds before maturity might have little practical effect” and “—You may experience material payment delays or incur a loss on your investment in the bonds because the source of funds for payment is limited.”

If any special payment date or other date specified herein for distribution of any payments to bondholders is not a business day, payments scheduled to be made on such special payment date or other date may be made on the next succeeding business day, and no interest will accrue upon such payment during the intervening period. “Business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or Houston, Texas, are required or authorized by law or executive order to remain closed.

Neither we nor CenterPoint Houston makes any representation or warranty that any amounts actually collected arising from system restoration charges will in fact be sufficient to meet payment obligations on the bonds or that assumptions made in calculating system restoration charges will in fact be realized.

Credit Enhancement for the Bonds

Credit enhancement with respect to the bonds will be provided by adjustments to the system restoration charges, amounts on deposit in the capital subaccount and cash deposits and other credit support provided in respect of system restoration charges by retail electric providers who do not meet specified credit rating requirements.

Bonds Will Be Issued in Book-Entry Form

The bonds will be available to investors only in the form of book-entry bonds. You may hold your bonds through DTC in the U.S., Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe or in any other manner we describe in the prospectus supplement. You may hold your bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.

The Role of DTC, Clearstream and Euroclear. Cede & Co., as nominee for DTC, will hold the global bond or bonds representing the bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

The Function of DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

The Function of Clearstream. Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Commission de

Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of the bonds. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

The Function of Euroclear. Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the bonds. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Terms and Conditions of Euroclear. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

The Rules for Transfers Among DTC, Clearstream or Euroclear Participants. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC Will Be the Holder of the Bonds. Bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, bonds may do so only through participants and indirect participants. In addition, bondholders will receive all distributions of principal of and interest on the bonds from the trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, bondholders may experience some delay in their receipt of payments because payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or bondholders. It is anticipated that the only “bondholder” will be Cede & Co., as nominee of DTC. The trustee will not recognize bondholders as bondholders, as that term is used in the indenture, and bondholders will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of bondholders through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the bonds and is required to receive and transmit distributions of principal and interest on the bonds. Participants and indirect participants with whom bondholders have accounts with respect to the bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective bondholders. Accordingly, although bondholders will not possess bonds, bondholders will receive payments and will be able to transfer their interests.

Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a bondholder to pledge bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those bonds, may be limited due to the lack of a physical certificate for those bonds.

DTC has advised us that it will take any action permitted to be taken by a bondholder under the indenture only at the direction of one or more participants to whose account with DTC the bonds are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

How Bond Payments Will Be Credited by Clearstream and Euroclear. Distributions with respect to bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please read “Material U.S. Federal Tax Consequences for the Bondholders” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources we believe to be reliable. We and the trustee will not be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures, or for the performance by direct or indirect participants of their obligations under the rules and procedures of the clearance systems.

Definitive Certificated Bonds

The Circumstances That Will Result in the Issuance of Definitive Certificated Bonds. Unless we specify otherwise in the prospectus supplement, the bonds will be issued in fully registered, certificated form to beneficial owners of bonds or other intermediaries, rather than to DTC or its nominee, only if:

•

DTC or we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates for the bonds and we are unable to locate a qualified successor,

•	we advise the trustee in writing that we elect to discontinue use of book-entry-only transfers through DTC and deliver certificated bonds to DTC, or

•

after the occurrence of an event of default under the indenture, bondholders representing at least a majority of the outstanding principal balance of the bonds advise us, the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the bondholders’ best interest.

Upon issuance of definitive bonds, the bonds evidenced by such definitive bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the trustee with respect to transfers, notices and payments.

The Delivery of Definitive Certificated Bonds. Upon the occurrence of any event described in the immediately preceding paragraph (unless otherwise specified), the trustee will be required to notify all affected beneficial owners of bonds of the occurrence of the event and the availability through DTC of definitive certificated bonds. Upon surrender by DTC of the global bond or bonds in the possession of DTC that had represented the bonds and receipt of instructions for re-registration, the trustee will authenticate and deliver definitive certificated bonds to the beneficial owners, and the trustee will recognize the holders of the definitive certificated bonds as bondholders under the indenture.

The Payment Mechanism for Definitive Certificated Bonds. Payments of principal of, and interest on, definitive certificated bonds will be made by the trustee, as paying agent, in accordance with the procedures set forth in the indenture. These payments will be made directly to holders of definitive certificated bonds in whose names the definitive certificated bonds were registered at the close of business on the related record date specified in the prospectus supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee or, in certain cases, by wire transfer.

The Transfer or Exchange of Definitive Certificated Bonds. Definitive certificated bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but we and the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Final Payments on Definitive Certificated Bonds. The final payment on any bond, however—whether a definitive certificated bond or a bond registered in the name of Cede & Co.—will be made only upon presentation and surrender of the bond at the office or agency specified in the notice of final payment to bondholders. The trustee will be required to mail that notice to registered bondholders no later than five days prior to the expected final payment date.

Registration and Transfer of the Bonds

We may issue one or more tranches of bonds in definitive form, which will be transferable and exchangeable as described above under “—Definitive Certificated Bonds.” There will be no service charge for any registration or transfer of the bonds, but the trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.

We will issue the bonds in the minimum initial denominations set forth in the prospectus supplement and, except as otherwise provided in the prospectus supplement, in integral multiples thereof.

The trustee will make payments of interest and principal on each payment date to the bondholders in whose names the bonds were registered on the applicable record date.

The Security for the Bonds

To secure the payment of principal and interest on, and any other amounts owing in respect of, the bonds pursuant to the indenture, we will grant to the trustee for the benefit of the bondholders a security interest in all of our right, title and interest, whether now owned or later acquired, in and to the following collateral, which collectively constitutes the trust estate under the indenture:

•	the system restoration property,

•	our rights under a financing order, including the statutory true-up mechanism,

•	our rights under the sale agreement,

•	the bill of sale delivered by CenterPoint Houston pursuant to the sale agreement,

•	our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

•	our rights under the administration agreement,

•

our rights in the collection account and all subaccounts of the collection account, including the general subaccount, the capital subaccount and the excess funds subaccount and all cash, securities, instruments, investment property or other assets credited to or deposited in the collection account or any subaccount of the collection account from time to time or purchased with funds from the collection account, and all financial assets and securities entitlements carried therein or credited thereto,

•	our rights in the deposits of retail electric providers required under the financing order,

•	all of our other property related to the bonds, other than any cash released to us by the trustee semi-annually from earnings on the capital subaccount,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•

all payments on or under and all proceeds in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property of any or all of the foregoing, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, payment intangibles, letter-of-credit rights, investment property, commercial tort claims, documents, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

The security interest does not extend to:

•	amounts (including net investment earnings) on deposit in a retail electric provider security deposit subaccount that have been released to the servicer or a retail electric provider,

•	amounts representing investment earnings on the capital subaccount released to us,

•	amounts deposited in the capital subaccount that have been released to us or as we direct following retirement of the bonds,

•	amounts deposited with us on the issuance date for payment of costs of issuance with respect to the bonds (together with any interest earnings thereon), and

•	amounts in the segregated trust account held for the benefit of the trustee to pay certain expenses of the trustee.

Section 39.309(b) of the Public Utility Regulatory Act provides that a valid and enforceable security interest in system restoration property will attach and be perfected by the means set forth in Section 39.309. Specifically, Section 39.309(b) provides that a valid and enforceable lien and security interest in system restoration property may be created only by a financing order and the execution and delivery of a security agreement in connection with issuance of financing instruments such as the bonds. The lien and security interest attach automatically at the time when value is received for the instruments. Upon perfection by filing notice with the Secretary of State of Texas under Section 39.309(d) of the Public Utility Regulatory Act, the lien and security interest will be a continuously perfected lien and security interest in the system restoration property and all proceeds of the property, whether accrued or not, and will have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor.

The Collection Account for the Bonds

Under the indenture, we will establish a collection account with the trustee or at another eligible institution for the bonds. The collection account will be under the sole dominion and exclusive control of the trustee. Funds received from collections of the applicable system restoration charges will be deposited into the collection account. The collection account for the bonds will be divided into the following subaccounts, which need not be separate bank accounts:

•	the general subaccount,

•	the capital subaccount, and

•	the excess funds subaccount.

All amounts in the collection account for the bonds not allocated to any other subaccount by the servicer will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus and the prospectus supplement to the collection account for the bonds include all of the subaccounts contained therein. All monies deposited from time to time in the collection account, all deposits therein pursuant to the indenture, and all investments made in eligible investments with these monies will be held by the trustee in the collection account as part of the collateral. The following institutions are eligible institutions for the establishment of the collection account:

•	the corporate trust department of the trustee so long as any of the securities of the trustee are rated investment grade by each rating agency specified in the indenture, or

•	the trust department of a depository institution organized under the laws of the United States of America or any state or domestic branch of a foreign bank, which:

•	has deposits insured by the Federal Deposit Insurance Corporation, and has either:

•

with respect to specified investments having a maturity of greater than one month, a long-term unsecured debt rating of “AA-” by S&P and “A2” by Moody’s and, if applicable, the equivalent of the lower of those two ratings by Fitch, or

•

with respect to specified investments having a maturity of one month or less a certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s and, if applicable, the equivalent of the lower of those two ratings by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies.

All deposits to and withdrawals from the collection account, all allocations to the subaccounts of the collection account and any amounts to be paid to the servicer and to bondholders shall be made by the trustee in accordance with written instructions provided by the servicer pursuant to the servicing agreement, which is discussed in “The Servicing Agreement” below.

Appropriate Investments for Funds in the Collection Account. So long as no default or event of default has occurred and is continuing, all or a portion of the funds in the collection account for the bonds must be invested by the trustee in accordance with the written direction of the servicer in any of the following, each of which is referred to as an eligible investment:

1.	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America,

2.

demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or any domestic branch of a foreign bank, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than any obligations thereof where the rating is based on the credit of a person other than such depository institution or trust company, shall have either (A) a long-term unsecured debt rating from Moody’s and S&P of at least “Aa3” and “AA”, respectively, or (B) a certificate of deposit rating by Moody’s and S&P of at least “P-1” and “A-1+”, respectively,

3.	commercial paper or other short-term obligations of any corporation (other than CenterPoint Houston or any of its affiliates), whose ratings, at the time of the investment or contractual commitment to invest therein, from Moody’s and S&P of at least “P-1” and “A-1+”, respectively,

4.	investments in money market funds having a rating from Moody’s and S&P of “Aaa” and “AAA”, respectively, including funds for which the trustee or any of its affiliates act as investment manager or advisor,

5.	bankers’ acceptances issued by any depository institution or trust company referred to in clause 2 above,

6.	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company, acting as principal, described in clause 2 above,

7.	repurchase obligations with respect to any security or whole loan entered into with:

a.	a depository institution or trust company, acting as principal, described in clause 2 above,

b.	a broker/ dealer, acting as principal, registered as a broker or dealer under Section 15 of the Securities Exchange Act of 1934 the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and at least “A-1+” by S&P at the time of entering into this repurchase obligation, or

c.	an unrated broker/ dealer, acting as principal, that is a wholly owned subsidiary of a nonbank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and at least “A-1+” by S&P at the time of purchase, or

8.	any other investment permitted by each of the rating agencies;

provided, however, that:

a.	any book-entry security, instrument or security having a maturity of one month or less that would be an eligible investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an eligible investment if such book-entry security, instrument or security, or the obligor thereon, has an unsecured short-term debt rating of at least “P-1” by Moody’s, and at least “A-1+” by S&P, and

b.	any book-entry security, instrument or security having a maturity of greater than one month that would be an eligible investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an eligible investment if such book-entry security, instrument or security, or the obligor thereon, has an unsecured long-term debt rating of at least “AA-” by S&P or “Aa3” by Moody’s and an unsecured short-term debt rating of at least “P-1” by Moody’s or the equivalent thereof by S&P, provided, that unless otherwise permitted by the applicable rating agencies, upon the failure of any eligible institution to maintain any applicable rating set forth in this definition or the definition of eligible institution, the related investments at that institution shall be reinvested in eligible investments at a successor eligible institution within 10 days.

If Fitch provides a rating for any of the securities, instruments or entities described above, then such security, instrument or entity must have a rating from Fitch specified at a level generally not less than the equivalent of the lower of the ratings thereon from Moody’s and S&P.

These eligible investments may not:

•	mature later than the next payment date, or

•	be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof.

No moneys held in the collection account may be invested, and no investment held in the collection account may be sold, unless the security interest granted and perfected in the collection account will continue to be perfected in the investment or the proceeds of the sale in either case without any further action by any person.

Remittances to the Collection Account. On each remittance date, the servicer will remit all collected system restoration charges, any indemnity amounts and any other proceeds of the trust estate securing the bonds to the trustee for deposit in the collection account. Indemnity amount means any amount paid by the servicer or CenterPoint Houston to the trustee, for the trustee or on behalf of the bondholders, in respect of indemnification obligations pursuant to the servicing agreement or sale agreement. Please read “The Servicing Agreement” and “The Sale Agreement” in this prospectus. To the extent that the combined amounts remitted by a retail electric provider are insufficient to satisfy amounts owed under any bill, including system restoration charges, the amount remitted shall first be allocated ratably among the system restoration charges relating to bonds and other fees and charges (including transition charges relating to transition bonds, delivery charges and nuclear decommissioning charges) other than late fees, and second, any remaining portion of the remittance shall be attributed to late fees. If a retail electric provider defaults in the payment of system restoration charges, it must implement one of the actions described under “Retail Electric Providers—Remedies Upon Default.”

General Subaccount. Collected system restoration charges and any indemnity amounts remitted to the trustee will be deposited into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount among the other subaccounts as described under “—How Funds in the Collection Account Will Be Allocated.” Amounts in the general subaccount will be invested in the eligible investments described above.

Capital Subaccount. Upon the issuance of the bonds, CenterPoint Houston will make a capital contribution to us in an amount stated in the prospectus supplement. We will pay this amount to the trustee for deposit into the capital subaccount which will be invested in eligible investments by the trustee in accordance with the written direction of the servicer. The trustee will draw on amounts in the capital subaccount to the extent that, in allocating funds in accordance with clauses 1 through 8 in “—How Funds in the Collection Account Will Be Allocated,” below, amounts on deposit in the general subaccount and, the excess funds subaccount are insufficient to make scheduled payments on the bonds and payments of fees and expenses specified in clauses 1 through 8. The trustee will allocate collected system restoration charges available on any payment date that are not necessary to pay amounts described in clauses 1 through 8 in “—How Funds in the Collection Account Will Be Allocated,” below, to the capital subaccount in an amount sufficient to replenish any amounts drawn from the capital subaccount. If the bonds have been retired as of any payment date, the amounts on deposit in the capital subaccount will be released to us, free of the lien of the indenture.

Excess Funds Subaccount. The trustee will allocate collected system restoration charges available on any payment date that are not necessary to pay clauses 1 through 11 in “—How Funds in the Collection Account Will Be Allocated,” below, to the excess funds subaccount. The trustee will invest amounts in the excess funds subaccount in eligible investments in accordance with the written direction of the servicer. On each payment date, the trustee will draw on the excess funds subaccount in allocating funds in accordance with clauses 1 through 10 in “—How Funds in the Collection Account Will Be Allocated,” below, to the extent that amounts on deposit in the general subaccount are insufficient to make scheduled payments on the bonds and payments of fees and expenses specified in clauses 1 through 10.

How Funds in the Collection Account Will Be Allocated

Amounts remitted by the servicer to the trustee with respect to the bonds, including any indemnity amounts and all investment earnings on amounts in the general subaccount of the collection account will be deposited into the general subaccount. On each payment date, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following priority in accordance with instructions provided by the servicer:

1.	payment of the trustee’s fees and expenses and any outstanding indemnity amounts owed to the trustee not to exceed a specified amount in any 12-month period, which amount will be fixed in the indenture,

2.	payment of the servicing fee, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates,

3.	payment of the fees of our independent manager (which are billed annually), which will be in an amount specified in an agreement between us and our independent manager, and a pro rata portion of the administration fee, which will be a fixed amount specified in the administration agreement between us and CenterPoint Houston,

4.	payment of all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and of the servicer under the servicing agreement,

5.	payment of the interest then due on the bonds, including any past-due interest,

6.	at final maturity or upon acceleration upon an event of default, payment of the principal then required to be paid on the bonds,

7.	payment of the principal then scheduled to be paid on the bonds, including any previously unpaid scheduled principal,

8.	payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the trustee,

9.	replenishment of any amounts drawn from the capital subaccount for the bonds, including investment earnings in the capital subaccount for the bonds to the extent used for allocations and payments contemplated by clauses 1 through 8,

10.	provided that no event of default has occurred and is continuing and that CenterPoint Houston is legally required to make a contribution to the capital subaccount greater than 0.5% of the initial outstanding principal balance of the Bonds, release to us an amount calculated at 11.075% per annum on the amount contributed to the capital subaccount in excess of 0.5% of the initial outstanding principal balance of the Bonds,

11.	provided that no event of default has occurred and is continuing, release the investment earnings relating to the initial contribution into the capital subaccount to us,

12.	allocation of the remainder, if any, to the excess funds subaccount, and

13.	after the bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount for the bonds, to us free and clear of the lien of the indenture.

The amount of the servicer’s fee referred to in clause 2 above and the amount of the administration fee referred to in clause 3 will be described in the prospectus supplement for the bonds.

Interest means, for any payment date for the bonds, the sum, without duplication, of:

•

an amount equal to the interest accrued at the applicable interest rate from the prior payment date or, with respect to the first payment date, the amount of interest accrued since the issuance date, of the bonds,

•	any unpaid interest plus, to the fullest extent permitted by law, any interest accrued on this unpaid interest, and

•	if the bonds have been declared due and payable, all accrued and unpaid interest thereon.

Principal means, with respect to any payment date of the bonds, the sum, without duplication, of:

•	the amount of principal due as a result of the occurrence and continuance of an event of default and acceleration of the bonds,

•	the amount of principal due on the final maturity date,

•	any unpaid and previously scheduled payments of principal and overdue payments of principal, and

•	the amount of principal scheduled to be paid on such payment date in accordance with the expected sinking fund schedule.

If on any payment date funds in the general subaccount are insufficient to make the allocations or payments contemplated by clauses 1 through 9 of the first paragraph of this subsection with respect to the bonds, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

1.	from the excess funds subaccount for allocations and payments contemplated in clauses 1 through 9, and

2.	from the capital subaccount for allocations and payments contemplated by clauses 1 through 8.

If, on any payment date, available collections of the system restoration charges, together with available amounts in the subaccounts, are not sufficient to pay interest due on all outstanding bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest payable. If, on any payment date, remaining collections of the system restoration charges, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding bonds on that payment date, amounts available will be allocated pro rata based on the principal amount then due and payable. If, on any payment date, remaining collections of the system restoration charges, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding bonds, amounts available will be allocated pro rata based on the principal amounts then scheduled to be paid on the payment date. If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the system restoration charges will take into account, among other things, the need to replenish those amounts.

Reports to Holders of the Bonds

On or prior to each payment date, the trustee will deliver a statement prepared by the servicer to each bondholder, to the PUCT and to the rating agencies. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the supplemental indenture, as to the bonds with respect to that payment date or the period since the previous payment date, as applicable:

•	the amount to be paid to bondholders in respect of principal,

•	the amount to be paid to bondholders in respect of interest,

•	the bond balance and the projected bond balance as of that payment date,

•	the amount on deposit in the capital subaccount as of that payment date,

•	the amount, if any, on deposit in the excess funds subaccount as of that payment date,

•	the amount to be paid to the trustee on that payment date,

•	the amount to be paid to the servicer on that payment date, and

•	any other transfers and payments made pursuant to the indenture.

Website

We will, to the extent permitted by and consistent with the issuing entity’s obligations under applicable law, cause to be posted on the website associated with CenterPoint Houston (provided in the prospectus supplement):

•	the final prospectus for the bonds,

•	a statement of system restoration charge remittances made to the trustee as of the most recent interest payment date,

•	a statement reporting the balances in the collection account and in each subaccount of the collection account as of the most recent interest payment date,

•	a statement showing the balance of outstanding bonds that reflects the actual periodic payments made on the bonds as of the most recent interest payment date,

•	the semi-annual servicer’s certificate delivered for the bonds pursuant to the servicing agreement,

•	the text (or a link to the website where a reader can find the text) of each true-up filing in respect of the outstanding bonds and the results of each true-up filing,

•	any long-term credit ratings of the servicer assigned by the rating agencies,

•	material legislative or regulatory developments directly relevant to the outstanding bonds,

•	any reports and other information that we are required to file with the SEC under the Securities Exchange Act of 1934, and

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a current organization chart for the issuing entity and servicer (unless the servicer is not related to us in which case the servicer will post two separate organization charts), in each case disclosing the parent company and material subsidiaries of the servicer and us.

We and the Trustee May Modify the Indenture

Modifications of the Indenture That Do Not Require Consent of Bondholders. Without the consent of any of the holders of the outstanding bonds but with prior notice to the rating agencies and, with respect to amendments that would increase ongoing qualified costs as defined in the financing order, with the consent or deemed consent of the PUCT (other than with respect to the supplemental indenture establishing the specific terms of the bonds), we and the trustee may execute a supplemental indenture for any of the following purposes:

•	to correct or amplify the description of the collateral, or to better assure, convey and confirm unto the trustee the collateral, or to subject additional property to the lien of the indenture,

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to evidence the succession, in compliance with the applicable provisions of the indenture, of another entity to us, and the assumption by any applicable successor of our covenants contained in the indenture and in the bonds,

•	to add to our covenants, for the benefit of the holders of the bonds, or to surrender any right or power therein conferred upon us,

•	to convey, transfer, assign, mortgage or pledge any property to the trustee for the benefit of the bondholders and the trustee,

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to cure any ambiguity, to correct or supplement any provision of the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or in any supplemental indenture, to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture, to change in any manner or eliminate any provisions of the indenture or to modify in any manner the rights of the bondholders under the indenture; provided, however, that:

•	this action shall not adversely affect in any material respect the interests of any bondholder, and

•	the rating agency condition shall have been satisfied with respect thereto,

•

to evidence and provide for the acceptance of the appointment under the indenture by a successor trustee with respect to the bonds and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trust estate under the indenture by more than one trustee, pursuant to the requirements specified in the indenture,

•	to qualify the bonds for registration with a clearing agency,

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to modify, eliminate or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to the indenture any other provisions as may be expressly required by the Trust Indenture Act, or

•	to satisfy any rating agency requirements.

Additional Modifications to the Indenture That Do Not Require the Consent of Bondholders. We may also, without the consent of any of the bondholders but, with respect to amendments that would increase ongoing qualified costs as defined in the financing order, with the consent or deemed consent of the PUCT, execute one or more other agreements supplemental to the indenture as long as:

•	the supplemental agreement does not adversely affect in any material respect the interests of any bondholder, and

•	the rating agency condition shall have been satisfied with respect thereto.

Modifications to the Indenture That Require the Approval of the Bondholders. We and the trustee also may, with the consent of the holders of not less than a majority of the outstanding amount of the bonds to be affected by the supplemental indenture and, with respect to amendments that would increase ongoing qualified costs as defined in the financing order, with the consent or deemed consent of the PUCT, execute a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the bondholders under the indenture. However, the supplemental indenture may not, without the consent of the holder of each outstanding bond affected thereby:

•	change the date of payment of any installment of principal of or interest on any bond, or reduce the principal amount thereof or the interest rate thereon, with respect thereto,

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change the provisions of the indenture and the supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or interest on the bonds, or change the coin or currency in which any bond or any interest thereon is payable,

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impair the right to institute suit for the enforcement of those provisions of the indenture specified therein requiring payment of any such amount due on the bonds on or after the respective due dates thereof,

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reduce the percentage of the aggregate amount of the outstanding bonds, the consent of the bondholders of which is required for any such supplemental indenture, or the consent of the bondholders of which is required for any waiver of compliance with the provisions of the indenture or of defaults specified in the indenture and their consequences provided for in the indenture or modify certain aspects of the definition of the term “outstanding,”

•	reduce the percentage of the outstanding amount of the bonds required to direct the trustee to direct us to sell, liquidate or preserve the collateral,

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modify any provision of the section of the indenture relating to the consent of bondholders with respect to supplemental indentures, except to increase any percentage specified therein or to provide that those provisions of the indenture or the basic documents specified in the indenture cannot be modified or waived without the consent of each outstanding bondholder affected thereby,

•

modify any of the provisions of the indenture in a manner so as to affect the amount of any payment of interest or principal payable on any bond on any payment date, or change the redemption dates, expected sinking fund schedules or final maturity dates of any bonds,

•	decrease the required capital amount,

•	modify or alter the provisions of the indenture regarding the voting of the bonds held by us, CenterPoint Houston, an affiliate of either of us or any obligor on the bonds,

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decrease the percentage of the aggregate principal amount of the bonds required to amend the sections of the indenture which specify the applicable percentage of the aggregate principal amount of the bonds necessary to amend the indenture or other related agreements specified therein, or

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permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the bonds or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any bond of the security provided by the lien of the indenture.

Enforcement of the Sale Agreement, the Administration Agreement, the Intercreditor Agreement and the Servicing Agreement. The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement. The indenture also provides that we will take all lawful actions to compel or secure the performance and observance by CenterPoint Houston, the administrator and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement, provided that such action shall not adversely affect the interests of the bondholders in any material respect.

If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of a majority of the outstanding amount of the bonds shall, exercise all of our rights, remedies, powers, privileges and claims against CenterPoint Houston, the administrator and servicer, under or in connection with the sale agreement, administration agreement, intercreditor agreement and servicing agreement, and any right of ours to take this action shall be suspended.

Modifications to the Sale Agreement, the Intercreditor Agreement, the Administration Agreement and the Servicing Agreement. With the prior written consent of the trustee, the sale agreement, the intercreditor agreement, the administration agreement and the servicing agreement, may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the bondholders but, with respect to amendments that would increase ongoing qualified costs as defined in the financing order, with the consent or deemed consent of the PUCT (other than with respect to an intercreditor agreement). However, any such amendment may not adversely affect the interest of any bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the bonds.

Notification of the Rating Agencies, the PUCT, the Trustee and the Bondholders of Any Modification. If we, CenterPoint Houston or the servicer or any other party to the applicable agreement:

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proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement or the servicing agreement, or

•	waives timely performance or observance by CenterPoint Houston or the servicer under the sale agreement, the intercreditor agreement or the servicing agreement,

in each case in a way which would materially and adversely affect the interests of bondholders, we must first notify the rating agencies of the proposed action. Upon receiving notification that the rating agency condition has been satisfied, we must notify the trustee, the paying agent, the bond registrar and the PUCT in writing and the trustee shall notify the bondholders of the proposed action and whether the rating agency condition has been satisfied with respect thereto. The trustee will consent to this proposed amendment, modification, supplement or waiver only with the written consent of the holders of a majority of the outstanding principal amount of the bonds materially and adversely affected thereby and, if such action would increase ongoing qualified costs, the consent or deemed consent of the PUCT (other than with respect to the intercreditor agreement).

What Constitutes an Event of Default on the Bonds

An event of default with respect to the bonds is defined in the indenture as being:

1.	a default in the payment of any interest on any bond when the same becomes due and payable and the continuation of this default for five business days,

2.	a default in the payment of the then unpaid principal of any bond on the final maturity date or, if applicable, any tranche on the final maturity date for that tranche,

3.	a default in the observance or performance of any of our covenants or agreements made in the indenture, other than those specifically dealt with in clause 1 or 2 above, or any of our representations or warranties made in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture proving to have been incorrect in any material respect as of the time when made, and this default continues or is not cured for a period of 30 days after the earlier of (a) written notice of the default is given to us by the trustee or to us and the trustee by the holders of at least 25% of the outstanding principal amount of the bonds or (b) the date we have knowledge of the default,

4.	the filing of a decree or order for relief by a court having jurisdiction in respect of us or any substantial part of the collateral securing the bonds in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or our property or for any substantial part of the collateral securing the bonds or ordering the winding-up or liquidation of our affairs, and such decree or order remains unstayed and in effect for a period of 90 consecutive days,

5.	the commencement by us of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by us to the entry of an order for relief in an involuntary case under any such law, or the consent by us to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or our property for any substantial part of the collateral securing the bonds or the making by us of any general assignment for the benefit of creditors, or the failure by us generally to pay our debts as such debts become due, or the taking of action by us in furtherance of any of the foregoing,

6.	any act or failure to act by the State of Texas or any of its agencies (including the PUCT), officers or employees that violates or is not in accordance with the pledge of the State of Texas in Section 39.310 of the Public Utility Regulatory Act including, without limitation, the failure of the PUCT to implement the statutory true-up mechanism in accordance with the financing order, or

7.	any other event designated as an event of default in the prospectus supplement.

Remedies Available Following an Event of Default. If an event of default with respect to the bonds, other than event number 6 above, occurs and is continuing, the trustee or holders holding not less than a majority in outstanding principal amount of the bonds may declare the unpaid principal balance of the bonds, together with accrued interest, to be immediately due and payable. This declaration may, under the circumstances specified therein involving a cure, be rescinded by the holders of a majority in principal amount of the bonds. The nature of our business will result in payment of principal upon such a declaration being made as funds become available. Please read “Risk Factors—Risks Associated with the Unusual Nature of the System Restoration Property—Foreclosure of the trustee’s lien on the system restoration property securing the bonds might not be practical, and acceleration of the bonds before maturity might have little practical effect” and “—You may experience material payment delays or incur a loss on your investment in the bonds because the source of funds for payment is limited.”

In addition to acceleration of the bonds described above, the trustee may, and upon the written direction of the holders of a majority in principal amount of the bonds, shall, exercise one or more of the following remedies upon an event of default (other than event number 6 above):

•

the trustee may institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the bonds or under the indenture with respect to the bonds, whether by declaration or otherwise, enforce any judgment obtained, and collect from us or the servicer moneys adjudged due,

•	the trustee may institute proceedings from time to time for the complete or partial foreclosure of the indenture with respect to the collateral securing the bonds,

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the trustee may exercise any remedies of a secured party under the Uniform Commercial Code or Section 39.309 of the Public Utility Regulatory Act or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the trustee and the bondholders,

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the trustee may sell the collateral securing the bonds or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law provided that certain conditions set forth in the indenture are met, and

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the trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller, administrator and the servicer under or in connection with the administration agreement, the sale agreement, the intercreditor agreement or the servicing agreement.

If event of default number 6 above occurs, the trustee may to the extent allowed by law, institute or participate in proceedings reasonably necessary to compel performance of or to enforce the pledge of the State of Texas and to collect any monetary damages incurred by the bondholders or the trustee as a result of such event of default. This is the only remedy the trustee may exercise if this event of default has occurred.

When the Trustee Can Sell the Collateral. If the final maturity date of the bonds has occurred or the bonds have been declared to be due and payable following an event of default, the trustee may, or at the written direction of the holders of a majority in principal amount of the bonds shall:

•	subject to the paragraph immediately below, sell the collateral securing the bonds,

•	elect to have us maintain possession of the collateral securing the bonds, or

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take such other remedial action as the trustee, at the written direction of the holders of a majority in principal amount of the bonds then outstanding and declared to have been due and payable, may direct and continue to apply distributions on the collateral securing the bonds as if there had been no declaration of acceleration.

The trustee is prohibited from selling the collateral securing the bonds following an event of default, unless:

•	the holders of 100% of the principal amount of the bonds consent to the sale,

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest on the outstanding bonds, or

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the trustee determines, at its option, that funds provided by the collateral securing the bonds would not be sufficient on an ongoing basis to make all payments on the bonds as these payments would have become due if the bonds had not been declared due and payable, and the trustee obtains the written consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the bonds.

Right of Bondholders to Direct Proceedings. Subject to the provisions for indemnification and the limitations contained in the indenture, the holders of a majority in principal amount of the outstanding bonds affected will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee or exercising any trust or power conferred on the trustee; provided that, among other things:

•	this direction does not conflict with any rule of law or with the indenture,

•	any direction to the trustee to sell or liquidate the collateral shall be by the holders of the bonds representing not less than 100% of the outstanding bonds, and

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with this direction.

However, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the bonds if:

•	it reasonably believes it will not be indemnified to its reasonable satisfaction against the costs, expenses and liabilities which might be incurred by it in complying with this request, or

•	it determines that this action might materially adversely affect the rights of any bondholder not consenting to the action.

Waiver of Default. Prior to acceleration of the bonds, the holders of a majority in principal amount of the bonds affected may, subject to certain conditions specified in the indenture, waive any default with respect to the bonds affected, as the case may be. However, they may not waive a default in the payment of principal or of interest on any of the bonds or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding bonds affected.

Limitation of Proceedings. Under the indenture, no bondholder will have the right to institute any proceeding, judicial or otherwise, or to avail itself of the right to foreclose on the system restoration property or otherwise enforce the lien in the system restoration property pursuant to Section 39.309 of the Public Utility Regulatory Act, unless:

•	the holder previously has given to the trustee written notice of a continuing event of default,

•	the holders of not less than a majority in principal amount of the outstanding bonds have made written request of the trustee to institute the proceeding in its own name as trustee,

•	the holder or holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in complying with the request,

•	the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute the proceeding, and

•	no direction inconsistent with this written request has been given to the trustee during the 60-day period referred to above by the holders of a majority in principal amount of the outstanding bonds.

In addition, each of the trustee, the bondholders and the servicer will covenant that it will not, prior to the date that is one year and one day after the termination of the indenture, acquiesce in or institute or invoke or cause us or the underwriters to invoke against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. By purchasing bonds, each bondholder will be deemed to have made this covenant.

Undertaking for Costs. The parties to the indenture agree, and each bondholder is deemed to have agreed, that in any suit for the enforcement of any right or remedy under the indenture or in any suit against the trustee for any action taken or omitted to be taken under the indenture, any court in its discretion may require the party instituting suit to file an undertaking to pay the costs of such litigation and the court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against such party. However, no costs will be assessed against the parties for a suit brought by the trustee, a suit initiated by any bondholders holding in the aggregate more than 10% of the outstanding amount of the bonds, or any suit brought by a bondholder to enforce the payment of interest not paid when due or principal not paid on the applicable final maturity date.

Our Covenants

Consolidation, Merger or Sale of Assets. We will keep in effect our existence, rights and franchises as a limited liability company under Delaware law, provided that we may consolidate with, merge into or convert into another entity or sell substantially all of our assets to another entity if:

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the entity formed by or surviving the consolidation, merger or conversion or to whom substantially all of our assets are sold is organized under the laws of the United States or any state thereof and expressly assumes by a supplemental indenture the due and punctual payment of the principal of and interest on all outstanding bonds and the performance of our obligations under the indenture,

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the entity formed by or surviving the consolidation, merger or conversion or to whom substantially all of our assets are sold expressly assumes all obligations and succeeds to all of our rights under the sale agreement, the administration agreement, the intercreditor agreement, the servicing agreement and any other basic document specified in the indenture to which we are a party or under which we have rights pursuant to an assignment and assumption agreement executed and delivered to the trustee,

•	no default or event of default will have occurred and be continuing immediately after giving effect to the merger, consolidation, conversion or sale,

•	prior notice will have been given to the rating agencies and the rating agency condition will have been satisfied with respect to the merger, consolidation, conversion or sale,

•	we have received an opinion of independent counsel to the effect that the merger, consolidation, conversion or sale:

•	will have no material adverse tax consequence to us or any bondholder,

•	complies with the indenture and all conditions precedent therein provided relating to the merger, consolidation, conversion or sale, and

•	will result in the trustee maintaining a continuing valid first priority perfected security interest in the collateral,

•	none of the system restoration property, the financing order or our rights under the Public Utility Regulatory Act or the financing order are impaired thereby, and

•	any action that is necessary to maintain the lien and security interest created by the indenture has been taken.

Additional Covenants. We will from time to time execute and deliver all documents, make all filings and take any other action necessary or advisable to, among other things, maintain and preserve the lien of the indenture and the priority thereof. We will not, among other things:

•	permit the validity of the indenture to be impaired or the lien to be amended, subordinated or terminated or discharged,

•	permit any person to be released from any covenants or obligations except as expressly permitted by the indenture,

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permit any lien, charge, claim, security interest, mortgage or other encumbrance, other than the lien of the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof,

•	permit the lien of the indenture not to constitute a continuing valid first priority perfected security interest in the trust estate,

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except as expressly permitted by the indenture, any supplemental indenture, the sale agreement or the servicing agreement, sell, transfer, exchange or otherwise dispose of any of the collateral unless directed to do so by the trustee in accordance with the indenture,

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claim any credit on, or make any deduction from the principal or interest payable in respect of, the bonds, other than amounts properly withheld under the Internal Revenue Code of 1986, as amended, or assert any claim against any present or former bondholder because of the payment of taxes levied or assessed upon us or any part of the collateral,

•	terminate our existence, dissolve or liquidate in whole or in part, except as otherwise permitted by the indenture,

•	take any action which is the subject of a rating agency condition if such action would result in a downgrade, suspension or withdrawal, or

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elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action inconsistent with our treatment for federal income tax purposes as a disregarded entity not separate from our sole owner.

We may not engage in any business other than purchasing and owning the system restoration property, issuing the bonds, pledging our interest in the collateral to the trustee under the indenture in order to secure the bonds, and performing activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

We may not issue, incur, assume or guarantee any indebtedness except for the bonds. Also, we may not guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire, or agree contingently to acquire, any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, other than the specified eligible investments. We may not, except as contemplated by the indenture, the sale agreement, the servicing agreement and related documents, including our limited liability company agreement, make any loan or advance or credit to any person. We will not make any expenditure for capital assets or lease any capital asset other than the system restoration property purchased from CenterPoint Houston pursuant to, and in accordance with, the sale agreement. We may not make any payments, distributions or dividends to any member in respect of its membership interest except in accordance with the indenture.

The servicer will deliver to the trustee the annual accountant’s report, compliance certificates and reports regarding distributions and other statements required by the servicing agreement. Please read “The Servicing Agreement” in this prospectus.

Access to the List of Bondholders

Any bondholder who has owned a bond for at least six months may, by written request to the trustee, obtain access to the list of all bondholders maintained by the trustee for the purpose of communicating with other bondholders with respect to their rights under the indenture or the bonds. In addition, a group of bondholders each of whom has owned a bond for at least six months may also obtain access to the list of all bondholders for the same purpose. The trustee may elect not to afford the requesting bondholders access to the list of bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting bondholders, to all bondholders.

We Must File an Annual Compliance Statement

We will deliver to the trustee, within 120 days after the end of each fiscal year, an officer’s certificate (a copy of which we will deliver to each rating agency and the PUCT) stating, as to the manager signing such officer’s certificate, that

(i)	a review of the our activities during such year (or relevant portion thereof) and of performance under the indenture has been made under such manager’s supervision; and

(ii)	to the best of such manager’s knowledge, based on such review, we have complied with all conditions and covenants under the indenture throughout such fiscal year (or relevant portion thereof), or, if there has been a default in compliance with any such condition or covenant, describing each such default known to the manager and the nature and status thereof.

The Trustee May Be Required to Provide an Annual Report to All Bondholders

If required by the Trust Indenture Act, the trustee will be required to mail each year to all bondholders a brief report. This report may state, in accordance with the requirements of the Trust Indenture Act, among other items:

•	the trustee’s eligibility and qualification to continue as the trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date of specific indebtedness owing by us to the trustee in the trustee’s individual capacity,

•	the property and funds physically held by the trustee, and

•	any action taken by it that materially affects the bonds and that has not been previously reported.

What Will Trigger Satisfaction and Discharge of the Indenture

The bonds, all moneys payable with respect to the bonds and the indenture will cease to be of further effect and the lien of the indenture will be released, interest will cease to accrue on the bonds and the trustee, on our written demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the bonds, when:

•

either (1) all bonds which have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or (2) we have irrevocably deposited with the trustee cash, in trust for this purpose, in an amount sufficient to make payments of principal of and interest on the bonds and to pay and discharge the entire indebtedness on those bonds not previously delivered to the trustee,

•	we have paid or caused to be paid all other sums payable by us under the indenture, and

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we have delivered to the trustee an officer’s certificate, an opinion of counsel, and if required by the Trust Indenture Act or the trustee, a certificate from a firm of independent certified public accountants, each stating that there has been compliance with the conditions precedent in the indenture or relating to the satisfaction and discharge of the indenture with respect to the bonds.

Our Legal Defeasance and Covenant Defeasance Options

We may, at any time, terminate:

•	all of our obligations under the indenture with respect to the bonds, or

•	our obligations to comply with some of the covenants in the indenture, including some of the covenants described under “—Our Covenants.”

The legal defeasance option is our right to terminate at any time our obligations under the indenture with respect to the bonds. The covenant defeasance option is our right at any time to terminate our obligations to comply with some of the covenants in the indenture. We may exercise the legal defeasance option of the bonds notwithstanding our prior exercise of the covenant defeasance option. If we exercise the legal defeasance option, the bonds will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the scheduled final payment date therefor as described below. The bonds will not be subject to payment through redemption or acceleration prior to the scheduled final payment date. If we exercise the covenant defeasance option, the final payment of the bonds may not be accelerated because of an event of default relating to a default in the observance or performance of our covenant as described in “—What Constitutes an Event of Default on the Bonds” above.

We may exercise the legal defeasance option or the covenant defeasance option with respect to the bonds only if:

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we irrevocably deposit or cause to be deposited in trust with the trustee cash or U.S. government obligations specified in the indenture for the payment of principal of and interest on the bonds to the scheduled final payment date therefor, as applicable, and all other amounts due and payable under the indenture, the deposit to be made in the defeasance subaccount,

•

we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any cash deposited in the defeasance subaccount without investment will provide cash at times and in sufficient amounts to pay in respect of the bonds:

•	principal in accordance with the expected sinking fund schedule therefor, and

•	interest when due,

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in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period,

•	no default has occurred and is continuing on the day of this deposit and after giving effect thereto,

•	in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that:

•	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

•

since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred,

•

in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of the bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred,

•

we deliver to the trustee a certificate of one of our managers and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture,

•

we deliver to the trustee an opinion of counsel to the effect that (a) in a case under the bankruptcy code in which CenterPoint Houston (or any of its affiliates, other than us) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of CenterPoint Houston (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations); and (b) in the event CenterPoint Houston (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations), were to be a debtor in a case under the bankruptcy code, the court would not disregard the separate legal existence of CenterPoint Houston (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations) and us so as to order substantive consolidation under the bankruptcy code of our assets and liabilities with the assets and liabilities of CenterPoint Houston (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations), and

•

each rating agency has notified us and the trustee that the exercise of the proposed defeasance option will not result in a suspension, downgrade or withdrawal of the then current rating of any then outstanding bonds.

The Trustee

The trustee for the bonds will be named in the prospectus supplement. You will also find information relating to the trustee’s form of organization and a description of its prior experience as a trustee in the prospectus supplement. The trustee may resign at any time upon 30 days’ notice by so notifying us. The holders of a majority in principal amount of the bonds then outstanding may remove the trustee by so notifying the trustee and us in writing and may appoint a successor trustee. We will remove the trustee by written notice if the trustee ceases to be eligible to continue in this capacity under the indenture, the trustee becomes a debtor in a bankruptcy proceeding or is adjudged insolvent, a receiver, administrator or other public officer takes charge of the trustee or its property, the trustee becomes incapable of acting or the trustee fails to provide to us certain information we reasonably request which is necessary for us to satisfy our reporting obligations under the securities laws. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, we will be obligated promptly to appoint a successor trustee eligible under the indenture. We are responsible, initially, for payment of the expenses associated with any such removal or resignation, but any such expenses will be treated as an operating expense and paid out of the general subaccount on a payment date in accordance with the priority of payments set forth in “—How Funds in the Collection Account Will Be Allocated” in this prospectus. No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee. The trustee shall at all times satisfy the requirements of certain provisions of the Trust Indenture Act, as amended, and the Investment Company Act of 1940, as amended, and have a combined capital and surplus of at least $50 million and a long-term debt rating of “Baa3” or better by Moody’s, “BBB-” or better by S&P and, if applicable, “BBB-” or better by Fitch. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity shall without any further action be the successor trustee. We and our affiliates may, from time to time, maintain various banking, investment banking and trust relationships with the trustee and its affiliates. Please read “The Sale Agreement” and “The Servicing Agreement” in this prospectus for further information.

The trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that its conduct does not constitute willful misconduct, negligence or bad faith. We have agreed to indemnify the trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, provided that we are not required to pay any expense or indemnify against any loss, liability or expense incurred by the trustee through the trustee’s own willful misconduct, negligence or bad faith. Please read “Prospectus Summary—Priority of Distributions” and “—How Funds in the Collection Account Will Be Allocated” in this prospectus for further information.

Governing Law

The indenture will be governed by the laws of the State of Texas.

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE BONDS

The rate of principal payments, the amount of each interest payment, the final payment date of the bonds and the weighted average life thereof will depend primarily on the timing of receipt of collected system restoration charges by the trustee and the statutory true-up mechanism. The aggregate amount of collected system restoration charges and the rate of principal amortization on the bonds will depend, in part, on actual energy usage and energy demands, and the rate of delinquencies and write-offs. The system restoration charges are required to be adjusted from time to time based in part on historical system restoration charge collections. However, we can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the system restoration charges that will cause collected system restoration charges to be received at any particular rate. Please read “Risk Factors—Servicing Risks,” “—Other Risks Associated With an Investment in the Bonds” and “CenterPoint Houston’s Financing Order—Statutory True-Ups” in this prospectus.

The bonds may be retired later than expected. Except in the event of the acceleration of the final payment date of the bonds after an event of default, however, the bonds will not be paid earlier than is contemplated in the expected bond amortization schedule for the bonds. Receipts in excess of the amounts necessary to amortize the bonds in accordance with the expected amortization schedule, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the excess funds subaccount. Future system restoration charges will be decreased by any amount in the excess funds subaccount due to overcollection. Acceleration of the final maturity date after an event of default in accordance with the terms thereof will result in payment of principal earlier than the related scheduled final payment dates. A payment on a date that is earlier than the scheduled payment date might result in a shorter weighted average life, and a payment on a date that is later than the scheduled payment date might result in a longer weighted average life.

THE SALE AGREEMENT

The following summary describes particular material terms and provisions of the sale agreement pursuant to which we will purchase the system restoration property from the seller. We and CenterPoint Houston will file the form of the sale agreement with the SEC as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to and qualified by reference to the provisions of the sale agreement.

CenterPoint Houston’s Sale and Assignment of the System Restoration Property

In connection with the issuance of the bonds, the seller will offer and sell the system restoration property to us pursuant to the terms and conditions of the sale agreement. The sale of the system restoration property to us by CenterPoint Houston will be financed through the corresponding issuance of the bonds. Pursuant to the sale agreement, CenterPoint Houston will sell and assign to us, without recourse, except as provided therein, its rights and interests under the financing order, which will become system restoration property upon such transfer pursuant to the Public Utility Regulatory Act. The system restoration property will represent all rights and interests of CenterPoint Houston under the financing order, including the right to impose, collect and receive the system restoration charges and the revenues and collections resulting from such system restoration charges. We will apply the net proceeds that we receive from the sale of the bonds to the purchase of the system restoration property. System restoration property is known as “transition property” in the Public Utility Regulatory Act.

As provided by the Public Utility Regulatory Act, our purchase of the system restoration property from CenterPoint Houston pursuant to the sale agreement, which will expressly provide that such transfer is a sale, will be a true sale, and all title to the system restoration property, legal or equitable, will pass to us. Under the Public Utility Regulatory Act, such sale will constitute a true sale under state law whether or not

•	we have any recourse against CenterPoint Houston,

•	CenterPoint Houston retains any equity interest in the system restoration property under state law,

•	CenterPoint Houston acts as a collector of system restoration charges relating to the system restoration property, or

•	CenterPoint Houston treats the transfer as a financing for tax, financial reporting or other purposes.

Under the Public Utility Regulatory Act, all rights and interests under the financing order will become system restoration property upon transfer of such rights to us by CenterPoint Houston in connection with the issuance of the bonds. The system restoration property will constitute our present property right for purposes of contracts concerning the sale or pledge of property.

Upon the execution and delivery of the sale agreement and bill of sale and the filing of a notice with the Secretary of State of the State of Texas in accordance with the rules prescribed under the Public Utility Regulatory Act, our purchase of the system restoration property from CenterPoint Houston will be perfected as against all third persons, including subsequent judicial or other lien creditors. In accordance with the Public Utility Regulatory Act, a valid and enforceable lien and security interest in the system restoration property will be created upon the issuance of the financing order and the execution and delivery of the sale agreement. The lien and security interest attaches automatically from the time that value is received for the bonds and, on perfection through the timely filing of a notice with the Secretary of State of the State of Texas in accordance with the rules prescribed under the Public Utility Regulatory Act, will be a continuously perfected lien and security interest in the system restoration property and all proceeds of the system restoration property.

The records and computer systems of CenterPoint Houston and CenterPoint Energy will reflect the sale and assignment of CenterPoint Houston’s rights and interests under the financing order to us. However, we expect that the bonds will be reflected as debt on CenterPoint Energy’s consolidated financial statements. In addition, we anticipate that the bonds will be treated as debt of CenterPoint Energy for federal income tax purposes. Please read “Material U.S. Federal Tax Consequences for the Bondholders.”

CenterPoint Houston’s Representations and Warranties

In the sale agreement, CenterPoint Houston will make representations and warranties to us as of the transfer date to the effect, among other things, that:

1.	subject to clause 9 below (assumptions used in calculating the system restoration charges as of the transfer date), all written information, as amended or supplemented from time to time, provided by CenterPoint Houston to us with respect to the transferred system restoration property (including the financing order and the issuance advice letter) is correct in all material respects;

2.	it is the intention of the parties to the sale agreement that, other than for specified tax purposes, the sale, transfer, assignment, setting over and conveyance contemplated by the sale agreement constitutes a sale or other absolute transfer of all right, title and interest of CenterPoint Houston related to the bonds in, to and under the financing order to us, whereupon (subject to the effectiveness of the issuance advice letter) such rights and interests will become system restoration property; upon execution and delivery of the sale agreement and the bill of sale and payment of the purchase price, CenterPoint Houston will have no right, title or interest in, to or under the transferred system restoration property; and that such transferred system restoration property would not be a part of the estate of CenterPoint Houston in the event of the filing of a bankruptcy petition by or against CenterPoint Houston under any bankruptcy law;

3.	a. CenterPoint Houston is the sole owner of the rights and interests under the financing order,

b.	on the transfer date, immediately upon the sale under the sale agreement, the transferred system restoration property will have been validly sold, assigned, transferred, set over and conveyed to us free and clear of all liens (except for any lien created in favor of the bondholders pursuant to Section 39.309 of the Public Utility Regulatory Act or any lien created by us under the basic documents), and

c.	all actions or filings (including filings with the Secretary of State of the State of Texas in accordance with the rules prescribed under the Public Utility Regulatory Act and the Uniform Commercial Code) necessary in any jurisdiction to give us a perfected ownership interest (subject to any lien created in favor of the bondholders pursuant to Section 39.309 of the Public Utility Regulatory Act or any lien created by us under the basic documents) in the transferred system restoration property and to grant to the trustee a first priority perfected security interest in the transferred system restoration property, free and clear of all liens of CenterPoint Houston or anyone else (except for any lien created in favor of the bondholders pursuant to Section 39.309 of the Public Utility Regulatory Act or any lien created by us under the basic documents) have been taken or made;

4.	the financing order has been issued by the PUCT in accordance with the Public Utility Regulatory Act, the financing order and the process by which it was issued comply with all applicable laws, rules and regulations of the State of Texas and the federal laws of the United States, and the financing order is final, non-appealable and in full force and effect;

5.

as of the date of issuance of the bonds, the bonds will be entitled to the protections provided by the Public Utility Regulatory Act and the financing order, and the financing order and the system restoration charges authorized therein will have become irrevocable and not subject to reduction, impairment or adjustment by further action of the PUCT, except as permitted by Section 39.307 of the Public Utility Regulatory Act, the issuance advice letter relating to the transferred system restoration property will have been filed in accordance with the financing order, and the PUCT will not have issued any order prior to noon on the fourth business day after submission of the issuance advice letter that the bonds do not comply with specified ordering provisions of the financing order and the initial system restoration charges and the final term of the bonds set forth in the issuance advice letter will have become effective;

6. a.	under the Public Utility Regulatory Act, the State of Texas has pledged that it will not take or permit any action that would impair the value of the system restoration property transferred under the sale agreement or, except as permitted in Section 39.307 of the Public Utility Regulatory Act, reduce, alter or impair the system restoration charges until the principal and interest, and any other charges incurred and contracts to be performed in connection with the bonds, have been paid and performed in full,

b.	under the laws of the State of Texas and the federal laws of the United States, the State of Texas could not constitutionally take any action of a legislative character, including the repeal or amendment of the securitization provisions of the Public Utility Regulatory Act, which would substantially limit, alter or impair the system restoration property or other rights vested in the bondholders pursuant to the financing order, or substantially limit, alter, impair or reduce the value or amount of the system restoration property, unless that action is a reasonable exercise of the State of Texas’s sovereign powers and of a character reasonable and appropriate to further a legitimate public purpose, and, under the takings clauses of the Texas and United States Constitutions, the State of Texas could not repeal or amend the securitization provisions of the Public Utility Regulatory Act or take any other action in contravention of its pledge quoted above without paying just compensation to the bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of those bondholders in the system restoration property and deprive those bondholders of their reasonable expectations arising from their investments in the bonds; however, there is no assurance that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal and interest on those bonds;

7.	there is no order by any court providing for the revocation, alteration, limitation or other impairment of the securitization provisions of the Public Utility Regulatory Act, the financing order or issuance advice letter, the transferred system restoration property or the system restoration charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the financing order;

8.	under the laws of the State of Texas and the federal laws of the United States in effect on the transfer date, no other approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation or transfer of CenterPoint Houston’s rights and interests related to the bonds under the financing order and our purchase of the system restoration property from CenterPoint Houston, except those that have been obtained or made;

9.	based on information available to CenterPoint Houston on the transfer date, the assumptions used in calculating the system restoration charges in the issuance advice letter are reasonable and made in good faith; however, notwithstanding the foregoing, CenterPoint Houston makes no representation or warranty, express or implied, that amounts actually collected arising from the system restoration charges will in fact be sufficient to meet the payment obligations on the bonds or that the assumptions used in calculating the system restoration charges will in fact be realized;

10. a.	upon the effectiveness of the issuance advice letter, the transfer of CenterPoint Houston’s rights and interests related to the bonds under the financing order and our purchase of the system restoration property from CenterPoint Houston pursuant to the sale agreement, the transferred system restoration property will constitute a present property right,

b.	upon the effectiveness of the issuance advice letter, the transfer of CenterPoint Houston’s rights and interests under the financing order and our purchase of the system restoration property from CenterPoint Houston pursuant to the sale agreement, the transferred system restoration property will include, without limitation:

(1)	the right to impose, collect and receive system restoration charges authorized in the financing order, including, without limitation, the right to receive system restoration charges in amounts and at times sufficient to pay principal and interest on the bonds,

(2)	all rights and interests of CenterPoint Houston under the financing order that relate to the bonds,

(3)	the rights to file for periodic adjustments of the system restoration charges as provided in the financing order, and

(4)	all revenues and collections resulting from the system restoration charges,

c.	upon the effectiveness of the issuance advice letter and the transfer of CenterPoint Houston’s rights and interests under the financing order and our purchase of the system restoration property from CenterPoint Houston on such transfer date pursuant to the sale agreement, the transferred system restoration property will not be subject to any lien created by a previous indenture;

11.	CenterPoint Houston is a limited liability company duly organized and in good standing under the laws of the State of Texas, with limited liability company power and authority to own its properties and conduct its business as currently owned or conducted;

12.	CenterPoint Houston has the limited liability company power and authority to obtain the financing order and to execute and deliver the sale agreement and to carry out its terms; CenterPoint Houston has the limited liability company power and authority to own the rights and interests under the financing order, to sell and assign those rights and interests under the financing order to us, whereupon (subject to the effectiveness of the issuance advice letter) such rights and interests will become system restoration property; and the execution, delivery and performance of the sale agreement have been duly authorized by CenterPoint Houston by all necessary limited liability company action;

13.	the sale agreement constitutes a legal, valid and binding obligation of CenterPoint Houston, enforceable against CenterPoint Houston in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditors’ rights and equitable principles;

14.	the consummation of the transactions contemplated by the sale agreement and the fulfillment of the terms thereof do not (a) conflict with or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or limited liability company regulations of CenterPoint Houston, or any indenture, mortgage, credit agreement or other agreement or instrument to which CenterPoint Houston is a party or by which it or its properties is bound; (b) result in the creation or imposition of any lien upon any of CenterPoint Houston’s properties pursuant to the terms of any such indenture or agreement or other instrument (except for any lien created in favor of the bondholders pursuant to Section 39.309 of the Public Utility Regulatory Act or any lien created by us under the basic documents) or (c) violate any existing law or any existing order, rule or regulation applicable to CenterPoint Houston of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CenterPoint Houston or its properties;

15.

except for continuation filings under the Uniform Commercial Code and other filings under the Public Utility Regulatory Act and the Uniform Commercial Code, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required under any applicable law, rule or regulation in connection with the execution and delivery by CenterPoint Houston of the sale agreement, the performance by

CenterPoint Houston of the transactions contemplated by the sale agreement or the fulfillment by CenterPoint Houston of the terms of the sale agreement, except those that have previously been obtained or made and those that CenterPoint Houston, in its capacity as servicer under the servicing agreement, is required to make in the future pursuant to the servicing agreement;

16.	except as disclosed in this prospectus or the prospectus supplement, there are no proceedings pending, and to CenterPoint Houston’s knowledge, (a) there are no proceedings threatened and (b) there are no investigations pending or threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CenterPoint Houston or its properties involving or related to CenterPoint Houston or us or, to CenterPoint Houston’s knowledge, to any other person:

a.	asserting the invalidity of the sale agreement, any of the other basic documents, the bonds, the securitization provisions of the Public Utility Regulatory Act or the financing order,

b.	seeking to prevent the issuance of the bonds or the consummation of the transactions contemplated by the sale agreement or any of the other basic documents,

c.	seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by CenterPoint Houston of its obligations under, or the validity or enforceability of, the sale agreement or any of the other basic documents or the bonds, or

d.	challenging CenterPoint Houston’s treatment of the bonds as debt of CenterPoint Energy for federal or state income, gross receipts or franchise tax purposes;

17.	after giving effect to the sale of the system restoration property under the sale agreement, CenterPoint Houston:

a.	is solvent and expects to remain solvent,

b.	is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes,

c.	is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital,

d.	reasonably believes that it will be able to pay its debts as they become due, and

e.	is able to pay its debts as they become due and does not intend to incur, or believes that it will incur, indebtedness that it will not be able to repay at its maturity; and

18.	CenterPoint Houston is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on CenterPoint Houston’s business, operations, assets, revenues or properties).

The representations and warranties made by CenterPoint Houston survive the sale of the transferred system restoration property to us and the pledge thereof on the transfer date to the trustee. Any change in the law occurring after the transfer date that renders any of the representations and warranties untrue does not constitute a breach under the sale agreement.

CenterPoint Houston’s Covenants

In the sale agreement, CenterPoint Houston will make the following covenants:

1.	subject to its rights to assign its rights and obligations under the sale agreement, so long as any bonds are outstanding, CenterPoint Houston will (i) keep in full force and effect its existence and remain in good standing under the laws of the state of its organization, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of the sale agreement and each other instrument or agreement to which CenterPoint Houston is a party necessary to the proper administration of the sale agreement and the transactions contemplated by the sale agreement and (ii) continue to operate its distribution system in order to provide electric services to retail electric customers served at distribution voltage in its certificated service area, provided that CenterPoint Houston is not prohibited from selling, assigning or otherwise divesting its distribution system or any part thereof in accordance with the sale agreement and the financing order;

2.	except for the conveyances under the sale agreement or any lien under Section 39.309 of the Public Utility Regulatory Act for our benefit, the bondholders and the trustee, CenterPoint Houston may not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, any of the transferred system restoration property, whether then existing or thereafter created, or any interest therein. CenterPoint Houston may not at any time assert any lien against or with respect to the transferred system restoration property, and CenterPoint Houston shall defend the right, title and interest of us and of the trustee, as our assignee, in, to and under the transferred system restoration property against all claims of third parties claiming through or under CenterPoint Houston;

3.	in the event that CenterPoint Houston receives any payments under the terms of an intercreditor agreement in respect of the system restoration charges or the proceeds thereof other than in its capacity as the servicer, CenterPoint Houston agrees to pay all those payments to the servicer, in accordance with the intercreditor agreement, as soon as practicable after receipt thereof by CenterPoint Houston;

4.	CenterPoint Houston will notify us and the trustee promptly after becoming aware of any lien on any of the transferred system restoration property, other than the conveyances under the sale agreement, any lien created in favor of the bondholders under Section 39.309 of the Public Utility Regulatory Act or any lien created by us under the indenture;

5.	CenterPoint Houston agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any court or federal or state regulatory body, administrative agency or governmental instrumentality applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the trustee’s interests in the transferred system restoration property or under the basic documents or CenterPoint Houston’s performance of its obligations under the sale agreement;

6.	so long as any bonds are outstanding, CenterPoint Houston

a.	will treat the bonds as our debt and not debt of CenterPoint Houston, except for financial reporting or tax purposes;

b.	will disclose in its financial statements that it is not the owner of the transferred system restoration property and that our assets are not available to pay creditors of CenterPoint Houston or its affiliates (other than us);

c.	will not own or purchase any bonds; and

d.	will disclose the effects of all transactions between us and CenterPoint Houston in accordance with generally accepted accounting principles;

7.	so long as any bonds are outstanding:

a.

in all proceedings relating directly or indirectly to the transferred system restoration property, CenterPoint Houston will affirmatively certify and confirm that it has sold all of its rights and interests under the financing order that relate to the bonds to us (other than for financial reporting or tax purposes), and will not make any statement or reference in respect of the transferred system restoration property that is inconsistent with our ownership interest (other than for financial reporting or tax purposes), and

b.	CenterPoint Houston will not take any action in respect of the transferred system restoration property except solely in its capacity as servicer thereof pursuant to the servicing agreement or as contemplated by the basic documents including the intercreditor agreement;

8.	CenterPoint Houston agrees that, upon the sale by CenterPoint Houston of all of its rights and interests under the financing order to us pursuant to the sale agreement, any payment to the servicer by any person responsible for remitting system restoration charges to the servicer under the terms of the financing order or the Public Utility Regulatory Act or applicable tariff shall discharge such person’s obligations in respect of the transferred system restoration property to the extent of such payment, notwithstanding any objection or direction to the contrary by CenterPoint Houston;

9.	CenterPoint Houston will execute and file such filings, and cause to be executed and filed such filings in such manner and in such places as may be required by law fully to preserve, maintain and protect our and the trustee’s interests in the transferred system restoration property, including all filings required under the Public Utility Regulatory Act and the Uniform Commercial Code relating to the transfer of the ownership of the rights and interests related to the bonds under the financing order by CenterPoint Houston to us and the pledge of the transferred system restoration property by us to the trustee. CenterPoint Houston will deliver (or cause to be delivered) to us and the trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. CenterPoint Houston will institute any action or proceeding reasonably necessary to compel performance by the PUCT or the State of Texas of any of their obligations or duties under the securitization provisions of the Public Utility Regulatory Act, the financing order or the issuance advice letter relating to the transfer of the rights and interests under the financing order by CenterPoint Houston to us, and CenterPoint Houston agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case as may be reasonably necessary:

a.	to protect us and the bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation described above under the caption “—CenterPoint Houston’s Representations and Warranties”; or

b.	so long as CenterPoint Houston is also the servicer, to block or overturn any attempts to cause a repeal of, modification of or supplement to the securitization provisions of the Public Utility Regulatory Act, the financing order, the issuance advice letter or the rights of bondholders by legislative enactment or constitutional amendment that would be materially adverse to us, the trustee or the bondholders.

The costs of any such actions or proceedings would be reimbursed by us to CenterPoint Houston from amounts on deposit in the collection account as an operating expense in accordance with the terms of the indenture. CenterPoint Houston’s obligations pursuant to this covenant survive and continue notwithstanding that the payment of operating expenses pursuant to the indenture may be delayed;

10.	so long as any bonds are outstanding, CenterPoint Houston will pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, businesses, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the transferred system restoration property; provided that no such tax need be paid if CenterPoint Houston or any of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if CenterPoint Houston or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles;

11.	CenterPoint Houston will comply with all filing requirements imposed upon it in its capacity as seller of the transferred system restoration property under the financing order, including making any post-closing filings; and

12.	even if the sale agreement or the indenture is terminated, CenterPoint Houston will not, prior to the date that is one year and one day after the termination of the indenture, petition or otherwise make or cause us to invoke the process of any court or federal or state regulatory body, administrative agency or governmental instrumentality for the purpose of commencing or sustaining a case against us under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of ours, or any substantial property of ours or ordering the winding up or liquidation of our affairs. We will also agree in the sale agreement not to petition or otherwise invoke or cause CenterPoint Houston to invoke such a process for the same period of time.

CenterPoint Houston’s Obligation to Indemnify Us and the Trustee and to Take Legal Action

Under the sale agreement, CenterPoint Houston is obligated to indemnify us and the trustee, for itself and on behalf of the bondholders and related parties specified therein, against:

1.	any and all taxes, other than any taxes imposed on bondholders solely as a result of their ownership of bonds, that may at any time be imposed on or asserted against any of those persons under existing law as of the transfer date as a result of the sale and assignment of CenterPoint Houston’s rights and interests under the financing order that relates to the bonds by CenterPoint Houston to us, the acquisition or holding of the transferred system restoration property by us or the issuance and sale by us of bonds, including any sales, gross receipts, tangible personal property, privilege, franchise or license taxes, but excluding any taxes imposed as a result of a failure of that person to properly withhold or remit taxes imposed with respect to payments on any bond, in the event and to the extent such taxes are not recoverable qualified costs, it being understood that the bondholders will be entitled to enforce their rights against CenterPoint Houston solely through a cause of action brought for their benefit by the trustee in accordance with the terms of the indenture; and

2. a.	any and all amounts of principal of and interest on the bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to us required to have been made in accordance with the terms of the basic documents which are not made when so required, in each case as a result of CenterPoint Houston’s breach of any of its representations, warranties or covenants contained in the sale agreement; and

b.	any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such person, other than any liabilities, obligations or claims for or payments of principal of or interest on the bonds, together with any reasonable costs and expenses incurred by that person, in each case as a result of CenterPoint Houston’s breach of any of its representations, warranties or covenants contained in the sale agreement.

However, CenterPoint Houston is not required to indemnify the trustee or related parties against any loss incurred by them through their own willful misconduct, negligence or bad faith.

These indemnification obligations will rank equally in right of payment with other general unsecured obligations of CenterPoint Houston. The indemnities described above will survive the resignation or removal of the trustee and the termination of the sale agreement and include reasonable fees and expenses of investigation and litigation (including reasonable attorneys’ fees and expenses). The representations and warranties described above under the caption “—CenterPoint Houston’s Representations and Warranties” are made under existing law as in effect as of the date of issuance of the bonds. CenterPoint Houston will not indemnify any party for any changes of law after the issuance of the bonds, including by means of legislative enactment, constitutional amendment or voter initiative, or for any liability resulting solely from a downgrade in the ratings on such bonds.

CenterPoint Houston’s Limited Obligation to Undertake Legal Action. As described in clause 9 above under “—CenterPoint Houston’s Covenants,” the sale agreement will require CenterPoint Houston to institute any action or proceeding reasonably necessary to compel performance by the PUCT or the State of Texas of any of their obligations or duties under the securitization provisions of the Public Utility Regulatory Act, the financing order or the related issuance advice letter with respect to the transferred system restoration property. Except for the foregoing and subject to CenterPoint Houston’s further covenant to fully preserve, maintain and protect our interests in the system restoration property, CenterPoint Houston will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the sale agreement and that in its opinion may involve it in any expense or liability.

Successors to CenterPoint Houston

The sale agreement will provide that any person which succeeds by merger, consolidation, sale or other similar transaction to all or substantially all of the electric distribution business of CenterPoint Houston (or, if the distribution business is split, the person which provides distribution service to a majority of the retail electric customers in CenterPoint Houston’s service territory), which person executes an agreement of assumption to perform every obligation of CenterPoint Houston under the sale agreement, will be the successor to CenterPoint Houston with respect to CenterPoint Houston’s ongoing obligations under the sale agreement without the execution or filing of any document or any further act by any of the parties to the sale agreement. The sale agreement will further require that:

•

immediately after giving effect to any transaction referred to in this paragraph, no representation or warranty made in the sale agreement will have been breached in any material respect, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing,

•	the rating agencies specified in the sale agreement will have received prior written notice of the transaction, and

•	officers’ certificates and opinions of counsel specified in the sale agreement will have been delivered to us and the trustee.

Amendment

The sale agreement may be amended in writing by the seller and us, if notice of the amendment is provided by us to each rating agency and the rating agency condition has been satisfied, with the consent of the trustee and, with respect to amendments that would increase ongoing qualified costs as defined in the financing order, the consent or deemed consent of the PUCT.

THE SERVICING AGREEMENT

The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer will undertake to service the system restoration property. This summary does not purport to be complete and is qualified by reference to the provisions of the servicing agreement. We and CenterPoint Houston will file the form of the servicing agreement with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

Servicing Procedures

General. The servicer, as our agent, will manage, service, administer and make collections in respect of the system restoration property. The servicer’s duties will include:

•	calculating and billing the system restoration charges,

•

obtaining meter reads and collecting the system restoration charges from retail electric providers or an agent appointed by the servicer or an account designated under the intercreditor agreement to collect the charges, as applicable, and posting all collections,

•

responding to inquiries by retail electric customers, retail electric providers, the PUCT or any federal, local or other state governmental authority with respect to the system restoration property and system restoration charges,

•

accounting for collected system restoration charges and late-payment penalties received from retail electric providers, investigating and resolving delinquencies, processing and depositing collections, making periodic remittances to the trustee and furnishing periodic reports to us, the trustee, the PUCT and the rating agencies,

•

providing certified calculations and other information reasonably requested by agents appointed by the servicer to collect the charges to enable the agents to perform collection services properly under the intercreditor agreement and monitoring the collections of the agents for compliance with the intercreditor agreement,

•

monitoring payments by each retail electric provider, reviewing reports provided by each retail electric provider and monitoring compliance by each retail electric provider with the credit standards and deposit obligations set forth in the financing order,

•

notifying each retail electric provider of any defaults by such retail electric provider in its payment obligations and other obligations (including its credit standards), and enforcing against such retail electric provider at the earliest date permitted any remedies provided by applicable law,

•	making all filings with the PUCT and taking all other actions necessary to perfect our ownership interests in and the trustee’s lien on the system restoration property and other collateral,

•	selling, as our agent, defaulted or written-off accounts in accordance with the servicer’s usual and customary practices,

•	taking action in connection with adjustments to the system restoration charges and allocation of the charges among various classes of customers as described below,

•	any other duties specified for a servicer under the financing order or applicable law, and

•

reconciling, within 30 calendar days after bank statement cutoff dates or such later time as is consistent with the servicer’s usual and customary practices that does not materially impair the ability of the servicer to correct errors, all bank account debits and credits for bank accounts that are held in our name or the name of the servicer (as servicer under the servicing agreement) that relate to the collateral or the bonds.

Please read “CenterPoint Houston’s Financing Order” in this prospectus. The servicer is required to notify us, the trustee, the PUCT and the rating agencies in writing of any laws or PUCT regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer’s ability to perform its duties under the servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.

In the servicing agreement, the servicer will agree, among other things, that, in servicing the system restoration property:

•	except where the failure to comply with any of the following would not materially adversely affect our or the trustee’s respective interests in the system restoration property,

•

it will manage, service, administer and make collections in respect of the system restoration property with reasonable care and in material compliance with applicable law, including all applicable PUCT regulations and guidelines, using the same degree of care and diligence that the servicer exercises with respect to billing and collection activities that the servicer conducts for itself and others,

•

it will follow standards, policies and procedures in performing its duties as servicer that are customary in the electric transmission and distribution industry or that the PUCT has mandated and consistent with the terms of the financing order, tariffs and existing law,

•	it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain the trustee’s and our rights in respect of the system restoration property,

•

it will calculate the system restoration charges and the allocation of system restoration charges among customer classes in compliance with the Public Utility Regulatory Act, the financing order, any PUCT order related to system restoration charge allocation and any applicable tariffs,

•

it will provide all reports to such parties to the intercreditor agreement regarding the system restoration charges and allocation of the charges among various classes of customers as are necessary to effect collection, allocation and remittance of payments in respect of system restoration charges and other collected funds in accordance with the servicing agreement and the intercreditor agreement,

•

it will make all filings required under the applicable Uniform Commercial Code or the Public Utility Regulatory Act to maintain the perfected security interest of the trustee in the collateral and use all reasonable efforts to otherwise enforce and maintain the trustee’s rights in respect of the system restoration property and the collateral,

•

it will petition the PUCT for adjustments to the system restoration charges and allocation of the charges among customer classes that the servicer determines to be necessary in accordance with the financing order, and

•

it will keep on file, in accordance with customary procedures, all documents pertaining to the system restoration property and will maintain accurate and complete accounts, records and computer systems pertaining to the system restoration property.

The duties of the servicer set forth in the servicing agreement are qualified by any PUCT regulations or orders in effect at the time those duties are to be performed.

Servicer Obligation to Undertake Legal Action. The servicer is required, subject to applicable law, to institute any action or proceeding necessary to compel performance by any retail electric provider and any party to the intercreditor agreement of any of their respective obligations or duties under the Public Utility Regulatory Act, the financing order or the intercreditor agreement, as the case may be, with respect to the system restoration property. The costs of any such actions or proceedings would be reimbursed by us to the servicer from amounts on deposit in the collection account as an operating expense in accordance with the terms of the indenture. The servicer’s obligations pursuant to this covenant survive and continue notwithstanding that the payment of operating expenses pursuant to the indenture may be delayed.

Collections. Each retail electric provider serving customers at distribution voltage in CenterPoint Houston’s service territory will include the applicable system restoration charges in its bill to retail electric customers which receive electric service at distribution voltage. The servicer or its agent will bill each retail electric provider for the applicable system restoration charges attributable to the retail electric provider’s retail electric customers which receive electric service at distribution voltage at least monthly. Pursuant to the financing order, each retail electric provider must remit to the servicer the amount of applicable system restoration charges attributable to its retail electric customers (less an allowance for charge-offs of delinquent customer accounts) within 35 days of the servicer’s bill for such charges regardless of whether payments have been received by the retail electric providers from such retail electric customers. In addition, in the event a retail electric provider fails to pay the servicer in full within 35 days of the date the applicable system restoration charges are billed to such retail electric provider, the servicer will assess a late-payment penalty against the retail electric provider in the amount of five percent of the outstanding balance of such system restoration charges payable by the retail electric provider. All late-payment penalties will be remitted to the collection account to be applied against system restoration charge obligations. A grace period of 10 days from the 35th day after the payment due date will be allowed before the retail electric provider is considered to be in default. If there is a shortfall in a retail electric provider’s payment of an amount billed, the amount paid shall first be allocated ratably among the system restoration charges relating to the bonds and other fees and charges (including system restoration charges and transition charges relating to other system restoration or transition bonds, delivery charges and nuclear decommissioning charges) other than late fees, and second, any remaining portion of the payment shall be attributed to late fees owed to CenterPoint Houston or any successor.

Remittances to the Trustee. The servicer will collect and remit to the trustee, on a daily basis, system restoration charges plus any accrued interest thereon from the date such system restoration charges were actually received. The servicer will be required to pay system restoration charges to the trustee on or before the second business day after the servicer receives those system restoration charge collections.

Adjustment Process for System Restoration Charges

Annual True-Ups. Among other things, the servicing agreement will require the servicer to file adjustment requests annually and, if necessary, semi-annually (or quarterly in the fourteenth and fifteenth years) to ensure the expected recovery of amounts sufficient to provide timely payment of principal and interest on the bonds. For more information on the true-up process, please refer to “CenterPoint Houston’s Financing Order—Statutory True-Ups.” These adjustment requests will be based on actual collected system restoration charges and updated assumptions by the servicer as to projected future usage of electricity by retail electric customers which receive service at distribution voltage, expected write-offs and future payments and expenses relating to the system restoration property and the bonds. The servicer agrees to calculate these adjustments to result in:

•	the bond balance equaling the projected bond balance and the aggregate reimbursement amount due and owing for the preceding calendar year to any retail electric provider,

•	the replenishment of any amounts drawn from the related capital subaccount,

•	amortization of the remaining outstanding principal amount in accordance with the expected amortization schedule and payment of interest when due,

•

the servicer’s reconciliation of past overpayments and underpayments by any retail electric provider of system restoration charges arising out of the retail electric provider’s right to hold back certain payments of system restoration charges in expectation of future write-offs from customers who do not pay their electric bills,

•

the servicer’s recovery of any interest paid to a retail electric provider arising out of a dispute between the servicer and such retail electric provider in which the servicer’s claim to the funds in dispute was not clearly unfounded, and

•	the payment of the fees and expenses of the servicer, the trustee, our independent manager and the administrator and other fees, expenses, charges and costs authorized in the financing order.

In addition to filing requests for adjustments to the system restoration charges, the servicer may be required in some years to file a request to adjust the allocation of the system restoration charges among the system restoration charge classes, according to the methodology set forth in the tariff established by the PUCT.

In the servicing agreement, the servicer will agree to file adjustment requests on each calculation date for us as specified in the servicing agreement. Any adjustment to the allocation of system restoration charges must be filed with the PUCT at least 90 days before the date the proposed adjustment will become effective. The PUCT must enter a final order by the proposed adjustment date stated in the filing. The adjustments to the system restoration charges are expected to occur on each adjustment date. Adjustments to the system restoration charges will cease with respect to the bonds on the final adjustment date.

Interim True-Ups. In addition to the annual adjustment process, the servicer will be required under the servicing agreement to seek an interim true-up adjustment with respect to the bonds once every six months, or quarterly in the fourteenth and fifteenth years:

•

if the servicer expects, at the next payment date, more than a 5% variation in absolute value between (a) the actual principal balance of the bonds, taking into account amounts on deposit in the excess funds subaccount, and (b) the outstanding principal balance anticipated on the expected amortization schedule,

•	as needed to meet any rating agency requirement that the bonds be paid in full at the scheduled final payment date, or

•

to correct any undercollection or overcollection of system restoration charges, regardless of cause, in order to assure timely payment of the bonds based on rating agency and bondholder considerations.

Reconciliation of Charge-Off Allowances. Under the financing order, retail electric providers will be entitled to withhold an allowance for charge-offs from their payments of the system restoration charges to the servicer. In connection with the annual adjustment process, the servicer and each retail electric provider will reconcile the retail electric provider’s hold-backs with the amount actually written off as uncollectible during that time. If the retail electric provider has held back less than the amount actually written off as uncollectible during that time, it will be entitled to a credit, in the amount of the hold-back shortfall, toward the retail electric provider’s future payments of the system restoration charges. If the retail electric provider has held back more than the amount actually written off as uncollectible during that time, the charge-off allowance will be adjusted so that the retail electric provider will pay the servicer the amount of such underpayment over the twelve months following the adjustment.

Collected System Restoration Charges. In the servicing agreement, the servicer will agree to remit all related collected system restoration charges from whatever source and all proceeds of our other collateral, if any, to the trustee for deposit pursuant to the indenture. Until the collected system restoration charges are remitted to the collection account, the servicer will not segregate them from its general funds. Remittances of related collected system restoration charges will include accrued interest thereon from the date such system restoration charges were actually received, and also include any penalties assessed against retail electric providers for delinquent remittances of the system restoration charges. Please read “Risk Factors—Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” in this prospectus.

Servicer Compensation

The servicer will be entitled to receive an aggregate annual servicing fee for the bonds in an amount equal to:

•	0.05% of the aggregate initial principal amount of the bonds, for so long as the servicer remains CenterPoint Houston or any of its permitted successors or assigns or an affiliate, or

•

an amount agreed upon by the successor servicer and the trustee, but, unless the PUCT consents, not more than 0.60% of the aggregate initial principal amount of the bonds if CenterPoint Houston, any permitted successor or assign or an affiliate is not the servicer.

The servicing fee will be paid semi-annually with respect to the bonds, with half of the annual servicing fee being paid on each semi-annual payment date. The servicing fee for the bonds, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid solely to the extent funds are available therefor as described under “The Bonds—How Funds in the Collection Account Will Be Allocated” in this prospectus. The servicing fee for the bonds will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the bonds. As long as CenterPoint Houston is the servicer, the PUCT may adjust CenterPoint Houston’s transmission and distribution rates to take into account the extent, if any, by which its servicing fees exceed its actual incremental costs in servicing the bonds.

CenterPoint Houston’s Representations and Warranties as Servicer

In the servicing agreement, the servicer will represent and warrant as of the date CenterPoint Houston sells or otherwise transfers the system restoration property to us to the effect, among other things, that:

•

the servicer is duly organized, validly existing and in good standing under the laws of the state of its organization (which is Texas, when CenterPoint Houston is the servicer), with the limited liability company or corporate, as the case may be, power and authority to conduct its business as presently conducted and to execute, deliver and carry out the terms of the servicing agreement and the intercreditor agreement, and has the power, authority and legal right to service the system restoration property and to hold the system restoration property records as custodian,

•

the servicer is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which it is required to do so (except where such failure would not be reasonably likely to have a material adverse effect on its business, operations or properties or adversely affect the servicing of the system restoration property),

•

the servicer has the limited liability company power and authority to execute and deliver the servicing agreement and the intercreditor agreement, and the servicer’s execution, delivery and performance of the servicing agreement and the intercreditor agreement have been duly authorized by the servicer by all necessary limited liability company or corporate, as the case may be, action,

•

the servicing agreement and the intercreditor agreement both constitute legal, valid and binding obligations of the servicer, enforceable against the servicer in accordance with their terms, subject to customary exceptions relating to bankruptcy and equitable principles,

•

the consummation of the transactions contemplated by the servicing agreement and the intercreditor agreement (to the extent applicable to the servicer’s duties thereunder) and the fulfillment of the terms of each will not conflict with or result in any breach of the terms and provisions of nor constitute a default under the servicer’s limited liability company agreement or articles of incorporation or by-laws, as the case may be, or any material agreement to which the servicer is a party or by which it is bound or result in the creation or imposition of any lien upon the servicer’s properties (other than any lien that may be granted under the basic documents or any lien created pursuant to Section 39.309 of the Public Utility Regulatory Act) or violate any law or any existing order, rule or regulation applicable to the servicer,

•

except for the issuance advice letter and filings with the PUCT for adjusting the amount and allocation of the system restoration charges and filings under the Uniform Commercial Code and under the Public Utility Regulatory Act, no governmental approvals, authorizations, consents, orders or other actions or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement, except those that have previously been obtained,

•

except as disclosed in this prospectus or the prospectus supplement, there are no proceedings pending and, to the servicer’s knowledge, there are no proceedings threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties:

•	asserting the invalidity of the servicing agreement or any other basic document,

•

seeking any determination or ruling that might materially and adversely affect the system restoration property or the performance by the servicer of its obligations under, or the validity or enforceability against the servicer of, the servicing agreement,

•	relating to the servicer and that might materially and adversely affect the federal or state income, gross receipts or franchise tax attributes of the system restoration property or the bonds, or

•	seeking to prevent the issuance of the bonds or the consummation of any of the transactions contemplated by the servicing agreement or any other basic document, and

•

each report and certificate delivered in connection with any filing made with the PUCT by the servicer on our behalf with respect to system restoration charges or adjustments will be true and correct in all material respects except that the servicer represents and warrants with respect to any assumption, forecast or prediction in such report or certificate that it is reasonably based on historical performance.

The servicer is not responsible for any ruling, action or delay of the PUCT, except those caused by the servicer’s failure to file required applications in a timely and correct manner or other breach of its duties under the servicing agreement. The servicer also is not liable for the calculation of the system restoration charges and adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has acted in good faith and has not acted in a negligent manner.

The Servicer Will Indemnify Us, Other Entities and the PUCT in Limited Circumstances

Under the servicing agreement, the servicer will agree to indemnify, defend and hold harmless us, the trustee, for itself and on behalf of the bondholders, and related parties specified in the servicing agreement, including our managers, against any costs, expenses, losses, damages and liabilities of any kind whatsoever that may be imposed upon, incurred by or asserted against any of those persons as a result of:

•

the servicer’s willful misconduct, bad faith or negligence in the performance of, or reckless disregard of, its duties or observance of its covenants under the servicing agreement or the intercreditor agreement,

•	the servicer’s breach of any of its representations or warranties under the servicing agreement or the intercreditor agreement, and

•	litigation and related expenses relating to its status and obligations as servicer (other than any proceedings the servicer is required to institute under the servicing agreement),

except to the extent that any such costs, expenses, losses, damages or liabilities resulted from the bad faith, willful misconduct or negligence of any such person or resulted from a breach of a representation or warranty made by any such person in any of the basic documents that gives rise to the servicer’s indemnification obligation.

In addition, the servicer will agree to indemnify, defend and hold harmless the PUCT (for the benefit of retail electric customers) us, the trustee, for itself and on behalf of the bondholders, and related parties specified in the servicing agreement, including our managers, in connection with any increase in servicing fees as described under “—Servicer Compensation” if that increase is the result of a servicer default arising out of the servicer’s willful misconduct, bad faith or negligence in performance of its duties or observance of its covenants under the servicing agreement. Any such indemnity payments made to the PUCT for the benefit of the retail electric consumers will be remitted to the trustee promptly for deposit in the collection account.

In the servicing agreement, the servicer will release us, our managers and the trustee from any and all claims whatsoever relating to the system restoration property or the servicer’s servicing activities with respect thereto except to the extent of bad faith, willful misconduct or negligence.

The PUCT, acting through its authorized legal representative, may enforce the servicer’s obligations imposed pursuant to the financing order for the benefit of ratepayers to the extent permitted by law.

The Servicer Will Provide Statements to Us, the PUCT, the Rating Agencies and the Trustee

For each calculation date for the bonds, which will be either 15 or 90 days before each annual true-up filing is made by the servicer with the PUCT, the servicer will provide to us, the PUCT, the trustee and the rating agencies a statement indicating, with respect to the system restoration property, among other things:

•	the bond balance and the projected bond balance as of the immediately preceding payment date,

•	the amount on deposit in the capital subaccount and the amount required to be on deposit in the capital subaccount as of the immediately preceding payment date,

•	the amount on deposit in the excess funds subaccount as of the immediately preceding payment date,

•	the projected bond balance on the calculation date and the servicer’s projection of the bond balance on the payment date immediately preceding the next succeeding adjustment date,

•

the required capital subaccount balance and the servicer’s projection of the amount on deposit in the capital subaccount for the payment date immediately preceding the next succeeding adjustment date, and

•	the servicer’s projection of the amount on deposit in the excess funds subaccount for the payment date immediately preceding the next succeeding adjustment date.

The servicer will prepare and furnish to us, the PUCT and the trustee a statement setting forth the aggregate amount remitted or to be remitted by the servicer to the trustee on or before each such remittance. In addition, on or before each payment date, the servicer will prepare and furnish to us and the trustee a statement setting forth the transfers and payments to be made on that payment date and the amounts thereof. Further, on or before each payment date for the bonds, the servicer will prepare and furnish to us, the PUCT and the trustee a statement setting forth the amounts to be paid to the holders of the bonds. The trustee will forward to the bondholders on each payment date such report prepared by the servicer.

The Servicer Will Provide Compliance Reports Concerning the Servicing Agreement

The servicing agreement will provide that the servicer will furnish annually to us, the PUCT, the trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2010 or, if earlier, on the date on which CenterPoint Houston’s annual report on Form 10–K is required to be filed, a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB of the SEC, during the preceding 12 months ended December 31 (or preceding period since the closing date of the issuance of the bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein.

The servicing agreement will provide that a firm of independent certified public accountants will furnish to us, the PUCT, the trustee and the rating agencies, on or before March 31st of each year, beginning March 31, 2010, or, if earlier, on the date on which CenterPoint Houston’s annual report on Form 10-K is required to be filed, a statement as to compliance by the servicer during the preceding calendar year, or the relevant portion thereof, with procedures relating to the servicing of system restoration property. This report, which is referred to in this prospectus as the “annual accountant’s report,” will state that the firm has performed a review of the servicer’s compliance with the servicing obligations of the servicing agreement, identify the results of this review and include any exceptions to the procedures relating to the servicing of the system restoration property noted. The annual accountant’s report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and of the Rules of the Public Company Accounting Oversight Board. The servicing agreement also will provide for delivery to us, the PUCT and the trustee, on or before March 31 of each year, a certificate signed by an officer of the servicer. This certificate will state that to the best of such officer’s knowledge, the servicer has fulfilled its obligations under the servicing agreement for the preceding calendar year, or the relevant portion thereof, or, if there has been a default in the fulfillment of any relevant obligation, stating that there has been a default and describing each default. The servicer has agreed to give us, each rating agency and the trustee written notice of any servicer default under the servicing agreement.

Matters Regarding CenterPoint Houston as the Servicer

Under the servicing agreement, any person:

•

into which the servicer may be merged, converted or consolidated and which succeeds to all or substantially all of the electric distribution business of the servicer (or, if the distribution business is split, which provides distribution services directly to a majority of the customers in CenterPoint Houston’s service territory),

•

which results from the division of the servicer into two or more persons and which succeeds to all or substantially all of the electric distribution business of the servicer (or, if the distribution business is split, which provides distribution services directly to a majority of the customers in CenterPoint Houston’s service territory),

•

which may result from any merger, conversion or consolidation to which the servicer shall be a party and which succeeds to all or substantially all of the electric distribution business of the servicer (or, if the distribution business is split, which provides distribution services directly to a majority of the customers in CenterPoint Houston’s service territory),

•

which may purchase or otherwise succeed to the properties and assets of the servicer substantially as a whole and which purchases or succeeds to all or substantially all of the electric distribution business of the servicer (or, if the distribution business is split, which provides distribution services directly to a majority of the customers in CenterPoint Houston’s service territory), or

•

which may otherwise purchase or succeed to the major part of the electric distribution business of the servicer (or, if the distribution business is split, which provides distribution services directly to a majority of the customers in CenterPoint Houston’s service territory), will be the successor of the servicer under the servicing agreement.

The servicing agreement will further require that:

•

immediately after giving effect to any transaction referred to above, the representations and warranties made by the servicer in the servicing agreement will be true and correct and no servicer default, and no event which, after notice or lapse of time, or both, would become a servicer default, will have occurred and be continuing,

•	the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement,

•	officers’ certificates and opinions of counsel will have been delivered to us, the PUCT and the trustee, and

•	prior written notice will have been received by the PUCT and rating agencies.

So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement. The servicing agreement will permit the servicer, with written notice to the trustee and the PUCT, to appoint any person to perform any or all of its obligations including a collection agent acting pursuant to any intercreditor agreement, provided the appointment must satisfy the rating agency condition. In all cases where an agent is appointed, the servicer will remain obligated and liable under the servicing agreement.

The servicing agreement will provide that, subject to the foregoing provisions, CenterPoint Houston may not resign from the obligations and duties imposed on it as servicer unless CenterPoint Houston delivers an opinion of independent legal counsel that the performance of its duties under the servicing agreement shall no longer be permissible under applicable law. Written notice of any such determination will be communicated to us, the trustee, the PUCT and each rating agency at the earliest practicable time and shall be evidenced by an opinion of counsel. A resignation by CenterPoint Houston as servicer will not become effective until a successor servicer has assumed the servicing obligations and duties of CenterPoint Houston under the servicing agreement.

Except as expressly provided in the servicing agreement, the servicer will not be liable to us, our managers, the trustee, you or any other person for any action taken or for refraining from taking any action pursuant to the servicing agreement or for errors in judgment. However, the servicer will be liable to the extent this liability is imposed by reason of the servicer’s willful misconduct, bad faith or negligence in the performance of its duties. The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel reasonably acceptable to the trustee or on any document submitted by any person respecting any matters under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement.

Events Constituting a Default by the Servicer

Servicer defaults under the servicing agreement will include, among other things:

•

any failure by the servicer to remit to the trustee, on our behalf, any required remittance by the date that such remittance must be made and that continues unremedied for a period of five business days,

•

any failure by the servicer to duly perform its obligations to make system restoration charge adjustment filings in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five days,

•

any failure by the servicer duly to observe or perform, in any material respect, any other covenant or agreement in the servicing agreement or any other basic document to which it is a party, which failure materially and adversely affects the system restoration property or the timely collection of the system restoration charges or the rights of the trustee or the bondholders and which continues unremedied for 60 days after written notice of this failure has been given to the servicer by us, the PUCT or the trustee or after discovery of this failure by an officer of the servicer, as the case may be,

•

any representation or warranty made by the servicer in the servicing agreement proves to have been incorrect when made, which has a material adverse effect on any of the system restoration property or our ownership therein, the bondholders or their investment in the bonds, the security interest of the trustee, the PUCT or us and which continues unremedied for 60 days after written notice of this failure has been given to the servicer by us or the trustee or after discovery of this failure by an officer of the servicer, as the case may be, or

•

an event of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the servicer or an action by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations as specified in the servicing agreement.

The Trustee’s Rights if the Servicer Defaults

As long as a servicer default under the servicing agreement remains unremedied, the trustee may, and upon the instruction of the holders of a majority of the outstanding principal amount of the bonds, must, except as described below under “—Intercreditor Agreement,” by written notice to the servicer, terminate all the rights and obligations of the servicer under the servicing agreement. However, the servicer’s indemnification obligation and obligation to continue performing its functions as servicer may not be terminated until a successor servicer is appointed. Under the servicing agreement, the servicer’s indemnity obligations will survive its replacement as servicer. In the event of the removal or resignation of the servicer, the trustee in compliance with the intercreditor agreement may, and upon the written instruction of the holders of a majority of the outstanding principal amount of the bonds, must, appoint a successor servicer which will succeed to all the rights and duties of the servicer under the servicing agreement. In no event will the trustee be liable for its appointment of a successor servicer made with due care. The trustee may make arrangements for compensation to be paid to any successor servicer consistent with the terms of the financing order but shall in no event be responsible in its individual capacity for payment of the servicing fee.

In addition, when a servicer defaults, the bondholders (subject to the provisions of the indenture) and the trustee as beneficiary of any statutory lien permitted by the Public Utility Regulatory Act will be entitled to (i) apply to a Travis County, Texas district court for sequestration and payment of revenues arising from the system restoration property, (ii) foreclose on or otherwise enforce the lien on and security interests in, any system restoration property and (iii) apply to the PUCT for an order that amounts arising from the system restoration charges be transferred to a separate account for the benefit of the bondholders. Upon a servicer default based upon the commencement of a case by or against the servicer under the bankruptcy or insolvency laws, the trustee may be prevented from effecting a transfer of servicing. Please read the “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of the Seller or Servicer” and “How a Bankruptcy May Affect Your Investment” in this prospectus. The trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the rating agencies rating the bonds.

Waiver of Past Defaults

The trustee, with the written consent of the holders of bonds evidencing not less than a majority in principal amount of the then outstanding bonds, on behalf of all bondholders, may waive in writing in whole or in part any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required remittances to the collection account under the servicing agreement. The servicing agreement will provide that no waiver will impair the bondholders’ rights relating to subsequent defaults.

The Obligations of a Successor Servicer

Pursuant to the provisions of the servicing agreement, if for any reason a third party assumes or succeeds to the role of the servicer under the servicing agreement, the existing servicer must cooperate with us, the trustee and the successor servicer in terminating the existing servicer’s rights and responsibilities under the servicing agreement. This procedure includes the transfer to the successor servicer of all documentation pertaining to the system restoration property and all cash amounts then held by the servicer for remittance or subsequently acquired by the servicer. The servicing agreement will provide that the servicer will be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities to the successor servicer in the event the successor servicer is appointed as a result of a servicer default provided that to the extent not reimbursed by the servicer, such costs and expenses will be paid from the indenture trust estate. In all other cases, those costs and expenses will be paid by the party incurring them. A successor servicer may not resign unless it is prohibited from serving by law. The predecessor servicer is obligated, on an ongoing basis, to cooperate with the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.

Amendment

The servicing agreement may be amended by the parties thereto, if the rating agency condition has been satisfied, with the consent of the trustee and, with respect to amendments that would increase ongoing qualified costs as defined in the financing order, the consent or deemed consent of the PUCT. The servicing agreement will provide that to the extent that the PUCT adopts rules or regulations permitted by the financing order or the securitization provisions of the Public Utility Regulatory Act the effect of which is to modify or supplement any provision of the servicing agreement related to retail electric provider standards, the servicing agreement will be deemed to have been so modified or supplemented on the effective date of such rule or regulation without the necessity of any further action by any party to the servicing agreement. The servicer will notify us, the rating agencies and the trustee of any such PUCT rules or regulations and the corresponding modification of or supplement to the servicing agreement promptly upon obtaining knowledge thereof.

Intercreditor Agreement

In connection with the issuance of the bonds, we will enter into an intercreditor agreement with CenterPoint Houston (on behalf of itself and in its capacities as (i) servicer of the bonds and as servicer of the transition bonds issued by Transition Bond Company I, Transition Bond Company II and Transition Bond Company III and (ii) the collection agent with respect to nuclear decomissioning charges), the trustee of the bonds, Transition Bond Company I and the trustee under the indenture relating to the transition bonds issued by Transition Bond Company I, Transition Bond Company II and the trustee under the indenture relating to the transition bonds issued by Transition Bond Company II, Transition Bond Company III and the trustee under the indenture relating to the transition bonds issued by Transition Bond Company III, pursuant to which:

•

the servicer that allocates and remits funds received from retail electric providers for the bonds and for the transition bonds issued by Transition Bond Company I, Transition Bond Company II and Transition Bond Company III and places such funds into deposit accounts (such allocation, remittance and deposits hereafter referred to as the “allocation services”) must be the same entity under the servicing agreement and the servicing agreements relating to the transition bonds issued by Transition Bond Company I, Transition Bond Company II and Transition Bond Company III, and

•

the trustee of the bonds, acting upon the vote of bondholders representing a majority of the outstanding principal amount of the bonds, and the trustees of the transition bonds issued by Transition Bond Company I, Transition Bond Company II and Transition Bond Company III must agree upon a replacement servicer that performs the allocation services.

In the event of a default by the servicer under any servicing agreement relating to the bonds or the transition bonds issued by Transition Bond Company I, Transition Bond Company II and Transition Bond Company III, if the trustees are unable to agree on a replacement servicer, no trustee would be able to replace CenterPoint Houston or any successor as servicer. Instead, under the intercreditor agreement, any trustee could upon such a default require all collections by the servicers to be deposited directly into a designated account with a financial institution selected by the trustees, subject to satisfaction of the rating agency condition. The financial institution holding the designated account would then be responsible for allocating the collections in the account between system restoration or transition charges, as the case may be, relating to the bonds and the transition bonds issued by Transition Bond Company I, Transition Bond Company II and Transition Bond Company III.

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT

Challenge to True Sale Treatment. CenterPoint Houston will represent and warrant that the transfer of the system restoration property in accordance with the sale agreement constitutes a true and valid sale and assignment of the system restoration property by CenterPoint Houston to us. It will be a condition of closing for the sale of system restoration property pursuant to the sale agreement that CenterPoint Houston will take the appropriate actions under the Public Utility Regulatory Act, including filing a notice of transfer of an interest in the system restoration property, to perfect this sale. The Public Utility Regulatory Act provides that a transfer of system restoration property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor’s right, title and interest, as in a “true sale” under applicable creditors’ rights principles, and not as a pledge or other financing, of the relevant system restoration property. We and CenterPoint Houston will treat such a transaction as a sale under applicable law. However, we expect that bonds will be reflected as debt on CenterPoint Energy’s consolidated financial statements. In addition, we anticipate that the bonds will be treated as debt of CenterPoint Energy for federal income tax purposes. Please read “The System Restoration Amendments—Recovery of Qualified Costs for CenterPoint Houston and Other Texas Utilities” and “Material U.S. Federal Tax Consequences for the Bondholders.” In the event of a bankruptcy of a party to a sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the system restoration property to us pursuant to that sale agreement was a financing transaction and not a true sale under applicable creditors’ rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of CenterPoint Houston and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the bonds.

In that regard, we note that the bankruptcy court in In re: LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate . . . sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.

LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted “true sales.” The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.

We and CenterPoint Houston have attempted to mitigate the impact of a possible recharacterization of a sale of system restoration property as a financing transaction under applicable creditors’ rights and principles. The sale agreement will provide that if the transfer of the system restoration property is thereafter recharacterized by a court as a financing transaction and not a true sale, the transfer by CenterPoint Houston will be deemed to have granted to us on behalf of ourselves and the trustee a first priority security interest in all CenterPoint Houston’s right, title and interest in and to the system restoration property and all proceeds thereof. In addition, the sale agreement will require the filing of a notice of security interest in the system restoration property and the proceeds thereof in accordance with the Public Utility Regulatory Act. As a result of this filing, we would be a secured creditor of CenterPoint Houston and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a CenterPoint Houston bankruptcy. Further, if, for any reason, a system restoration property notice is not filed under the Public Utility Regulatory Act or we fail to otherwise perfect our interest in the system restoration property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of CenterPoint Houston.

The Public Utility Regulatory Act provides that the creation, granting, perfection and enforcement of liens and security interests in system restoration property are governed by the Public Utility Regulatory Act and not by the Texas Business & Commerce Code. Under the Public Utility Regulatory Act, a valid and enforceable lien and security interest in system restoration property may be created only by a financing order issued under the Public Utility Regulatory Act and the execution and delivery of a security agreement with a holder of bonds or a trustee or agent for the holder. The lien and security interest attaches automatically from the time value is received for the bonds. Upon perfection through the filing of notice with the Secretary of State of Texas pursuant to rules established by the Secretary of State of Texas, the security interest shall be a continuously perfected lien and security interest in the system restoration property, with priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. If this notice is filed within ten days after value is received for the bonds, the security interest will be perfected retroactive to the date value was received, otherwise, the security interest will be perfected as of the date of filing.

None of this, however, mitigates the risk of payment delays and other adverse effects caused by a CenterPoint Houston bankruptcy. Further, if, for any reason, a system restoration property notice is not filed under the Public Utility Regulatory Act or we fail to otherwise perfect our interest in the system restoration property sold pursuant to the sale agreement, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of CenterPoint Houston.

Consolidation of the Issuing Entity and CenterPoint Houston. If CenterPoint Houston were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of CenterPoint Houston and us. We and CenterPoint Houston have taken steps to attempt to minimize this risk. Please read “CenterPoint Energy Restoration Bond Company, LLC, The Issuing Entity” in this prospectus. However, no assurance can be given that if CenterPoint Houston were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of CenterPoint Houston. Substantive consolidation would result in payment of the claims of the beneficial owners of the bonds to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

Status of System Restoration Property as Current Property. CenterPoint Houston will represent in the sale agreement, and the Public Utility Regulatory Act provides, that the system restoration property sold pursuant to the sale agreement constitutes a current property right on the date that it is first transferred or pledged in connection with the issuance of the bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of CenterPoint Houston, a court would not rule that the system restoration property comes into existence only as retail electric customers use electricity.

If a court were to accept the argument that the system restoration property comes into existence only as retail electric customers use electricity, no assurance can be given that a security interest in favor of the bondholders of the bonds would attach to the system restoration charges in respect of electricity consumed after the commencement of the bankruptcy case or that the system restoration property has been sold to us. If it were determined that the system restoration property had not been sold to us, and the security interest in favor of the bondholders did not attach to the applicable system restoration charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would have an unsecured claim against CenterPoint Houston. If so, there would be delays and/or reductions in payments on the bonds. Whether or not a court determined that system restoration property had been sold to us pursuant to a sale agreement, no assurances can be given that a court would not rule that any system restoration charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to us or the trustee.

In addition, in the event of a bankruptcy of CenterPoint Houston, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of CenterPoint Houston’s costs associated with the distribution of the electricity, consumption of which gave rise to the system restoration charge receipts used to make payments on the bonds.

Regardless of whether CenterPoint Houston is the debtor in a bankruptcy case, if a court were to accept the argument that system restoration property sold pursuant to the sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of CenterPoint Houston arising before that system restoration property came into existence could have priority over our interest in that system restoration property. Adjustments to the system restoration charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

Estimation of Claims; Challenges to Indemnity Claims. If CenterPoint Houston were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the trustee against CenterPoint Houston as seller under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the trustee have against CenterPoint Houston. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against CenterPoint Houston based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving CenterPoint Houston.

Enforcement of Rights by the Trustee. Upon an event of default under the indenture, the Public Utility Regulatory Act permits the trustee to enforce the security interest in the system restoration property sold pursuant to the sale agreement in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the PUCT or a Travis County, Texas district court to order the sequestration and payment to holders of bonds of all revenues arising from the applicable system restoration charges. There can be no assurance, however, that the PUCT or a district court judge would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the PUCT or a district court judge and an order requiring an accounting and segregation of the revenues arising from the system restoration property sold pursuant to the sale agreement. There can be no assurance that a court would grant either order.

Bankruptcy of the Servicer. The servicer is entitled to commingle the system restoration charges that it receives with its own funds until each date on which the servicer is required to remit funds to the trustee as specified in the servicing agreement. The Public Utility Regulatory Act provides that the relative priority of a lien created under the Public Utility Regulatory Act is not defeated or adversely affected by the commingling of system restoration charges arising with respect to the system restoration property with funds of the electric utility. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the system restoration charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer’s bankruptcy estate, rather than our property. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled system restoration charges held as of that date and could not recover the commingled system restoration charges held as of the date of the bankruptcy.

However the court rules on the ownership of the commingled system restoration charges, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled system restoration charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled system restoration charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.

The servicing agreement will provide that the trustee, as our assignee, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement will also provide that the trustee, together with the other persons specified therein, may petition the PUCT or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that CenterPoint Houston as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

Bankruptcy of a Retail Electric Provider. A retail electric provider is not required to segregate the system restoration charges it collects from its general funds. The Public Utility Regulatory Act provides that our rights to the system restoration property are not affected by the commingling of these funds with other funds. In a bankruptcy of a retail electric provider, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Public Utility Regulatory Act and does not recognize our right to receive the collected system restoration charges that are commingled with other funds of a retail electric provider prior to or as of the date of bankruptcy, including transition charges associated with transition bonds. If so, the collected system restoration charges held by a retail electric provider as of the date of bankruptcy would not be available to us to pay amounts owing on the bonds. In this case, we would have only a general unsecured claim against that retail electric provider for those amounts.

In addition, the bankruptcy of a retail electric provider may cause a delay in or prohibition of enforcement of various rights against the retail electric provider, including rights to require payments by the retail electric provider, rights to retain preferential payments made by the retail electric provider prior to bankruptcy, rights to require the retail electric provider to comply with financial provisions of the financing order or the Public Utility Regulatory Act or other state laws, rights to terminate contracts with the retail electric provider and rights that are conditioned on the bankruptcy, insolvency or financial condition of the retail electric provider.

Other risks relating to bankruptcy may be found in “Risk Factors—The Risks Associated With Potential Bankruptcy Proceedings or Defaults of Retail Electric Providers.”

MATERIAL U.S. FEDERAL TAX CONSEQUENCES FOR THE BONDHOLDERS

General

The following is a summary of the material federal income and estate tax consequences to bondholders of the purchase, ownership and disposition of bonds and is based on the opinion of Baker Botts L.L.P., special federal tax counsel to us and to CenterPoint Houston, referred to in this prospectus as special tax counsel. Special tax counsel is of the opinion that the description of material federal income and estate tax consequences in this summary is accurate in all material respects. The opinion of special tax counsel is based on some assumptions and is limited by some qualifications stated in this discussion or in the opinion. This discussion is based on current provisions of the Internal Revenue Code, currently applicable Treasury Regulations and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes could alter or modify the statements and conclusions in this discussion. Any legislative, judicial or administrative changes or new interpretations may be retroactive and could affect tax consequences to bondholders.

This discussion only applies to bondholders who acquire bonds at original issue for a price equal to the issue price of those bonds and hold the bonds as capital assets. The issue price of the bonds is the first price at which a substantial amount of the bonds is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This discussion does not address all of the tax consequences relevant to a particular bondholder in light of that holder’s circumstances, and some bondholders may be subject to special tax rules and limitations not discussed below (e.g., life insurance companies, tax-exempt organizations, financial institutions, dealers in securities, S corporations, taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code, broker-dealers and persons who hold the bonds as part of a hedge, straddle, “synthetic security” or other integrated investment, risk reduction or constructive sale transaction). Except as described below, this discussion also does not address the tax consequences to nonresident aliens, foreign corporations, foreign partnerships or foreign trusts that are subject to U.S. federal income tax on a net basis on income with respect to the bonds because that income is effectively connected with the conduct of a U.S. trade or business. In addition, except as described below, this discussion does not address any tax consequences under state, local or foreign tax laws. Consequently, you are urged to consult your tax adviser to determine the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of the bonds.

Tax Status of the Bonds and the Issuing Entity

Based upon guidance from the IRS and certain representations from us, including a representation by us that we will not make, or allow there to be made, any election to the contrary, special tax counsel has rendered its opinion that for United States federal income tax purposes we will not be considered an entity separate from CenterPoint Energy and the bonds will be treated as debt of CenterPoint Energy. By acquiring a bond, a bondholder agrees to treat the bond as debt of CenterPoint Energy for United States federal, state and local income and franchise tax purposes.

CenterPoint Energy expects to receive prior to the issuance of the bonds, a ruling from the Comptroller of Public Accounts of the State of Texas to the effect that (i) our receipt of the system restoration property, (ii) our receipt of the system restoration charges, and (iii) our earnings on eligible investments of the system restoration charges and the amounts held in the excess funds subaccount and the collection account will not be subject to Texas franchise tax.

Taxation of Bondholders

Based on the assumptions and subject to the qualifications stated herein, it is the opinion of special tax counsel that the material federal income tax consequences to bondholders are as follows:

Definition of U.S. Holder and Non-U.S. Holder

For purposes of the discussion below, a United States person is:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes,

•

a corporation, including an entity treated as a corporation, created or organized in or under the laws of the United States, or any state, including the District of Columbia, or any political subdivision thereof,

•	an estate, the net income of which is subject to United States federal income taxation regardless of its source, or

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or if the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

A U.S. holder means a bondholder that is a United States person. Except in the case of a partnership, a non-U.S. holder means a bondholder other than a U.S. holder. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of bonds, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Holders of bonds that are a partnership or partners in such partnership are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of purchasing, owning and disposing of the bonds.

Tax Consequences to U.S. Holders

Payments of Interest. Interest on the bonds will be taxable as ordinary interest income when received or accrued by U.S. holders under their method of accounting. Generally, interest on the bonds will constitute “investment income” for purposes of Internal Revenue Code limitations on the deductibility of investment interest expense.

Original Issue Discount. This discussion assumes that the bonds will not be considered to be issued with original issue discount (“OID”). OID is generally defined as any excess of the stated redemption price at maturity over the issue price which is greater than a de minimis amount (0.25% of a bond’s stated redemption price at maturity multiplied by the weighted average number of years to maturity), all within the meaning of the Internal Revenue Code and the Treasury Regulations promulgated thereunder (the “OID Regulations”). If the bonds are issued with OID, U.S. holders generally will be subject to the special tax accounting rules for OID obligations provided under the OID Regulations. U.S. holders of bonds issued with OID should be aware that they generally must include OID in income for United States federal income tax purposes as it accrues economically, in advance of the receipt of cash attributable to that income. If any bonds are issued with OID, prospective holders will be so informed in the prospectus supplement.

Sale or Other Taxable Disposition of the Bonds. If there is a sale, exchange, redemption, retirement or other taxable disposition of a bond, a U.S. holder generally will recognize gain or loss equal to the difference between (a) the amount of cash and the fair market value of any other property received (other than amounts attributable to, and taxable as, accrued stated interest) and (b) the holder’s adjusted tax basis in the bond. The adjusted tax basis in the bond generally will equal its cost, reduced by any payments reflecting principal previously received with respect to the bond. Gain or loss generally will be capital gain or loss.

Backup Withholding. Payments made on and proceeds from the sale of a bond may be subject to backup withholding unless a U.S. holder complies with certain identification requirements. Any amounts withheld from a payment to a U.S. holder will be allowed as a credit against such U.S. holder’s federal income tax liability, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Withholding. Under present United States federal income tax law, and subject to the discussion below concerning backup withholding, payments of principal and interest on a bond by us or any paying agent to any non-U.S. holder, and gain realized on the sale or exchange of a bond by a non-U.S. holder, will be exempt from United States federal income or withholding tax, provided that:

•

such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of voting stock of CenterPoint Energy, is not a controlled foreign corporation related, directly or indirectly, to CenterPoint Energy, through stock ownership and is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business,

•	the statement requirement described below has been fulfilled with respect to the beneficial owner,

•

such non-U.S. holder is not an individual who is present in the United States for 183 days or more in the taxable year of disposition, or such individual does not have a “tax home” (as defined in the Internal Revenue Code) or an office or other fixed place of business in the United States and such holder is not subject to the rules under the Internal Revenue Code applicable to expatriates, and

•

such payments and gain are not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States (and, if a U.S. income tax treaty applies, are not attributable to a U.S. “permanent establishment” maintained by such non-U.S. holder).

The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a bond certifies on an appropriate form (generally IRS Form W-8BEN), under penalties of perjury, that it is not a United States person and provides its name and address, and (a) the beneficial owner files that form with the withholding agent or (b) a securities clearing organization, bank or other financial institution holding customers’ securities in the ordinary course of its trade or business holds the bond on behalf of the beneficial owner, files with the withholding agent a statement that it has received that form from the beneficial owner and furnishes the withholding agent with a copy thereof. Prospective investors should consult their tax advisers regarding possible additional reporting requirements.

If a non-U.S. holder of a bond is engaged in a trade or business in the United States, and if interest on the bond is effectively connected with the conduct of such trade or business (and, if a U.S. income tax treaty applies, is attributable to a U.S. “permanent establishment” maintained by such non-U.S. holder), the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on interest and on any gain realized on the sale or exchange of the bond in the same manner as if it were a U.S. holder. In lieu of the certificate described in the preceding paragraph, such a non-U.S. holder will be required to provide to the withholding agent an appropriate form (generally IRS Form W-8ECI), executed under penalties of perjury, in order to claim an exemption from withholding tax. In addition, if such a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Estate Tax. A bond held by an individual who is not a citizen or resident of the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual’s death, provided that at the time of death:

•	the individual did not own, actually or constructively, 10% or more of the total combined voting power of all classes of CenterPoint Energy’s voting stock, and

•	payments with respect to a bond would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding and Information Reporting. Payments on a bond may be subject to information reporting. Backup withholding will not apply to payments made on or proceeds from the sale of a bond if the statement requirement described above is met, provided in each case that the payor does not have actual knowledge or reason to know that the payee is a United States person. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against such non-U.S. holder’s United States federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is furnished to the IRS. Non-U.S. holders of a bond should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available.

ERISA CONSIDERATIONS

ERISA and Section 4975 of the Internal Revenue Code, as amended (“Code”), impose restrictions on:

•	employee benefit plans, as defined in Section 3(3) of ERISA, that are subject to Title I of ERISA;

•	plans, as defined in Section 4975(e)(1) of the Code, that are subject to Section 4975 of the Code, including, but not limited to, individual retirement accounts and certain types of Keogh plans;

•

any entities whose underlying assets include plan assets by reason of that plan’s investment in those entities, each of the entities described in the first three bullet points being referred to as a “plan;” and

•

persons who, based on their specific relationship to a plan, are “parties in interest” under Section 3(14) of ERISA or “disqualified persons” under Section 4975(e)(2) of the Code (collectively referred to as “parties in interest”). Parties in interest with respect to a plan include, but are not limited to, fiduciaries, persons providing services to the plan, employers any of whose employees are covered by the plan, and employee organizations any of whose members are covered by the plan.

Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the plans investing in the general account, such as through the purchase of an annuity contract. ERISA also imposes specific duties on persons who are fiduciaries of plans subject to ERISA, and ERISA and Section 4975 of the Code prohibit specified transactions between a plan and parties in interest with respect to the plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code.

Plan Asset Issues for an Investment in the Bonds

Pursuant to Department of Labor Regulation Section 2510.3-101, as modified by the Pension Protection Act of 2006 (the “plan asset regulation”), in general, when a plan acquires an equity interest in an entity such as a trust, corporation, partnership or other specified entity, and such interest does not represent a “publicly offered security” or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an “operating company” or that equity participation in the entity by “benefit plan investors” is not “significant.” In general, an “equity interest” is defined under the plan asset regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it appears that the bonds should not be treated as an equity interest for purposes of the plan asset regulation. Accordingly, our assets should not be treated as the assets of plans investing in the bonds.

If the bonds were deemed to be equity interests in us and none of the exceptions contained in Section 2510.3-101 of the regulations were applicable, then our assets would be considered to be assets of any plans that purchase the bonds. The extent to which the bonds are owned by benefit plan investors will not be monitored. If our assets were deemed to constitute “plan assets” pursuant to Section 2510.3-101 of the regulations, as modified by Section 3(42) of ERISA, transactions we might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA and/or Section 4975 of the Internal Revenue Code.

Prohibited Transaction Exemptions

It should be noted, however, that without regard to the treatment of the bonds as equity interests under the plan asset regulation, CenterPoint Houston, the underwriters and/or their affiliates, as providers of services to plans or otherwise, may be deemed to be parties in interest with respect to many plans. The purchase and holding of the bonds by or on behalf of one or more of these plans could result in a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. However, the purchase and holding of the bonds may be subject to one or more exemptions from the prohibited transaction rules of ERISA and Section 4975 of the Code.

Examples of Prohibited Transaction Exemptions. Potentially applicable prohibited transaction exemptions include the following:

•

Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager” (“QPAM”), with such exemption referred to as the “QPAM exemption;”

•	PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager”; and

•

the statutory exemption (the “Statutory Exemption”) under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain prohibited transactions between a plan and a party in interest to such plan solely by reason of providing services to the plan (other than a party in interest that is a fiduciary with respect to the assets of the plan involved in the transaction, or an affiliate of such fiduciary), provided that there is adequate consideration for the transaction.

It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Prior to making an investment in the bonds, each fiduciary causing the bonds to be purchased by, on behalf of, or using plan assets of a plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code, including without limitation, an insurance company general account, shall be deemed to have represented and warranted that a class exemption from the prohibited transaction rules or the Statutory Exemption applies, so that the use of plan assets of the plan to purchase and hold the bonds does not and will not constitute or otherwise result in a nonexempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code.

General Investment Considerations for Prospective Plan Investors in the Bonds

Prior to making an investment in the bonds, prospective plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of this investment with respect to their specific circumstances. Moreover, each plan fiduciary should take into account, among other considerations:

•	whether the fiduciary has the authority to make the investment,

•	whether the investment constitutes a direct or indirect transaction with a party in interest,

•	the composition of the plan’s portfolio with respect to diversification by type of asset,

•	the plan’s funding objectives,

•	the tax effects of the investment, and

•

whether, under the general fiduciary standards of investment prudence and diversification, an investment in the bonds is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

Governmental plans and some church plans are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code. However, these plans may be subject to substantially similar rules under state or other federal law and may also be subject to the prohibited transaction rules of Section 503 of the Code.

The sale of the bonds to a plan shall not be deemed a representation by CenterPoint Houston, the underwriters, or us that this investment meets all relevant legal requirements with respect to plans generally or any particular plan.

PLAN OF DISTRIBUTION FOR THE BONDS

Distribution

We may sell the bonds to or through the underwriters named in the prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters. The bonds may also be sold to or through any other underwriting arrangement as may be specified in the prospectus supplement. We may also offer or place the bonds either directly or through agents. We intend that bonds will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the bonds may be made through a combination of these methods.

The distribution of the bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

The bonds may be offered through one or more different methods, including offerings through underwriters. It is not anticipated that bonds will be listed on any securities exchange. The underwriters may, from time to time, buy and sell bonds, but there can be no assurance that a secondary market for the bonds will develop or, if one does develop, that it will continue.

Compensation to Underwriters

In connection with the sale of the bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the bonds may be deemed to be underwriters. Any discounts or commissions received by the underwriters from us and any profit on the resale of the bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. These underwriters or agents will be identified, and any compensation received from us will be described, in the prospectus supplement.

Other Distribution Matters

Under agreements which may be entered into by CenterPoint Houston, us and the trustee, underwriters and agents who participate in the distribution of the bonds may be entitled to indemnification by CenterPoint Houston and us against liabilities specified therein, including under the Securities Act of 1933.

RATINGS FOR THE BONDS

It is a condition to issuance of the bonds that the bonds be rated in the highest rating category by each of Standard and Poor’s Ratings Services, a Standard and Poor’s Financial Services LLC business, Moody’s Investors Service Inc. and Fitch, Inc.

Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. No person is obligated to maintain the rating on the bonds and, accordingly, we can give no assurance that the ratings assigned to the bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of the bonds is revised or withdrawn, the liquidity of the bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the bonds other than the payment in full of the bonds by the final maturity date, as well as the timely payment of interest.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we and CenterPoint Houston have filed with the SEC relating to the bonds. This prospectus and each prospectus supplement describe the material terms of some of the documents we have filed as exhibits to the registration statement. However, this prospectus and each prospectus supplement do not contain all of the information contained in the registration statement and the exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete. Each statement concerning those provisions is qualified in its entirety by reference to the respective exhibit. Information filed with the SEC can be inspected at the SEC’s Internet site located at http://www.sec.gov. You may also read and copy the registration statement, the exhibits and any other documents we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 on official business days between the hours of 10:00 a.m. and 3:00 p.m. You may obtain further information regarding the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain a copy of our filings or any information that has been incorporated by reference with the SEC at no cost, by writing to or telephoning us at the following address:

CenterPoint Energy Restoration Bond Company, LLC

1111 Louisiana, Suite 4664B

Houston, Texas 77002

(713) 207-7420

We or CenterPoint Houston as sponsor will also file with the SEC all of the periodic reports we or the sponsor are required to file under the Securities Exchange Act of 1934 and the rules, regulations or orders of the SEC thereunder.

The SEC allows us to “incorporate by reference” into this prospectus information we or the sponsor file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in the prospectus supplement or information that we or the sponsor file subsequently that is incorporated by reference into this prospectus. We are incorporating by reference into this prospectus any future filings, which we or CenterPoint Houston, but solely in its capacity as our sponsor, make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the bonds is completed, excluding any information that is furnished to, and not filed with, the SEC. These reports will be filed under our own name as issuing entity. Any statement contained in this prospectus, in any prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or the prospectus supplement.

LEGAL MATTERS

Certain legal matters relating to us and the issuance of bonds will be passed upon for CenterPoint Houston and for us by Baker Botts L.L.P., Houston, Texas. Certain legal matters relating to the federal tax consequences of the issuance of the bonds will be passed upon for us by Baker Botts L.L.P. Underwriters will be advised about certain legal matters relating to the issuance of bonds by Dewey & LeBoeuf LLP.

GLOSSARY OF DEFINED TERMS

The following definitions are used in this prospectus and in any accompanying prospectus supplement:

2008 Senior Secured Transition Bonds means the 2008 Senior Secured Transition Bonds issued by CenterPoint Energy Transition Bond Company III, LLC in February 2008.

Adjustment request with regard to the system restoration charges means a request filed by the servicer with the PUCT requesting modifications to the system restoration charges.

Bankruptcy Code means Title 11 of the United States Code (11 U.S.C. section 101 et. seq.), as amended.

Basic documents means, the administration agreement, the sale agreement, the servicing agreement, the indenture and any supplements thereto or the bill of sale given by the seller and the notes evidencing the bonds.

Business day means any day other than a Saturday, a Sunday or a day on which banking institutions in Houston, Texas or New York, New York are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

Capital subaccount means that subaccount of the collection account into which the seller will contribute capital in an amount equal to 0.5% of the principal amount of the bonds issued by us.

CenterPoint Houston means CenterPoint Energy Houston Electric, LLC.

Clearstream means Clearstream Banking, Luxembourg, S.A.

Collection account means the segregated trust account relating to the bonds designated the collection account and held by the trustee under the indenture.

DTC means The Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

ERCOT means the Electric Reliability Council of Texas, Inc.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Euroclear means the Euroclear System.

Excess funds subaccount means that subaccount of the collection account into which funds collected by the servicer in excess of amounts necessary to make the payments specified on a given payment date.

Excess payments means advances paid to the servicer by the retail electric provider in excess of amounts paid by retail electric customers to the retail electric provider on an annual basis.

Financing order means, unless the context indicates otherwise, the financing order issued by the PUCT on August 26, 2009 to CenterPoint Houston relating to the bonds.

Fitch means Fitch, Inc.

General subaccount means that subaccount that will hold funds held in the collection account that are not held in the other subaccounts of the collection account.

Indenture means the indenture to be entered into between the issuing entity and the trustee, providing for the issuance of bonds, as the same may be amended and supplemented from time to time by one or more indentures supplemental thereto.

Internal Revenue Code means the Internal Revenue Code of 1986, as amended.

IRS means the Internal Revenue Service of the United States.

Issuing Entity means CenterPoint Energy Restoration Bond Company, LLC.

Integrated utility means Reliant Energy, Incorporated, the legal predecessor to CenterPoint Houston, as it existed prior to its corporate restructuring on August 31, 2002 in response to the Restructuring Amendments.

kVA means kilovolt amperes.

kW means kilowatt.

kWh means kilowatt-hour.

Moody’s means Moody’s Investors Service, Inc.

MWh means megawatt-hour.

New on-site generation means electric generation capacity greater than 10 megawatts capable of being lawfully delivered to a site without use of utility transmission and distribution facilities and which was not, on or before August 26, 2009, either (a) a fully operational facility or (b) a project supported by substantially complete filings for all necessary site-specific environmental permits under the rules of the Texas Commission of Environmental Quality.

Nonbypassable refers to the right of the servicer to collect the system restoration charges from all existing and future retail electric customers located within CenterPoint Houston’s service territory, subject to certain limitations specified in the financing order, even if those customers elect to purchase electricity from another supplier or choose to operate new on-site generation or if the utility goes out of business and its service area is acquired by another utility or is municipalized.

Payment date means the date or dates on which interest and principal are to be payable on the bonds.

PUCT means the Public Utility Commission of Texas.

Qualified costs means the costs of an electric utility recoverable through the issuance of bonds, the costs of issuing, supporting and servicing the bonds, and any costs of retiring and refunding existing debt and equity securities in connection with the issuance of bonds.

Rating agencies means Moody’s, S&P and Fitch.

Rating agency condition means, with respect to any action, the notification in writing to each rating agency of such action and the confirmation by S&P to the servicer, the trustee and the issuing entity that such action will not result in a reduction or withdrawal of the then rating by such rating agency of any outstanding bonds.

Record date means the date or dates with respect to each payment date on which it is determined the person in whose name each bond is registered will be paid on the respective payment date.

Regulation AB means the rules of the SEC promulgated under Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time.

Restructuring Amendments means the Texas legislation adopted in June 1999 that substantially amended the regulatory structure governing electric utilities in order to allow retail competition beginning on January 1, 2002.

Retail electric customers means the consumers of electricity and related services within CenterPoint Houston’s service territory.

Retail electric providers means entities certified under state law that provide electricity and related services to retail electric customers within CenterPoint Houston’s service territory.

S&P means Standard and Poor’s Ratings Services, a Standard and Poor’s Financial Services LLC business.

Sale agreement means the sale agreement to be entered into between the issuing entity and CenterPoint Houston, pursuant to which CenterPoint Houston sells and the issuing entity buys the system restoration property.

SEC means the U.S. Securities and Exchange Commission.

Securitizable Balance means (1) the system restoration cost amount related to distribution operations approved by the PUCT by order issued August 26, 2009, plus (2) carrying charges through the date costs are securitized, minus (3) all insurance proceeds, government grants, or other sources of funding that compensate CenterPoint Houston for the distribution-related system restoration costs approved by the PUCT.

Senior Secured Transition Bonds, Series A means the Senior Secured Transition Bonds, Series A issued by CenterPoint Energy Transition Bond Company II, LLC in December 2005.

Series 2001-1 Transition Bonds means the Series 2001-1 Transition Bonds issued by CenterPoint Energy Transition Bond Company, LLC in October 2001.

Service territory means, with regard to CenterPoint Houston, the certificated service area as it existed on August 26, 2009, within which CenterPoint Houston may recover qualified costs through nonbypassable system restoration charges assessed on retail electric customers served at distribution voltage within that area.

Servicer means CenterPoint Houston, acting as the servicer, and any successor or assignee servicer, which will service the system restoration property under the servicing agreement with the issuing entity.

Servicing agreement means the servicing agreement to be entered into between the issuing entity and CenterPoint Houston, as the same may be amended and supplemented from time to time, pursuant to which CenterPoint Houston undertakes to service the system restoration property.

System restoration charges means, with regard to CenterPoint Houston, the amounts authorized to be imposed on all retail electric customer bills for service at distribution voltage within CenterPoint Houston’s service territory and collected, through a nonbypassable mechanism, by the servicer, to recover qualified costs pursuant to the financing order.

System restoration costs means the recoverable distribution-related costs of system restoration after outages due to Hurricane Ike as determined by the PUCT in the final order issued on August 14, 2009.

System restoration property means, with regard to CenterPoint Houston, all of CenterPoint Houston’s right, title, and interest in and to the financing order that are transferred to the issuing entity pursuant to the sale agreement. System restoration property includes the right to impose, collect and receive the system restoration charges in amounts sufficient to pay principal and interest on the bonds and make deposits to the various subaccounts within the collection account. System restoration property is referred to as “transition property” in the Public Utility Regulatory Act.

Transition Bond Company I means CenterPoint Energy Transition Bond Company, LLC, the issuer of the Series 2001-1 Transition Bonds.

Transition Bond Company II means CenterPoint Energy Transition Bond Company II, LLC, the issuer of the Senior Secured Transition Bonds, Series A.

Transition Bond Company III means CenterPoint Energy Transition Bond Company III, LLC, the issuer of the 2008 Senior Secured Transition Bonds.

Transition charges means, with regard to CenterPoint Houston, the amounts authorized to be imposed on all retail electric customer bills within CenterPoint Houston’s service territory and collected, through a nonbypassable mechanism, by the servicer, pursuant to the financing orders relating to the issuances of the Series 2001-1 Transition Bonds, the Senior Secured Transition Bonds, Series A and the 2008 Senior Secured Transition Bonds.

Treasury Regulations means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.

True-up provision means a mechanism required by the Public Utility Regulatory Act and the financing order whereby the servicer will apply to the PUCT for adjustments to the applicable system restoration charges based on actual collected system restoration charges and updated assumptions by the servicer as to future collections of system restoration charges. The PUCT will approve properly filed adjustments. Adjustments will immediately be reflected in the customers’ next billing cycle. Any corrections for mathematical errors will be reflected in the next true-up. Adjustments are made to provide adequate revenue to service the bonds and correct any overcollections or undercollections.

Trust Indenture Act means the Trust Indenture Act of 1939, as amended.

CenterPoint Energy Restoration Bond Company, LLC

Until 90 days after the date of the prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in the offering described in this prospectus supplement, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.*

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions:

Registration Fee		$55.80
Financial advisory fees		*	*
Trustee’s fees and expenses		*	*
Legal fees and expenses		*	*
Independent accountant’s fees and expenses		*	*
Printing and engraving expenses		*	*
Rating agency fees		*	*
Miscellaneous expenses		*	*
Total	$	*	*

*	All amounts, other than the Registration Fee, are estimates of expenses to be incurred in connection with the issuance and distribution of a series of securities in an aggregate principal amount assumed for these purposes to be equal to $1,000,000 of securities registered by this Registration Statement.
**	To be provided by amendment.

Item 15.	Indemnification of Directors and Officers.

CenterPoint Energy Restoration Bond Company, LLC

Section 108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in the limited liability company agreement of a limited liability company, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Under our limited liability company agreement, we will indemnify our managers to the fullest extent permitted by law against any liability incurred with respect to their services as managers under our limited liability company agreement, except for:

•	liabilities arising from their own willful misconduct or gross negligence,

•	liabilities arising from the failure by any manager to perform obligations expressly undertaken in our limited liability company agreement, or

•	taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by our managers in connection with the transactions described in this prospectus.

CenterPoint Energy Houston Electric, LLC

Article 2.20 of the Texas Limited Liability Company Act and Article VIII of CenterPoint Houston’s Limited Liability Company Regulations provide CenterPoint Houston with broad powers and authority to indemnify its member, managers and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Limited Liability Company Regulation provisions, CenterPoint Houston has purchased insurance against certain costs of indemnification that may be incurred by it and by its member, manager and officers.

Additionally, Section 7.12 of CenterPoint Houston’s Limited Liability Company Regulations provides that a manager of CenterPoint Houston is not liable to CenterPoint Houston or its member for monetary damages for breach of fiduciary duty as a manager, except that Section 7.12 does not eliminate or limit the liability of a manager for any acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or for a distribution in violation of Texas law as a result of the willful or grossly negligent act or omission of the manager.

Section 7.12 also provides that any subsequent amendments to Texas statutes that further limit the liability of managers will inure to the benefit of the managers. Any repeal or modification of Section 7.12 shall not adversely affect any right of protection of a manager of CenterPoint Houston existing at the time of the repeal or modification.

Item 16.	Exhibits.

See Index to Exhibits at page II-7.

Item 17.	Undertakings.

•	As to Rule 415:

Each undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in clauses (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and provided further, however, that the undertakings set forth in clauses (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the Registrants are relying on Rule 430B:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuing entity and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, each Registrant undertakes that in a primary offering of securities of such Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrants or used or referred to by the Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrants or the securities provided by or on behalf of the Registrants; and

(iv) Any other communication that is an offer in the offering made by the Registrants to the purchaser.

•	As to documents subsequently filed that are incorporated by reference:

The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants’ annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•	As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

•	As to qualification of trust indentures:

The Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

•	As to incorporating by reference subsequent Exchange Act documents by third parties:

The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of an annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•	As to providing certain information through an Internet Web site:

The Registrants hereby undertake that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in this Registration Statement. In addition, the Registrants hereby undertake to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 30th day of October, 2009.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
(Registrant)

By:	/s/ DAVID M. MCCLANAHAN
David M. McClanahan
Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on the 30th day of October, 2009 in the capacities indicated.

Signature	Title

/S/ DAVID M. MCCLANAHAN David M. McClanahan	Manager and Chairman (Principal Executive Officer and Sole Manager)

/S/ GARY L. WHITLOCK Gary L. Whitlock	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ WALTER L. FITZGERALD Walter L. Fitzgerald	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 30th day of October, 2009.

CENTERPOINT ENERGY RESTORATION BOND COMPANY, LLC
(Registrant)

By:	/s/ MARC KILBRIDE
Marc Kilbride
Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on the 30th day of October, 2009 in the capacities indicated.

Signature	Title

/S/ GARY L. WHITLOCK Gary L. Whitlock	President (Principal Executive Officer)

/S/ MARC KILBRIDE Marc Kilbride	Vice President and Treasurer (Principal Financial Officer and Sole Manager)

/S/ WALTER L. FITZGERALD Walter L. Fitzgerald	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Document Description

1.1*	Form of Underwriting Agreement

3.1**	Articles of Conversion of Reliant Energy, Incorporated (Exhibit 3(a) to Current Report on Form 8-K dated August 31, 2002 filed with the SEC on September 3, 2002 (SEC File No. 1-3187))

3.2**	Articles of Organization of CenterPoint Energy Houston Electric, LLC (Exhibit 3(b) to Current Report on Form 8-K dated August 31, 2002 filed with the SEC on September 3, 2002 (SEC File No. 1-3187))

3.3**	Limited Liability Company Regulations of CenterPoint Energy Houston Electric, LLC (Exhibit 3(c) to Current Report on Form 8-K dated August 31, 2002 filed with the SEC on September 3, 2002 (SEC File No. 1-3187))

3.4†	Certificate of Formation of CenterPoint Energy Restoration Bond Company, LLC

3.5	Limited Liability Company Agreement of CenterPoint Energy Restoration Bond Company, LLC

3.6*	Form of Amended and Restated Limited Liability Company Agreement of CenterPoint Energy Restoration Bond Company, LLC

4.1*	Form of Indenture

4.2*	Form of the Bonds (included in Exhibit 4.3)

4.3*	Form of Supplemental Indenture relating to the issuance of the bonds

5.1†	Opinion of Baker Botts L.L.P. relating to legality of the bonds

8.1	Opinion of Baker Botts L.L.P. with respect to federal tax matters

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1†	Power of Attorney (CenterPoint Energy Houston Electric, LLC, included on page II-5, and CenterPoint Energy Restoration Bond Company, LLC, included on page II-6)

25.1*	Statement of Eligibility under the Trust Indenture Act on Form T-1 of Trustee

99.1*	Form of System Restoration Property Sale Agreement

99.2*	Form of System Restoration Property Servicing Agreement

99.3*	Form of Administration Agreement

99.4*	Form of Intercreditor Agreement

99.5†	Financing Order dated August 26, 2009

99.6*	Opinion of Baker Botts L.L.P. with respect to the constitutionality of certain matters

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K.
**	Incorporated by reference herein as indicated.
†	Previously filed.